Exhibit 10.14

Execution Copy

LEASE

between

DIV 35 CPD, LLC, as Landlord

and

Codiak BioSciences, Inc., as Tenant

35 CambridgePark Drive

Cambridge, Massachusetts

Effective as of March 22, 2019

List of Exhibits

Exhibit 1.1-1	Premises
Exhibit 1.1-2	Legal Description
Exhibit 1.4	Location of Generator and Rooftop Installation Area
Exhibit 3.1	Work Letter
Exhibit 4.6.2	Form of Letter of Credit
Exhibit 6.1	Cleaning Specifications and Landlord Services
Exhibit 7.4	Rules and Regulations
Exhibit 7.6.1.1	Environmental Questionnaire
Exhibit 14.1	Form of SNDA
Exhibit 14.4	Form of Estoppel
Exhibit 17.1	First Offer Space
Exhibit 17.6	Prior Leases
Exhibit 19.24	Form of Notice of Lease

LEASE

This Lease is effective as of March 22, 2019 (the “Effective Date”) by and between DIV 35 CPD, LLC, a Massachusetts limited liability company, with its principal place of business at c/o The Davis Companies, 125 High Street, 21st Floor, Boston, Massachusetts 02110 (the “Landlord”), and Codiak BioSciences, Inc., a Delaware corporation, with an address of 500 Technology Square, 9th Floor, Cambridge, Massachusetts 02139 (the “Tenant”).

ARTICLE 1 GRANT

1.1 Premises. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby leases to Tenant and Tenant accepts from Landlord, a portion of the third (3rd) floor containing approximately 25,300 rentable square feet, a portion of the fifth (5th) floor containing approximately 40,409 rentable square feet, and portions of the first (1st) floor storage space containing approximately 2,549 rentable square feet in area of the building known as 35 CambridgePark Drive, Cambridge, Massachusetts (the “Building”), containing approximately 68,258 rentable square feet in area in the aggregate as shown on Exhibit 1.1-1 attached hereto and made a part hereof (the “Premises”). The Premises, Building, the “Common Areas” (defined below) and the land upon which the same are located, which is legally described in Exhibit 1.1-2 (the “Land”), together with all other buildings and improvements thereon and thereunder are collectively referred to as the “Property.” The Property currently has an address of 35 CambridgePark Drive, Cambridge, Massachusetts 02140. The parties agree that the rentable square footage of the Premises set forth above is conclusive and binding, subject to adjustment only in connection with the expansion of the Premises or as otherwise set forth herein. The Premises shall exclude Common Areas (as defined below) and the exterior faces of exterior walls.

1.2 Common Areas. Landlord hereby grants to Tenant during the term of this Lease, a license to use, in common with the others entitled to such use, the Common Areas as they from time to time exist, subject to the rights, powers and privileges herein reserved to Landlord. The term “Common Areas” as used herein will include all areas and facilities that are provided and designated by Landlord for general non-exclusive use and convenience of Tenant and other tenants at the Property. Common Areas include but are not limited to the fitness studio, network and event lounge, bike room and repair area, men’s and women’s showers and locker rooms, hallways, lobbies, stairways, elevators, pedestrian sidewalks, landscaped areas, loading areas, roadways, garage connector, parking areas and rights of way, common lavatories, boiler room, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets and communications “meet me” rooms, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common with other parts of the Building. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Property and the Common Areas, provided that, in connection therewith, Landlord shall perform such closures, alterations, additions or changes in a commercially reasonable manner and, in connection therewith, shall use commercially reasonable efforts to minimize any material interference with Tenant’s use of and access to the Premises.

1.3 Parking. Beginning on the earlier to occur of the date that Tenant first occupies the Premises for the conduct of its business or the Rent Commencement Date (the “Parking Commencement Date”), Landlord grants to Tenant, subject to the terms hereof, a license to use the number of parking spaces in the Building’s parking garage (the “Parking Garage”) in an amount not to exceed 1.45 parking spaces per 1,000 rentable square feet of the third (3rd) floor and fifth (5th) floor portions of the Premises, as evidenced by parking passes, which parking spaces shall be used by Tenant’s employees on an unreserved, first-come, first-serve basis. Accordingly, as of the Parking Commencement Date, and for the remainder of the Term, Tenant shall license ninety-five (95) parking passes (the “Parking Passes”). Landlord shall not withhold its consent to a proposed sublease of additional parking spaces to Tenant by any other tenant in the Building so long as no Event of Default is then continuing under this Lease, such sublease terminates automatically upon the termination of such other tenant’s lease, and the charges for such sublease are not less than the then-current rates for parking spaces under this Lease or more than that permitted to be charged by Landlord pursuant to Applicable Laws (as defined below).

Tenant shall have no right to assign or otherwise transfer the Parking Passes other than in connection with an assignment of this Lease or to a subtenant under an approved sublease or pursuant to a Permitted Transfer (as defined below). Commencing on the Parking Commencement Date, Tenant shall pay Landlord (or at Landlord’s election, directly to the parking operator) for all of the Parking Passes, whether or not used, at the market rate charged by Landlord, which shall be consistent with the rates charged in the Alewife area (including Cambridge Discovery Park and 200 CambridgePark Drive) (currently $145.00 per month per pass), as such rate may vary from time to time and as determined by Landlord in good faith. If, for any reason, Tenant shall fail timely to pay the charge for any of said Parking Passes, and if such default continues for ten (10) days after written notice thereof on more than one (1) occasion in any one 12-month period, Tenant shall have no further right to the Parking Passes and associated parking rights for which Tenant failed to pay the charge under this Section and Landlord may allocate such Parking Passes and associated parking rights for use by other tenants of the Building free and clear of Tenant’s rights under this Section. Tenant agrees not to use spaces in the parking facilities in excess of Tenant’s allocation of parking passes as determined in accordance with the ratio set forth above and agrees to cooperate with Landlord and other tenants in the use of parking facilities. Landlord may designate parking facilities at the Property for the handicapped, visitors to the Property and for exclusive use by other tenants. Landlord may install signage or implement a pass or sticker system to control parking use, and may employ valet parking at no cost to Tenant (including by use of off-site premises), to meet the requirements of this Section. To the extent applicable to Tenant’s use of the parking spaces, the provisions of this Lease shall apply, and Landlord may promulgate reasonable rules and regulations of general applicability from time to time with respect to such use. Except due to the negligence or willful misconduct of Landlord or any of Landlord’s employees, agents or contractors, but subject to Section 9.7, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked in the parking facilities or to any personal property therein, however caused, and Tenant agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. In connection with the repair and/or maintenance of the Parking Garage, Landlord shall have the right to temporarily relocate all or any portion of the available parking spaces therein to other parking lots or garages that are not more than one-quarter (1/4) mile from the Building, provided, however that Tenant shall not pay any additional charges costs for such relocated parking spaces.

1.4 Generator. Subject to the provisions of this Section 1.4, Tenant shall have the right to install, maintain, repair, replace and use, at no additional charge, an emergency generator, related connections, and an appropriately sized ancillary fuel storage tank or similar above-ground fuel storage compartment (collectively, the “Generator”), in a location reasonably designated by Landlord, taking into consideration the specifications of Tenant’s generator, on the roof of the Building in a portion of the area shown on Exhibit 1.4, attached, as reasonably designated by Landlord, that Landlord will be making available to Tenant (subject to the provisions of Article 18) and other tenants for rooftop equipment.

Tenant’s use of the Generator shall be upon all of the conditions of the Lease, except as modified below:

(i) Tenant shall be responsible, at its sole cost and expense, for installing the Generator. In no event shall Tenant be obligated to pay additional fixed annual rent for Tenant’s placement or use of the Generator. In addition to complying with Section 8.3, below, Tenant shall not install or operate the Generator until Tenant shall have obtained Landlord’s prior written approval of Tenant’s plans and specifications therefor, which approval by Landlord shall not be unreasonably withheld or delayed (and which approval may be given with the approval by Landlord of the plans for the Finish Work). If Tenant determines that it is necessary to replace the Generator during the Term, Tenant shall obtain Landlord’s prior written approval of Tenant’s plans and specifications therefor, which approval by Landlord shall not be unreasonably withheld or delayed. At the expiration or earlier termination of the Lease the Generator shall become the property of Landlord, unless and to the extent Landlord instructs Tenant in writing at least one hundred eighty (180) days prior to the expiration of the Lease that Landlord will require the same to be removed by Tenant upon the expiration or earlier termination of the Lease. If Landlord instructs Tenant to remove the Generator, Tenant shall remove the Generator and all related conduits and other equipment serving the Generator in accordance with the provisions of this Lease and shall repair any damage caused by such removal to Landlord’s reasonable satisfaction.

(ii) Landlord shall have no obligation to provide any services to the Generator, provided Tenant shall have the right to connect the Generator to existing base building utility systems and to connect to the utility systems serving the Premises through conduits between the roof and the Premises installed by Tenant, subject to Landlord’s right to reasonably approve such connections. Tenant shall, at its sole cost and expense and otherwise in accordance with the provisions of this Section 1.4, arrange for the metering and distribution of all utility services required for the operation of the Generator.

(iii) Tenant shall have no right to make any changes, alterations or other improvements to the Generator without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed.

(iv) Tenant shall be responsible for the cost of repairing any damage to the Building or Property caused by the installation, use and removal of the Generator.

(v) Except for assignees of Tenant or subtenants of all or a portion of the Premises, no other person, firm or entity shall have the right to connect to the Generator other than Tenant.

(vi) To the maximum extent permitted by law, Tenant’s use of the Generator shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant in the event that the Generator is damaged for any reason.

(vii) In addition to the indemnification obligations of Tenant set forth in this Lease including those contained in Section 9.4, below, Tenant shall, to the maximum extent permitted by law and except to the extent arising from the negligence or willful misconduct of Landlord or any Landlord Parties (as defined below), indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all claims, losses, demands, actions or causes of actions suffered by any person, firm, corporation or other entity arising from the installation, use or removal of the Generator, except to the extent caused by the negligence of Landlord or any of its employees, contractors, managers or agents.

Tenant shall, at its sole cost and expense, secure the approvals of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals for the Generator, and shall provide Landlord with copies of such approvals and permits prior to commencing any work with respect thereto. In addition, Tenant shall be solely responsible for all costs and expenses in connection with the installation, maintenance, use and removal of the Generator. The Generator will be maintained by Tenant in good working order and condition during the Term (as defined below). In connection therewith, Tenant shall provide Landlord with evidence on an annual basis of the existence of a maintenance contract for the Generator with a service provider reasonably acceptable to Landlord. Tenant shall have access to those portions of the Building and the Property on which the Generator is located for the purposes of inspecting, repairing, maintaining and replacing the same, subject in all events to Landlord’s reasonable rules and regulations regarding such access (it being understood and agreed, without limiting the generality of the foregoing, that access to the rooftop of the Building is controlled by Landlord).

ARTICLE 2 TERM

2.1 Lease Term.

2.1.1 Commencement Date; Term. Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord pursuant to this Lease for a term (the “Term”) to commence on the date (the “Commencement Date”) of execution and delivery of this Lease by both Landlord and Tenant. The Term shall end on the last day of the tenth (10th) Lease Year (the “Expiration Date”), unless sooner terminated as herein provided.

2.1.2 Lease Year Defined. The first “Lease Year” shall begin on the Rent Commencement Date and shall end on the last day of the twelfth (12th) full calendar month following the Rent Commencement Date. Each Lease Year thereafter shall consist of twelve (12) consecutive calendar months following the end of the immediately preceding Lease Year.

2.2 Holding Over. In the event that Tenant retains occupancy of the Premises, or any part thereof, after the end of the Term, Tenant’s occupancy of the Premises shall be as a tenant at will terminable at any time by Landlord. Tenant shall pay Landlord Base Rent for such time as Tenant remains in possession of the Premises at the rate equal to (x) for the first thirty (30) days of such holdover, one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term and, (y) thereafter, two hundred percent (200%) of the Base Rent payable during the last month of the Term, plus all Additional Rent and other sums due under this Lease. In addition, Tenant shall pay Landlord for all damages sustained by reason of Tenant’s retention of possession of the Premises after the end of the Term, provided that Landlord agrees that Tenant shall not have to pay consequential or special damages on account of holding over for less than 30 days. The provisions hereof do not limit or restrict Landlord’s rights or remedies under this Lease in the event of any holding over by Tenant.

ARTICLE 3 COMPLETION AND OCCUPANCY OF THE PREMISES

3.1 Condition of the Premises. Tenant acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Premises, the Building or the Property, or with respect to the suitability of the Premises, the Building or the Property for the conduct of Tenant’s business. Tenant acknowledges that Landlord shall have no obligation to alter, repair or otherwise prepare the Premises for Tenant’s occupancy or to pay for or construct any improvements to the Premises except as otherwise expressly set forth in this Lease or in the Work Letter attached hereto as Exhibit 3.1. Notwithstanding anything to the contrary contained herein, Landlord represents and warrants to Tenant that (a) upon the Commencement Date, the Building and the Premises will be in material compliance with all Applicable Laws (in each case, without regard for any of the Finish Work, Tenant’s particular use (as opposed to the Permitted Use, generally), or the obligations of any other tenants in the Building with respect to their tenant improvements); (b) Landlord has full power and authority to enter into this Lease and has obtained all consents and taken all actions necessary in connection therewith other than to the extent provided in Section 14.6, below; and (c) upon the Commencement Date, the Building systems provided by Landlord and serving the Premises including electrical, HVAC, plumbing and other utility systems shall be in good working order and condition. Subject to the foregoing and Landlord’s obligation to repair latent defects in the Base Building Work as expressly provided in Section 1.1 of Exhibit 3.1, Tenant’s execution of this Lease and taking of possession of the Premises shall conclusively establish that the Premises, the Building and the Property were at such time in good, sanitary and satisfactory condition and repair; provided, nothing in this sentence relieves Landlord of its obligations pursuant to Section 8.1, below.

ARTICLE 4 RENT AND SECURITY

4.1 Base Rent.

4.1.1 Schedule of Monthly Rent Payments. Beginning on the date (the “Rent Commencement Date”) that is the earlier of (i) the date that is eight months following the Commencement Date, and (ii) December 1, 2019, and continuing throughout the Term, Tenant shall pay to or upon the order of Landlord an annual rental (the “Base Rent”) as set forth below which shall be payable in consecutive monthly installments on or before the first day of each calendar month in advance in the monthly amount set forth below:

Lease Year	Annual Base Rent	Monthly Base Rent
1	$4,880,447.00	$406,703.92
2	$5,026,860.41	$418,905.03
3	$5,177,666.22	$431,472.19
4	$5,332,996.21	$444,416.35
5	$5,492,986.10	$457,748.84
6	$5,657,775.68	$471,481.31
7	$5,827,508.95	$485,625.75
8	$6,002,334.22	$500,194.52
9	$6,182,404.24	$515,200.35
10	$6,367,876.37	$530,656.36

4.1.2 Manner of Payment. All payments of rent shall be made without demand, deduction, counterclaim, set-off, discount or abatement (except as otherwise expressly set forth in this Lease) in lawful money of the United States of America. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Base Rent for such fractional month shall be prorated upon a daily basis based upon a thirty (30)-day month.

4.2 Additional Rent. Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called “Additional Rent”), including, without limitation, any sums due resulting from the provisions of Article 5 hereof. All such amounts and charges shall be payable to Landlord in accordance with Section 4.3 hereof. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Base Rent. The term “Rent” as used in this Lease shall mean the Base Rent and the Additional Rent.

4.3 Place of Payment. The Base Rent and all other sums payable to Landlord under this Lease shall be paid to Landlord at c/o The Davis Companies, 125 High Street, 21st Floor, Boston, MA 02110, or at such other place as Landlord shall designate in writing to Tenant from time to time.

4.4 Terms of Payment. Tenant shall pay to Landlord all Base Rent as provided in Section 4.1 above and Tenant shall pay all Additional Rent payable under Article 5 and Article 6 on the terms provided therein. Except as provided in the immediately preceding sentence and as may otherwise be expressly provided by the terms of this Lease, Tenant shall pay to Landlord, within thirty (30) days after delivery by Landlord to Tenant of bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord in accordance with the terms of this Lease for Tenant’s account; and (b) all other sums of money accruing from Tenant to Landlord in accordance with the terms of this Lease.

4.5 Late Charges. If Tenant shall fail to pay any Rent within five (5) days after the date same is due and payable or if any check received by Landlord from Tenant shall be dishonored, Tenant agrees that Landlord’s actual damages resulting therefrom are difficult to fix or ascertain. As a result, Tenant shall pay to Landlord (a) an administrative fee equal to five percent (5%) per month on the amount due (provided that such administrative fee shall be waived for the first and second late payment in any 12-month period if such payment is made within five (5) business days following notice from Landlord that such amount is past due), and (b) interest on the amount due from its due date until paid at the lesser of eighteen percent (18%) per annum or the maximum legal rate that Landlord may charge Tenant (provided, however, that such interest shall be waived for the first late payment in any 12-month period if such payment is made within five (5) business days following notice from Landlord that such amount is past due). Such charges shall be paid to Landlord together with such unpaid amounts as an administrative fee to compensate Landlord for administrative expenses and its cost of funds.

4.6 Security Deposit.

4.6.1 Letter of Credit Amount. Upon execution of this Lease, Tenant shall deliver to Landlord a security deposit (the “Security Deposit”) in the form of a “Letter of Credit” (as defined below) in the amount of $3,729,924.00 for the faithful performance of all terms, covenants and conditions of this Lease.

4.6.2. Letter of Credit Requirements. Each letter of credit provided to Landlord hereunder as the Security Deposit shall be in the form of an unconditional, irrevocable, standby letter of credit which shall be in full force and effect for the periods required hereby, and shall meet all of the following conditions (a “Letter of Credit”) :

(a) it shall be issued for the benefit of Landlord by an “Eligible Bank” (defined below) approved by Landlord;

(b) it shall be effective on the date of this Lease and have a term of not less than one (1) year following its date of issuance and contain automatic year-to-year renewal provisions subject to the Letter of Credit issuer’s obligation to notify Landlord in writing by certified or registered mail of non-renewal at least thirty (30) days prior to the expiration of the Letter of Credit;

(c) the expiration date of the Letter of Credit for the final Lease Year of the Term shall be at least sixty (60) days following the Expiration Date of the Lease;

(d) it shall provide for the amount thereof as set forth in Section 4.6.1 to be available to the Landlord in multiple drawings conditioned only upon presentation of a sight draft;

(e) it shall be assignable by Landlord to its successors, assigns and mortgagees and by any successive beneficiaries thereof at no cost to transferor or transferee (Tenant agreeing to pay such charges in connection with any transfer of the Letter of Credit), and shall expressly permit multiple assignments; and

(f) it shall be in such form as shall be acceptable to Landlord in its reasonable discretion, the parties acknowledging that the form attached as Exhibit 4.6.2 is acceptable.

An “Eligible Bank” shall mean a commercial or savings bank organized under the laws of the United States or any state thereof or the District of Columbia and having total assets in excess of $1,000,000,000.00 which shall be a financial institution having a rating of not less than BBB or its equivalent by Standard and Poors Corporation and subject to a Thompson Watch Rating of C or better. Tenant, at its expense, shall use commercially reasonable efforts to cause the issuing bank to provide Landlord’s mortgage lender with a written acknowledgment which evidences its consent to Landlord’s collateral assignment of the proceeds of the Letter of Credit and acknowledgment of the security interest of such mortgage lender therein within ten (10) business days following the request of Landlord or Landlord’s mortgagee therefor. Landlord agrees that Silicon Valley Bank shall be considered an Eligible Bank for the purposes hereof as of the Effective Date.

4.6.3 Substitute Letter of Credit. Tenant shall deliver to Landlord a substitute Letter of Credit that satisfies the requirements for a Letter of Credit stated in Section 4.6.2 for the applicable period not later than ten (10) business days following delivery of a non-renewal notice by the Letter of Credit issuer with respect to the Letter of Credit issued to Landlord or 45 days prior to the scheduled expiration of the Letter of Credit, whichever first occurs (such date, the “Re-Delivery Deadline”). If Tenant fails to deliver the substitute Letter of Credit within such 10-business day period, Landlord shall have the right to draw the Letter of Credit and receive the proceeds as a cash Security Deposit. Tenant agrees that notwithstanding any provision of this Lease to the contrary, its failure to furnish Landlord with the required Security Deposit in the form of a substitute Letter of Credit in compliance with the requirements for the initial Letter of Credit prior to the Re-Delivery Deadline shall not be subject to any rights of notice or cure under this Lease. If Landlord receives a notice of non-renewal from the Letter of Credit issuer, Landlord shall use commercially reasonable efforts to deliver a copy of such notice to Tenant.

4.6.4 Landlord’s Rights Upon Default. Upon the occurrence of any of the Events of Default described in Article 13 hereof, in addition to any other rights or remedies available to Landlord under this Lease, Landlord shall have the right to present the Letter of Credit for payment by the issuing bank and the proceeds thereof shall be due and payable to Landlord in accordance with the terms hereof and the Letter of Credit. Tenant agrees that Landlord may, without waiving any of Landlord’s other rights and remedies under this Lease upon the occurrence of any of the Events of Default, apply the Security Deposit to remedy any failure by Tenant to perform any of the terms, covenants or conditions to be performed by Tenant under this Lease and to compensate Landlord for any damages incurred as a result of any such Event of Default. If Landlord uses any portion of the Security Deposit to cure any Event of Default by Tenant hereunder, Tenant shall forthwith replenish the Security Deposit to the original amount within ten (10) business days following written notice from Landlord in the manner directed by Landlord in such notice (which may be in the form of a new or amended Letter of Credit, or in the form of a cash payment). If Tenant fails to restore the full amount of the Security Deposit within such 10-business-day period, then the amount of such deficiency shall be subject to the charges described in Section 4.5. During any period that Landlord is holding the Security Deposit in the form of cash, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on any such deposit.

4.6.5 Sale of Building. In the event of a sale or other transfer of the Building (or Landlord’s interest therein), Landlord shall have the obligation to transfer the balance of the Security Deposit to the new owner or to transferee and shall notify Tenant of such transfer and the transferee’s address. Upon any such transfer and written confirmation of the successor landlord that it has assumed all of Landlord’s obligations under this Lease from and after such transfer, Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look to the new landlord for the return of such Security Deposit. If there is no default then continuing of which Tenant has notice (where such notice is required) at the end of the Term, Landlord will, within sixty (60) days after the expiration or earlier termination of the Lease, return the Security Deposit, or so much as has not been applied by Landlord, to Tenant or the last permitted assignee of Tenant’s interest hereunder at the expiration of the Term.

4.6.6 Reduction of Security Deposit. Provided that the Reduction Conditions (as defined below) are satisfied, effective on the last day of the thirty-sixth (36th) month following the Rent Commencement Date (the date of such reduction being the “Reduction Date”). Tenant shall have the right to reduce the Security Deposit to the amount of $2,797,443.00. The reduction of the Security Deposit in accordance with the preceding sentence shall be accomplished by Tenant’s delivery to Landlord of a substitute Letter of Credit that satisfies the requirements for a Letter of Credit stated in Section 4.6.2, at which time Landlord shall surrender the prior letter of credit and execute such reasonable documentation as the issuer thereof may require to effect the termination of such prior letter of credit.

The following conditions (the “Reduction Conditions”) must be satisfied on the Reduction Date in order for Tenant reduce the amount of the Security Deposit as set forth above:

(i) no Event of Default has previously occurred during the Term; and

(ii) Tenant has closed its next contemplated round of equity financing that results in aggregate proceeds to Tenant of at least $62,500,000.00 in unrestricted US funds and closes, with all such funds either received by, or committed to, Tenant in exchange for shares of Tenant’s capital stock (or securities convertible into Tenant’s capital stock). The closing of such financing shall be evidenced by Tenant’s delivery of updated financial statements in the form previously provided to Landlord and certified by Tenant’s chief financial officer, together with an updated organizational chart of Tenant and such other information evidencing the closing as Landlord may reasonably request.

4.7 Independence of Covenants. Landlord’s and Tenant’s covenants herein are independent and, without limiting the generality of the foregoing, Tenant acknowledges that its covenant to pay Rent hereunder is independent of Landlord’s obligations hereunder, and that in the event that Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any Rent due hereunder, it being understood that Tenant’s sole remedy for recovering upon such claim shall be to bring an independent legal action against Landlord. As such, Tenant’s obligation so to pay Rent under the Lease shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in the Lease, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant waives all rights now or hereafter existing to terminate, quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

ARTICLE 5 ADDITIONAL RENT FOR REAL ESTATE TAXES AND OPERATING EXPENSES

5.1 Definitions. Tenant agrees to pay as Additional Rent an amount calculated as hereinafter set forth. For purposes of this Article 5, the following definitions shall apply:

“Tax Year”: The fiscal year of the City of Cambridge (July 1 – June 30) or other applicable governmental authority for real estate tax purposes or such other twelve (12)-month period as may be duly adopted in place thereof.

“Taxes”: All taxes, assessments and charges of every kind and nature levied, assessed or imposed at any time by any governmental authority upon or against the Property or any improvements, fixtures and equipment of Landlord used in the operation thereof whether such taxes and assessments are general or special, ordinary or extraordinary, foreseen or unforeseen in respect of each Tax Year falling wholly or partially within the Term. Taxes shall include, without limitation, all general real property taxes and general and special assessments (provided that, with respect to any special assessments or betterments that may be paid in installments, Taxes for such Tax Year shall include only the amount of the installment plus any interest due and payable during such Tax Year), charges, fees or assessments for all governmental services or purported benefits to the Property, service payments in lieu of taxes, all business privilege taxes, business improvement district taxes or assessments, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Property, or on the use or occupancy of the Property or any part thereof, or on the rent payable under any lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Property, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Massachusetts, or any political subdivision, public corporation, district or other political or public entity, including legal fees, experts’ and other witnesses’ fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Taxes. Taxes shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Taxes (including, without limitation, any municipal income tax) and any license fees, ad valorem tax, tax measured or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Property, whether or not now customary or in the contemplation of the parties on the date of this Lease. Taxes shall not include: (a) franchise, transfer, gift, excise, capital stock, estate, succession and inheritance taxes, and federal and state income taxes measured by the net income of Landlord from all sources, unless due to a change in the method of taxation such tax is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other Tax that would constitute a Tax; or (b) penalties or interest for late payment of Taxes except to the extent arising from Tenant’s failure to pay such amounts.

“Expense Year”: Each calendar year, all or any portion of which shall occur during the Term of this Lease.

“Operating Expenses”: All costs and expenses (and taxes, if any, thereon) paid or incurred on behalf of Landlord (whether directly or through independent contractors) in connection with the ownership, management, operation, maintenance and repair of the Property and Common Areas (including any sales or other taxes thereon) during the Term as a first-class laboratory building, including, without limitation:

(a) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons to the extent engaged in the operation, maintenance, security, cleaning and repair of the Building and the Common Areas at or below the level of building manager (including the amount of any taxes, social security taxes, unemployment insurance contributions, union benefits) and any on-site employees of Landlord’s property management agent;

(b) the maintenance, repair and replacement of building systems, including heating, ventilating, air conditioning, plumbing, electrical, mechanical, sewer, fire detection, sprinkler, life safety and security systems, telecommunications facilities, elevators and escalators, exterior windows and doors, tenant directories, emergency generator, and other equipment used in common by, or for the benefit of, occupants of the Building and Common Areas including such repairs and replacements as may be necessary to maintain the same in proper working order and in compliance with all Applicable Laws and industry performance standards;

(c) charges of contractors for services and facilities otherwise includable in Operating Expenses, including security, trash removal, cleaning, janitorial, window washing, snow and ice removal, exterior and interior landscaping, the maintenance and repair of the parking facilities, roadways and light poles;

(d) the cost of utility services for the Building and the Common Areas, including, without limitation, water, sanitary sewer, electricity, gas, fuel oil, steam, and chilled water, and domestic water to lavatories within tenant premises; but excluding utilities supplied to the Premises that is billed to Tenant pursuant to Section 5.4 and utilities used by other tenants of the Property within their leased space;

(e) the premiums for fire, extended coverage, loss of rents, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood, and other insurance relative to the Property and the operation and maintenance thereof (including the fitness center described below) and unreimbursed costs incurred by Landlord that are subject to commercially reasonable insurance deductibles;

(f) the operation and maintenance of any areas, facilities and amenities located in Common Areas and in the Building, including, without limitation, the cost of utilities, repairs and insurance associated with such amenities;

(g) the amortized cost of capital expenditures incurred with respect to the ownership, operation, maintenance and repair of the Property (excluding the foundation, roof slab, floor slab and structural columns of the Building) for maintenance, repairs, and replacements amortized over the useful life of the capital expenditures as determined in the reasonable judgment of Landlord’s accountant in accordance with generally accepted accounting principles together with interest at Landlord’s borrowing rate for such capital expenditures (or, if Landlord does not borrow money to pay for the same, at an imputed rate of nine percent (9%) per annum) on the unamortized balance of the cost of the capital item, including without limitation the installation of capital improvements that are made to the Property by Landlord: (i) in order to reduce (or avoid an increase in) operation or maintenance expenses with respect to the Property, (ii) in order to comply with laws, regulations or orders of any governmental or quasi-governmental authority, agency or department which were enacted or became effective after the date hereof, or (iii) pursuant to recommendations of Landlord’s insurers made after the Commencement Date for the purpose of improving the safety of the Property, to the extent such recommended changes are consistent with improvements found in office and laboratory buildings that are newly constructed or under construction or renovation at the time of such recommendations (collectively, “Permitted Capital Expenditures”);

(h) office costs of administration; legal and accounting fees and other expenses of maintaining and auditing Property accounting records and preparing Landlord’s Statements;

(i) costs incurred in connection with a federal, state or municipal governmentally mandated transportation demand management program or similar program; and

(j) fees for management services whether rendered by Landlord (or affiliate) or a third-party property manager in an amount not to exceed the rate of three percent (3%) of gross revenues from the Property, plus reimbursable expenses (excluding any rents associated with any management offices). For purposes of clarity, the calculation of the management fee shall not include the management fee itself, to the extent that the Landlord is self-managing the Building.

If the Building is not ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year.

In no event shall Landlord be entitled to payment of more than 100% of the Operating Expenses from tenants of the Building in any one Expense Year during the Term.

Operating Expenses shall not include: (1) utility expenses that are separately metered for any individual tenant in the Property; (2) any expense for which Landlord is entitled to be reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Property by such tenant or for which Landlord is entitled to be reimbursed by any third party or insurance company; (3) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants that is not offered to Tenant or that is directly reimbursible by such tenant or tenants; (4) all costs, fees and disbursements relating to activities for the solicitation, negotiation and execution of leases for space in the Property (including but not limited to advertising costs, leasing commissions, court and dispute resolution proceeding costs of disputes, and attorneys’ fees therefor); (5) the cost of tenant improvements, build out allowances, marketing costs, brokerage commissions, moving expenses, assumption of rent under exiting leases, costs of alterations to or payment of allowance for, or the decorating or the redecorating of, space in the Property leased to other tenants and other concessions incurred in connection with leasing space in the Building and costs incurred in connection with the selling or change of ownership of the Building, including brokerage commissions, consultants’, attorneys’ and accountants’ fees, closing costs, title insurance premiums, , transfer taxes and interest charges; (6) except as stated in subparagraph (h) of the definition of Operating Expenses, the costs associated with the operation of the business of the ownership or entity which constitutes “Landlord”, including costs of selling, syndicating, financing or mortgaging any of Landlord’s interest in the Property; (7) rentals payable under any ground or underlying lease, if any; (8) except as stated in subparagraph (g) of the definition of Operating Expenses, depreciation, interest and principal payments on mortgages and other debt costs, if any; (9) repairs or other work required due to fire or other casualty to the extent of insurance proceeds actually received by Landlord or that would have been received by Landlord to the extent Landlord carried that insurance required pursuant to this Lease; (10) capital improvements or expenditures to the extent not Permitted Capital Expenditures; (11) payments to affiliates of Landlord (excluding property management fees) that comply with subparagraph (j) of the definition of Operating Expenses) but only to the extent that they exceed market charges; (12) costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building; (13) wages, salaries and other compensation of executives or principals of Landlord above the level of building manager, and that portion of employee expenses (including compensation) for employees to the extent not allocable the Property, and any fee charged by Landlord for supervision of its own employees; (14) rent for any office space occupied by Building management personnel to the extent the size or rental rate for of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building; (15) the costs of any clerks, attendants or other persons in any commercial concessions operated by Landlord to the extent the same is offset by income from such concessions; (16) Landlord’s charitable or political contributions; (17) costs that are covered by warranties; (18) the cost of acquisition, cleaning and maintenance costs (or any separate insurance solely related thereto) of works of fine art (as distinguished from decorative items); (19) costs or expenses incurred by Landlord in the initial construction or development of the Building or the Property; (20) costs of renovating or otherwise improving, decorating, painting or redecorating space for tenants, existing or prospective, or other occupants of the Building and the Property; (21) costs of replacement (as opposed to ordinary repair and maintenance by Landlord) of the roof, foundation and exterior walls of the Building, except to the extent permitted in clauses (e) and (g) above; (22) Landlord’s general corporate overhead and administrative expenses except for copying, printing, mailing, etc., associated with the Property; (23) reserves; (24) fees or costs paid to affiliates of Landlord (other than the management fee addressed above) to the extent that such fees exceed the customary amount charged for the services provided; (25) operating expenses incurred by for any specialty services in the Building and the Property, and the cost of installing, operating and maintaining any specialty service, observatory, broadcasting facilities, luncheon club, museum, athletic or recreational club or child care facility, in each case, if such amenities are not available for Tenant’s use; (26) costs associated with the removal or remediation of Hazardous Substances from the Building or Property (other than ordinary removal costs for Hazardous Materials found in construction materials and supplies used in the ordinary operation and maintenance of the Building; (27) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment; (28) the cost of designing, renovating or otherwise constructing a new amenity within the Building or the Property and fees, costs or expenses associated with the repair, maintenance or use thereof, unless available for Tenant’s use (and subject to the other exclusions from Operating Expenses enumerated above); and (29) any costs associated with the initial LEED certification or any renewals thereof.

Operating Expenses that are incurred jointly for the benefit of the Building and one or more other buildings or properties shall be allocated between the Building and the other buildings or properties in accordance with the ratio of their respective rentable areas calculated using a consistent methodology or on any other reasonable basis determined by Landlord. Operating Expenses incurred for the benefit of less than all of the tenants at the Property or in the Building may be allocated among such tenants based on the rentable square footage of their respective premises or on any other reasonable basis determined by Landlord.

“Tenant’s Share”: Tenant’s Share shall be a fraction, the numerator of which shall be the rentable area of the Premises and the denominator of which shall be the rentable area of the Building, On the Commencement Date, the Tenant’s Share is 31.02% (68,258 RSF/220,044 RSF). The Tenant’s Share shall be recalculated from time to time in the event that there shall be a change in the rentable area of either the Premises or the Building due to a change in the footprint of the Building as opposed to a re-measurement of the Premises and/or the Building.

“Landlord’s Statement”: An instrument containing a computation of any Additional Rent due pursuant to the provisions of this Article 5.

5.2 Payment of Taxes. Commencing on the Rent Commencement Date, Tenant shall pay, as Additional Rent, Tenant’s Share of Taxes payable in respect of any Tax Year falling wholly or partially within the Term (which payment shall be adjusted by proration with respect to any partial Tax Year). Within thirty (30) days after the issuance by the City of Cambridge or other applicable governmental authority of the bill for Taxes, Landlord shall submit to Tenant a copy of such bill, together with Landlord’s Statement and Tenant shall pay the Additional Rent set forth on such Landlord’s Statement (less the amount of estimated payments paid by Tenant on account thereof) as set forth herein. Unless Landlord notifies Tenant in writing to the contrary, Tenant shall make monthly payments on account of Tenant’s Share of Taxes. The monthly payments shall be one-twelfth (1/12th) of the amount of Tenant’s Share of Taxes and shall be payable on or before the first day of each month during the Term, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to reasonably determine such monthly estimates and to revise such estimates from time to time.

5.3 Payment of Operating Expenses. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Share of all Operating Expenses in respect of each Expense Year. Tenant shall pay a sum equal to one-twelfth (1/12) of the amount of Tenant’s Share of Operating Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided, that, Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time to time. Landlord shall provide Tenant with the estimated amount of Tenant’s Share of Operating Expenses and Taxes for the first Expense Year at least thirty (30) days prior to the Rent Commencement Date, and shall endeavor to provide Tenant with the estimated amount of Tenant’s Share of Operating Expenses and Taxes for each of the following Expense Years at least thirty (30) days prior to the commencement thereof. Landlord shall, within one hundred fifty (150) days after the expiration of each Expense Year, prepare and furnish Tenant with Landlord’s Statement showing the Operating Expenses incurred during such Expense Year. Within thirty (30) days after receipt of Landlord’s Statement for any Expense Year setting forth Tenant’s Share of Operating Expenses attributable to such Expense Year, Tenant shall pay Tenant’s Share of such Operating Expenses (less the amount of estimated payments paid by Tenant on account thereof) to Landlord as Additional Rent. If Landlord’s statement shows that the estimated Operating Expenses paid by Tenant exceed the actual amount of Tenant’s Share of Operating Expenses for such Expense Year, Landlord shall, at Landlord’s election, either (i) reimburse Tenant for the amount so overpaid by Tenant within thirty (30) days after the issuance of Landlord’s Statement, or (ii) credit such amount against Tenant’s estimated payments of Operating Expenses next coming due (except at the end of the Term, in which cause alternative (i) shall be implemented). If Landlord fails to provide Landlord’s Statement within one (1) year after the end of any Expense Year, Tenant shall have no obligation to pay additional Operating Expenses for such Expense Year; provided that Landlord may supplement any such Landlord’s Statement thereafter if an expense is subsequently identified by Landlord, acting in good faith, as properly being includable in such Expense Year so long as such supplement is provided to Tenant no later than two (2) years after the end of any Expense Year and Tenant’s audit right applies to such supplement as if it were a Landlord’s Statement.

5.4 Payment of Utilities. Commencing on the Commencement Date, Tenant shall pay for all water, gas, heat, light, power, and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon, as part of Operating Expenses to the extent not otherwise set forth in this Section 5.4. The Premises shall be check metered for electricity serving Tenant’s lights, plugs and heating, ventilation, and air-conditioning systems serving the Premises as part of the Finish Work. All non-domestic water and gas service to the Premises and heating, ventilation, and air-conditioning systems serving the Premises exclusively shall be check-metered as part of the Finish Work. Utilities consumed by Tenant in obtaining supply air from Building systems shall be measured by an air-flow meter installed as part of the Finish Work. Tenant shall take all steps required by the utility company to provide for direct billing to Tenant for any separately metered utilities serving the Premises such as telephone, internet service, cable television and other telecommunications, including, without limitation, making applications to the utility company in connection with such service and making any deposits as the utility company shall require. Tenant agrees to pay, or cause to be paid, all charges for separately metered utilities consumed in the Premises (or by special facilities serving the Premises), punctually as and when due directly to the provider of such service. From time to time, if requested by Landlord, Tenant shall provide Landlord with evidence of payment to such utility company as Landlord may reasonably require. Tenant covenants and agrees to indemnify, hold harmless and defend Landlord against all liability, cost and damage arising out of or in any way connected to Tenant’s payment, non-payment or late payment of any and all charges and rates and deposits to such utility company relating to the Premises.

For utility services that are check-metered or measured by the airflow meter, Tenant shall pay such amounts as Additional Rent on the first of each month, in advance, together with payments of Base Rent based on Landlord’s reasonable estimate of such use and Tenant’s rate of payment shall increase from time to time based upon the increases in rate charged by the utility company to the Landlord. Landlord shall have the right to issue supplemental billing to Tenant from time to time to account for such increases. Landlord shall issue an annual reconciliation based on actual meter readings such that Tenant will pay the amount due hereunder for any such check-metered or airflow metered utilities. Tenant shall maintain all meters serving the Premises in good operating condition during the Term.

5.5 Landlord’s Statements.

5.5.1 Delivery of Statements. Landlord will deliver Landlord’s Statements to Tenant during the Term. Landlord’s delay or failure to render Landlord’s Statement with respect to any Expense Year or any Tax Year beyond a date specified herein shall not prejudice Landlord’s right to render a Landlord’s Statement with respect to that or any subsequent Expense Year or subsequent Tax Year. The obligations of Landlord and Tenant under the provisions of this Article with respect to any Additional Rent incurred during the Term shall survive the expiration or any sooner termination of the Term. If Landlord fails to give Tenant a statement of projected Operating Expenses prior to the commencement of any Expense Year, Tenant shall continue to pay Operating Expenses in accordance with the previous statement, until Tenant receives a new statement from Landlord. Landlord’s Statements shall be conclusive between the parties absent manifest error, subject to the provisions of Section 5.5.2, below.

5.5.2 Tenant Inspection Rights. During the twelve (12) month period after receipt of any Landlord’s Statement (the “Review Period”), Tenant may inspect and audit Landlord’s records relevant to the cost and expense items reflected in such Landlord’s Statement (a “Tenant Audit”) at the offices of Landlord’s management company or at another location mutually agreeable to Landlord and Tenant at a reasonable time mutually agreeable to Landlord and Tenant during Landlord’s usual business hours. Each Landlord’s Statement shall be conclusive and binding upon Tenant unless within the Review Period Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying the respects in which Landlord’s Statement is claimed to be incorrect. Tenant’s right to conduct any Tenant Audit shall be conditioned upon the following: (a) in no event shall any Tenant Audit be performed by a firm retained on a “contingency fee” basis; (b) the Tenant Audit shall be concluded no later than thirty (30) days after the end of the Review Period; (c) any Tenant Audit shall not unreasonably interfere with the conduct of Landlord’s business; (d) Tenant and its accounting firm shall treat any information gained in the course of any Tenant Audit in a confidential manner and shall each execute Landlord’s commercially reasonable confidentiality agreement for Landlord’s benefit prior to commencing any Tenant Audit, which agreement shall permit disclosure to Tenant’s employees, officers, directors, advisors, accountants, consultants, attorneys and lenders on a need-to-know basis; (e) Tenant’s accounting firm’s audit report shall, at no charge to Landlord, be submitted in draft form for Landlord’s review and comment before the final approved audit report is delivered to Landlord, and Landlord shall have the right to point out errors or make suggestions with respect to such audit report, and any appropriate comments or clarifications by Landlord which are accepted by Tenant’s auditor shall be incorporated into the final audit report, it being the intention of the parties that Landlord’s right to review is intended to prevent errors and avoid the dispute resolution mechanism set forth in the following paragraph and not to unduly influence Tenant’s auditor in the preparation of the final audit report; and (f) the Tenant Audit shall be conducted by Tenant at its sole cost and expense unless the results of such Tenant Audit show that Landlord’s Statement overstated the amount of Operating Expenses owed by Tenant for the relevant billing period by more than five percent (5%) in which case Landlord shall be responsible for payment of such costs and expenses. If Tenant makes a timely exception within the Review Period, Tenant shall nonetheless pay the amount shown on the Landlord’s Statement in the manner prescribed in this Lease, without any prejudice to such exception, and any overpayments identified during any Tenant Audit, if any, shall be applied as a credit against the amount of Additional Rent owed by Tenant immediately following the Tenant Audit, except at the end of the Term, in which case, Landlord shall reimburse Tenant for any overpayment within thirty (30) days.

Any dispute arising out of or relating to the results of a Tenant Audit shall be submitted to and determined in binding arbitration under the expedited Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted before and by a single arbitrator that is a certified public accountant with at least 10 years’ experience overseeing books and records for similar properties (a “Qualified Arbitrator”) selected by the parties. If the parties have not selected an arbitrator within thirty (30) days of written demand for arbitration, the Qualified Arbitrator shall be selected by the Boston office of the American Arbitration Association on application by either party. The parties agree that the arbitration hearing shall be held within thirty (30) business days following notification to the parties of the appointment of such arbitrator, and that the arbitration proceedings shall be concluded within thirty (30) business days following the first scheduled arbitration hearing. Each party shall bear all its own expenses of arbitration and shall bear equally the costs and expenses of the arbitrator. All arbitration proceedings shall be conducted in the City of Boston, Commonwealth of Massachusetts. Landlord and Tenant further agree that they will faithfully observe this agreement and rules, and that they will abide by and perform any award rendered by the arbitrator and that a judgment of the court having jurisdiction may be entered upon the award. The duty to arbitrate shall survive the cancellation or termination of this Lease.

5.6 Adjustments. If the actual amount of Tenant’s Share of the Operating Expenses for any Expense Year or Tenant’s Share of Taxes for any Tax Year exceeds the estimated amount thereof paid by Tenant for such Expense Year or Tax Year, then Tenant shall pay to Landlord the difference between the estimated amount paid by Tenant and the actual amount of such Additional Rent payable by Tenant. This Additional Rent payment shall be due and payable within thirty (30) days following delivery of Landlord’s Statement. If the total amount of estimated payments made by Tenant in respect of Tenant’s Share of Operating Expenses for such Expense Year or Tenant’s Share of Taxes for any Tax Year shall exceed the actual amount of such Additional Rent payable by Tenant, then such excess amount shall be credited against the monthly installments of Additional Rent due and payable from Tenant to Landlord hereunder until such amount shall have been refunded in full to Tenant (or refunded in accordance with Section 5.3). Any excess payments made by Tenant during the Term that have not been so applied and are outstanding at the end of the Term shall be paid to Tenant promptly following delivery of Landlord’s Statement for the final Expense Year and final Tax Year, as applicable. Even though the Term has expired and Tenant has vacated the Premises, when final determination is made of Tenant’s Share of Operating Expenses or Taxes for the year in which this Lease terminates, Landlord shall refund Tenant any excess paid by Tenant over the actual Operating Expenses or Taxes due from Tenant, and Tenant shall pay any increase due over the estimated Operating Expenses or Taxes paid to Landlord within thirty (30) days after Landlord’s delivery of Landlord’s Statement therefor.

ARTICLE 6 LANDLORD SERVICES

6.1 Services. Landlord shall provide the following services to the Building and Premises (subject to Tenant’s reimbursement and payment obligations therefor in accordance with the operation of Article 5 hereof):

(a) Janitor services in and about the Common Areas in accordance with the cleaning specifications set forth in Exhibit 6.1, Saturdays, Sundays and union and state and federal government holidays (the “Holidays”) excepted. Tenant shall be solely responsible for performing all janitorial and trash services and other cleaning of the Premises, all in compliance with Applicable Laws. In the event such service is provided by a third party janitorial service, and not by employees of Tenant, such service shall be performed, at Tenant’s cost, by a janitorial service reasonably approved in advance by Landlord (Landlord shall provide Tenant with a list of reasonably approved vendors upon Tenant’s request), and shall be subject to Landlord’s supervision and control. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with comparable first-class, so-called “triple net” laboratory buildings. Landlord shall provide a dumpster and trash compactor at the loading docks for Tenant’s disposal of ordinary office waste (but in no event to include any Hazardous Substances).

(b) Heat and air-conditioning as required to maintain comfortable temperature in the Common Areas daily from 7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday (“Normal Business Hours”), Holidays and Sundays excepted, consistent with such service typical of comparable first-class, so-called “triple net” laboratory buildings in the Alewife submarket.

(c) Hot running water for lavatory purposes to Common Area lavatories and cold water for cleaning, fire protection, drinking, lavatory and toilet purposes within the Premises drawn through fixtures installed as part of the Finish Work or any future Alterations.

(d) Maintenance of the Common Areas so that they are clean and free from accumulations of debris, rubbish and garbage and exterior drives, walkways and parking areas free of accumulations of snow.

(e) Such other services as are described on Exhibit 6.1, attached.

(f) Access by Tenant to the Premises and the Parking Garage and elevator service twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year, except for emergency situations outside of Landlord’s control and subject to the operation of Landlord’s computerized access system at the Building’s entrances and to Landlord’s Rules and Regulations.

Landlord shall have the right to select the utility providers and Tenant shall pay all actual costs associated with obtaining the utility service as provided in Article 5 hereof. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described herein, subject to the conditions and in accordance with the standards set forth herein. Landlord’s failure to furnish any of such services when such failure is caused by accidents, the making of repairs, alterations or improvements, or by Force Majeure (as defined in Section 19.22, below), shall not result in any liability to Landlord (to the maximum extent permitted pursuant to Applicable Laws). Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure, no eviction of Tenant shall result from such failure and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly.

Notwithstanding the foregoing, if there shall be an interruption, curtailment or suspension of any service necessary for the occupancy of the Premises for the Permitted Use, and required to be provided by Landlord pursuant to this Section 6.1 (and no reasonably equivalent alternative service or supply is provided by Landlord) that shall materially interfere with Tenant’s use and enjoyment of all or a material portion of the Premises (a “Service Interruption”), and if (i) such Service Interruption shall continue for five (5) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the “Service Interruption Notice”), (ii) such Service Interruption is not the result of Force Majeure or any of Tenant’s acts or omissions, and (iii) the restoration of such Service Interruption is in the reasonable control of Landlord, then Tenant shall be entitled to an equitable abatement of Base Rent and Additional Rent for Operating Expenses and Taxes, based on the nature and duration of the Service Interruption and the area of the Premises affected, for the period that shall begin on the 6th day of such Service Interruption and that shall end on the day such Service Interruption ceases. In the event such Service Interruption shall continue for more than nine consecutive months following the giving of a Service Interruption Notice, Tenant may elect to terminate this Lease by notice to Landlord and if Tenant makes such election, the Term shall expire on the 30th day after notice of such election if given by Tenant, and Tenant shall surrender the Premises to Landlord in accordance with the provisions of this Lease; unless such Service Interruption is restored within 30 days of Tenant’s election to terminate, in which event Tenant’s election shall be null and void. Notwithstanding anything in this Lease to the contrary, but subject to Article 10 and Article 11 (which shall govern in the event of a casualty or condemnation), the remedies expressly provided in this paragraph shall be Tenant’s sole recourse and remedy in the event of an interruption of Landlord services to the Premises.

6.2 Additional Services. Landlord shall impose reasonable charges and may establish reasonable rules and regulations for the use or consumption of any building services or supplies after Normal Business Hours (where such services are limited to the same pursuant to Section 6.1) and any unanticipated, additional costs incurred by Landlord to operate the Building after Normal Business Hours as a result thereof; and additional or unusual janitorial services to Common Areas required because of any particular use of the Premises or the carelessness of Tenant. The expense charged by Landlord to Tenant for any such services be (i) reasonably calculated by Landlord based on Landlord’s actual costs, and (ii) shall constitute Additional Rent and shall be payable in accordance with Section 4.4. Landlord shall not impose additional charges for regularly scheduled deliveries of office and laboratory supplies that occur after Normal Business Hours and that are scheduled in accordance with the Rules and Regulations.

6.3 Excessive Use of Utilities.

6.3.1 Prohibited Activities. Tenant shall comply with the conditions of occupancy and connected utility loads reasonably established by Landlord for the Building and Tenant shall not use utilities or other services in excess of the services described above in Section 6.1 or in a manner that (a) overloads Building systems, (b) exceeds the capacities available to Tenant as set forth on Exhibit 6.1, or (c) interferes with proper functioning of any Building systems or service equipment or Landlord’s ability to provide services to other tenants in the Building.

6.3.2 Landlord’s Right to Survey Usage. Landlord may survey Tenant’s use of services from time to time. To the extent that Tenant’s usage of such services are actually in excess of permitted loads or capacities thereof as reasonably demonstrated by Landlord, Tenant shall pay Landlord for the cost of additional services made available to Tenant beyond those required by this Lease, if any. Such costs shall constitute Additional Rent and Tenant shall pay such costs pursuant to Section 4.4.

6.4 Maintenance of Common Areas. The manner in which the Common Areas are maintained and operated shall be in accordance with the standards of comparable first-class, so-called “triple net” laboratory buildings in the Alewife submarket of Cambridge, Massachusetts. Landlord reserves the right from time to time to (a) make changes in the shape, size, location and appearance of the land and improvements which constitute the Common Areas, provided that Landlord shall not materially impair the Tenant’s ability to operate its business for the Permitted Use in or reasonable access to the Premises, except temporary impairments required by said changes; (b) make such improvements, alterations and repairs to the Common Areas as may be required by governmental authorities or by utility companies servicing the Property; (c) construct, maintain and operate lighting and other facilities on all said areas and improvements; and (d) to add or remove improvements and facilities to or from the Common Areas. The use of the Common Areas shall be subject to such reasonable regulations and changes therein as Landlord shall make from time to time, including (but not by way of limitation) the right to close from time to time, if necessary, on a temporary basis, all or any portion of the Common Areas to such extent as may be legally sufficient, in the opinion of Landlord’s counsel, to prevent a dedication thereof or the accrual of rights of any person or of the public therein; provided, however, Landlord shall do so at such times and in such manner as shall minimize any disruption to Tenant to the extent reasonably possible.

6.5 Access to Premises.

6.5.1 Landlord’s Right of Entry. Landlord shall have the right to enter the Premises without abatement of Rent at all reasonable times upon at least 24 hours’ prior notice to Tenant which may be given by telephone or electronic mail (except in emergencies when no advance notice shall be required), (a) to supply any service to be provided by Landlord to Tenant hereunder, (b) to show the Premises to Landlord’s Mortgagee and to prospective purchasers, mortgagees and during the last 18 months of the Term) tenants, (c) to inspect, alter, improve or repair the Premises and any portion of the Property, (d) to introduce conduits, risers, pipes and ducts to and through the Premises, and (e) to access the fifth floor mechanical space housing equipment serving the Building and other Building tenants, provided that in exercising any such right, Landlord will cause all such conduits, risers, pipes and ducts to be placed above dropped ceilings, within walls, or below floors or in closets, to the extent reasonably practicable. Tenant shall be given the opportunity to have a representative of Tenant accompany Landlord during such entry, other than in the event of an emergency or when Landlord is supplying any regularly scheduled service to Tenant hereunder. In conducting any such activities, Landlord shall use reasonable efforts not to disrupt the conduct of Tenant’s business operations.

Notwithstanding the foregoing, Tenant shall have the right to reasonably designate certain areas of the Premises, not to exceed 8,000 rentable square feet in total and not to impede access to the fifth floor mechanical space, that require limited access and strict security measures (“Secure Areas”) by written notice to Landlord from time-to-time. Landlord shall not enter the Secure Areas without being accompanied by a representative of Tenant, except in the event of an emergency or with Tenant’s prior consent. Tenant shall make such a representative available upon Landlord’s request.

6.5.2 Tenant’s Keys. For each of the purposes stated above in this Section 6.5, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or the Secure Areas, and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises.

6.6 Building Amenities. The Common Areas shall contain the following for the nonexclusive use and enjoyment of Tenant and Tenant’s employees, in common with others: (a) a fitness center, initially equipped with fitness machines and subject to future changes in equipment based on use and fitness trends for similar facilities; (b) male and female locker facilities, including showers; (c) a secure area for the storage and repair of bicycles; and (d) a lounge fully equipped with furniture and having a wireless connection network, subject to changes in technology (collectively, the “Amenities”). Landlord (or an operator selected by the Landlord) shall operate and maintain the Amenities on business days, during such hours as are reasonably determined by Landlord, in a first-class manner. The Amenities may be unavailable from time to time on a temporary basis due to construction activities, repairs, maintenance or alterations, or a reasonable period in connection with a change in the operator hired by Landlord for such facility (if any), and Landlord reserves the right to change the use of such facilities if the same is uneconomic or insufficiently used by tenants of the Building or Property, in which case any of such facilities shall be subject to discontinuance and removal by Landlord, as determined by Landlord in its reasonable discretion. The Amenities shall be subject to (a) Landlord’s Rules and Regulations regarding the use thereof; and (b) execution of a waiver of liability and indemnity agreement for Landlord’s benefit in form and substance satisfactory to Landlord prior to such person’s use of the fitness center, and shall be limited to use by Building occupants, employees, and their guests. Tenant, and other tenants in the Building, may reserve the lounge for exclusive use for special events consistent with the use of similar spaces in first-class laboratory buildings in Cambridge on a first-come, first-serve basis with at least thirty (30) days’ prior notice to Landlord. Landlord shall use reasonable efforts to accommodate Tenant’s requests with respect to its use of the lounge. Tenant shall pay as Additional Rent with respect to Tenant’s use of the lounge for any such events a reasonable per-use setup, breakdown and cleaning fee, and no other usage fee.

6.7 PH Neutralization. The Building shall be serviced by a common laboratory waste sanitary sewer system from the two (2) pH neutralization rooms on the first (1st) floor of the Building to the municipal sewer line in the street adjacent to the Building. An acid neutralization tank (the “Acid Neutralization Tank”) has been installed as part of the Base Building Work (as defined in Exhibit 3.1) in each pH neutralization room and will be connected to the Premises and Tenant shall have a non-exclusive right to use its proportionate share of each Acid Neutralization Tank in accordance with

Applicable Laws in common with other tenants in the Building. Tenant shall install, as part of the Finish Work, a meter and monitoring system measuring Tenant’s use of each Acid Neutralization Tank for purposes of confirming that Tenant is not using in excess of its share and to monitor the nature of Tenant waste being delivered to the Acid Neutralization Tank. Tenant, as a portion of its Operating Expenses, shall reimburse Landlord for all costs, charges and expenses incurred by Landlord from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Acid Neutralization Tanks, including all clean-up costs relating to the Acid Neutralization Tank (collectively, “Tank Costs”); provided, however, that so long as an Acid Neutralization Tank is being used by other tenant(s) or occupant(s) of the Building at any time during the Term, then, during such time period, Tenant shall only be obligated to pay its proportionate share of the Tank Costs (based on the rentable square footage of tenants utilizing the same). Notwithstanding the foregoing, in the event an Acid Neutralization Tank is damaged or repairs to the Acid Neutralization Tank are required as a result of the improper use of the Acid Neutralization Tank by Tenant, Tenant shall be responsible for one hundred percent (100%) of the cost of any repairs or replacement required as a result of such improper use by Tenant, regardless of whether the Acid Neutralization Tank is then being used by other tenant(s) or occupant(s) of the Building. Similarly, if an Acid Neutralization Tank is damaged, or if repairs to the Acid Neutralization Tank are required as a result of the improper use of the Acid Neutralization Tank by other tenant(s) or occupant(s) of the Building, then Tenant shall have no responsibility for the cost of any repairs or replacements required as a result of such improper use by such other tenant(s) or occupant(s). Tenant shall reimburse Landlord within thirty (30) days after Landlord’s written demand for any costs incurred by Landlord pursuant to this Section, subject to the provisions set forth above with respect to the allocation of such costs.

Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to such chemical safety program and (b) this Section. Notwithstanding the foregoing, Landlord shall obtain and maintain during the Term (m) any permit required by the MWRA (“MWRA Permit”) to operate the Building sewer system for use by the Building, generally and (n) and, at Tenant’s sole risk, a wastewater treatment operator license (“MWRA License”) from the Commonwealth of Massachusetts with respect to Tenant’s particular use of the Acid Neutralization Tanks in the Building, provided that the application therefor and any renewal application for the MWRA License shall be subject to Tenant’s prior written approval, not to be unreasonably withheld, conditioned or delayed. Upon Tenant’s request, Landlord shall furnish a copy of the MWRA Permit to Tenant. Tenant shall not introduce anything into the Acid Neutralization Tanks (x) in violation of the terms of the MWRA Permit or MWRA License, (y) in violation of Applicable Laws or (z) that would interfere with the proper functioning of the Acid Neutralization Tanks. Tenant agrees to reasonably cooperate with Landlord in order to obtain the MWRA Permit and the MRWA License. Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold Landlord, its lenders, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (the “Landlord Parties”) harmless from and against any and all Claims arising out of Tenant’s use of the Acid Neutralization Tanks. This indemnification by Tenant includes costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any governmental authority caused by Tenant’s improper use of the Acid Neutralization Tanks.

ARTICLE 7 CONDUCT OF BUSINESS BY TENANT

7.1 Permitted Use. The Premises shall be used and occupied only for general office and technical office (inclusive of laboratory, and research and development purposes to the extent permitted pursuant to Applicable Laws) use, together with customary uses accessory thereto including a vivarium, as permitted per Applicable Laws (the “Permitted Use”), but expressly excluding medical, clinical, government and education (as distinguished from training of staff) offices. Tenant shall not engage in any particular use, or permit the particular use of, the Premises or any part thereof for any use other than the Permitted Use specifically set forth above or in any illegal manner, or in any manner that, in Landlord’s judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Property, or with the proper and economical rendition of any such service, or with the use and enjoyment of any part of the Property by any other tenant or occupant (Landlord acknowledging and agreeing that laboratory use with a classification in a risk category below Biosafety Level 3 (per the BMBL, as defined in Section 7.6.1.1)) and otherwise in compliance with the terms of this Lease does not in and of itself, without regards for Tenant’s particular use, cause any such interference). To the extent that any portion of the Premises on floors other than the third (3rd) and fifth (5th) floor portions of the Premises (e.g., the first (1st) floor storage space) is designed for or dedicated to mechanical, chemical storage or other ancillary use serving the primary portion of the Premises on the third (3rd) and fifth (5th) floor portions of the Premises, such area(s) shall only be used for the purpose for which such area(s) has been designed. Tenant agrees that it will not exceed the maximum floor bearing capacity for the Premises.

7.2 Tenant’s Personal Property. Tenant shall be responsible for any ad valorem taxes on its personal property (whether owned or leased) and on the value of its leasehold improvements in the Premises (which are in excess of building standard improvements), and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of the impositions to such improvements and charge Tenant for the same as Additional Rent.

7.3 Compliance with Laws.

7.3.1 Tenant’s Compliance Obligations. From and after the Commencement Date, Tenant, at Tenant’s expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Term including, without limitation, the Americans with Disabilities Act (“ADA”), and all applicable federal, state and municipal building, zoning, fire, health, safety and environmental laws (the “Applicable Laws”) that shall impose any duty on Tenant with respect to the Premises or the use, occupancy or operation thereof. Tenant will obtain and maintain in full force and effect any and all licenses and permits necessary for its use. Tenant shall make any Alterations in or to the Premises in order to comply with the foregoing, which are necessitated or occasioned, in whole or in part by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant or any of its officers, employees, agents, contractors, invitees, licensees or subtenants (the “Tenant Parties”). Notwithstanding the foregoing or anything contained herein to the contrary, Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation and structural floor slabs of the Building, the Common Areas, or any of the life safety systems serving the Premises unless the same are (x) required by Tenant’s particular use of the Premises or (y) result from any Alterations (as defined below) made by Tenant.

7.3.2 Landlord’s Compliance Obligations. Landlord shall comply with all Applicable Laws, including the ADA, in effect from time to time during the Term that shall impose any duty on Landlord with respect to the Common Areas, excluding any matters that are Tenant’s responsibility under this Lease or the responsibility of other tenants of the Property. Notwithstanding anything to the contrary contained herein, from and after the Commencement Date, Tenant shall be responsible for legal compliance, including the requirements of the ADA, with respect to (a) any and all requirements on account of Tenant’s particular use of, or operations in, the Premises, and (b) all Alterations designed or constructed by Tenant or its contractors or agents.

7.4 Landlord’s Rules and Regulations. Tenant shall observe and comply with the rules and regulations attached to this Lease as Exhibit 7.4, and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord of which written notice is delivered to Tenant (the “Rules and Regulations”). Landlord shall not enforce the Rules and Regulations against Tenant in a discriminatory manner. In the event of any inconsistency between the provisions set forth in this Lease and the provisions of the Rules and Regulations, the provisions of this Lease shall control as between Landlord and Tenant. Tenant shall not use or permit the use of the Premises in any manner that will create waste or a nuisance, or which shall unreasonably disturb other tenants of the Property.

7.5 No Liens. Tenant shall keep the Premises and Property free from any liens or encumbrances arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant. Any claim to, or lien upon, the Premises or the Property arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of

Landlord in and to the Premises and the Property. If any mechanics’ or other lien shall be filed against the Premises or the Property purporting to be for services, labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within twenty (20) days after written notice to Tenant of the filing thereof.

7.6 Hazardous Substances.

7.6.1 Tenant’s Obligations.

7.6.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant agrees that, prior to Tenant occupying any portion of the Premises, Tenant shall submit to Landlord for Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed, a full, accurate and complete Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit 7.6.1.1. Tenant hereby represents, warrants and covenants that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s subtenants or assigns, or any of their respective employees, contractors and subcontractors of any tier, entities with a contractual relationship with such parties (other than Landlord) to the extent that such contractual relationship affects the Premises, or any entity acting as an agent or sub-agent of such parties or any of the foregoing will produce, use, store or generate any “Hazardous Substances”, as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Substance to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released”, as that term is defined below, on, in, under or about the Premises or Property. If any information provided to Landlord by Tenant on any Environmental Questionnaire, or otherwise relating to information concerning Hazardous Substances, is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon Landlord’s request which shall be made no more frequently than monthly unless a Release has occurred or where required by governmental authorities, or in the event of any material change in Tenant’s use of Hazardous Substances at the Premises, Tenant shall deliver to Landlord an updated Environmental Questionnaire. Landlord’s prior written consent shall be required for any Hazardous Substances use for the Premises not described on the initial, or an updated, Environmental Questionnaire submitted to Landlord in accordance with the immediately preceding sentence, such consent not to be unreasonably withheld, conditioned or delayed, but Landlord agrees that Tenant may keep, maintain, use and/or store Hazardous Substances in the Premises that are not listed on the most recent Environmental Questionnaire submitted to Landlord if the same are (i) consistent with use by a first-class laboratory in a first-class office and laboratory building including ground floor retail, and reasonably necessary for the conduct of Tenant’s business, and (ii) are otherwise kept, maintained, used and stored in accordance with the provisions of this Lease. In any event, Tenant shall deliver updated MSDS sheets to Landlord upon Landlord’s request from time to time (which shall be made no more frequently than monthly unless a Release has occurred or where required by governmental authorities) with an updated inventory of Hazardous Substances (including approximate amounts) used by Tenant or anyone claiming by, through or under Tenant at the Property.

Tenant shall not install or permit any underground storage tank at the Premises. In addition, Tenant agrees that it: (i) shall not cause or suffer to occur, the Release (as defined below) of any Hazardous Substances at, upon, under or within the Premises or the Property; and (ii) shall not engage in activities at the Premises that give rise to, or lead to the imposition of, liability upon Tenant or Landlord or the creation of an environmental lien or use restriction upon the Premises or the Property. For purposes of this Lease, “Hazardous Substances” means all flammable explosives, petroleum and petroleum products, oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may hereafter be determined to be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances”, “hazardous wastes”,

“hazardous materials”, or “toxic substances” under any Environmental Laws. The term “Hazardous Substances” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Substances into the environment.

Notwithstanding anything contained herein to the contrary, in no event shall Tenant or anyone claiming by through or under Tenant perform work at or above the risk category Biosafety Level 3 as established by the Department of Health and Human Services (“DHHS”) and as further described in the DHHS publication Biosafety in Microbiological and Biomedical Laboratories (5th Edition) (as it may be or may have been further revised, the “BMBL”) or such nationally recognized new or replacement standards as Landlord may reasonable designate. Tenant shall comply with all applicable provisions of the standards of the BMBL to the extent applicable to Tenant’s operations in the Premises.

7.6.1.2 Notices to Landlord. Unless Tenant is required by Applicable Laws to give earlier notice to Landlord, Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the occurrence of any Release or threat of Release of any Hazardous Substance in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Substances in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Substances Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Substances Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws”, as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Substances Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Property without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Substances Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Substances, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Substances; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC

§ 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., M.G.L. c.21C; oil and hazardous materials as defined in M.G.L. c.21E; and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Commencement Date, or thereafter adopted, published or promulgated.

7.6.1.3 Releases of Hazardous Substances. If there is any Release of any Hazardous Substance in, on, under, from or about the Premises in violation of, or requiring any Clean-Up (as defined below), in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) immediately comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective, remedial and other Clean-up action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 7.6, including, without limitation, Section 7.6.6, and (iv) take any such additional investigative, remedial and corrective actions as Landlord shall in its reasonable discretion deem necessary such that the Premises and Property are remediated to a condition allowing unrestricted use of the Premises for human use and occupancy, including without limitation for the Permitted Use, all in accordance with the provisions and requirements of this Section 7.6. Landlord may, as required by any and all Environmental Laws, report the Release of any Hazardous Substance to the appropriate governmental authority, identifying Tenant as the responsible party. Tenant shall deliver to Landlord copies of all administrative orders, notices, demands, directives or other communications directed to Tenant from any governmental authority with respect to any Release of Hazardous Substances in, on, under, from, or about the Premises, together with copies of all investigation, assessment, and remediation plans and reports prepared by or on behalf of Tenant in response to any such regulatory order or directive.

Notwithstanding anything contained in this Section 7.6, if the presence or Release of Hazardous Substances in, under, or about the Premises or elsewhere on the Property (a) is caused by Landlord or its agents, employees or contractors, (b) results from a condition existing on the Effective Date, (c) results from the migration of Hazardous Substances onto the Property from a neighboring property, or (d) results from the migration of Hazardous Substances from the premises of another Building tenant, to the extent that there is a final, unappealable judgment by a court of competent jurisdiction that such other Building tenant is responsible for such migration (collectively, “Excluded Matters”), then Landlord at its own expense shall promptly take those actions necessary to abate, remove, remediate, or dispose of Hazardous Substances constituting Excluded Matters to the extent required by any Environmental Laws, and make all required submissions to applicable regulatory agencies regarding the same, and Tenant shall have no obligation other than to notify Landlord of any such Release of which Tenant becomes aware.

7.6.2 Indemnification.

7.6.2.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold Landlord, its lenders, partners, subpartners and their respective officers, agents, servants and employees, harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Term, whether foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Substances in, on, under or about the Premises or Property by any Tenant Party, except to the extent such liabilities result from Excluded Matters. The foregoing obligations of Tenant shall include, without limitation: (i) the costs of any required or necessary removal, repair, cleanup or remediation of the Premises and Property, and the preparation and implementation of any closure, removal, remedial or other required plans; (ii) judgments for personal injury or property damages; and (iii) all costs and expenses incurred by Landlord in connection therewith.

7.6.3 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all applicable Environmental Laws. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Substances used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises (except as otherwise expressly provided in Section 6.7). Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Substances management plans and programs, any and all Hazardous Substances risk management and pollution prevention programs, and any and all Hazardous Substances emergency response and employee training programs respecting Tenant’s use of Hazardous Substances. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Substances and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease. Tenant may omit from such narrative description information regarding the confidential and proprietary research and processes of Tenant, provided that Tenant shall not omit information with respect to the identification of any Hazardous Substances.

7.6.4 Assurance of Performance.

7.6.4.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform “Environmental Assessments”, as that term is defined below, to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Substances. For purposes of this Lease, “Environmental Assessment” means an assessment including, without limitation: (i) an environmental site assessment conducted in accordance with the then-current standards of the American Society for Testing and Materials and meeting the requirements for satisfying the “all appropriate inquiries” requirements; and (ii) sampling and testing of the Premises based upon potential recognized environmental conditions or areas of concern or inquiry identified by the environmental site assessment.

7.6.4.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 7.6, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within thirty (30) days after receipt of written demand therefor.

7.6.5 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 8.6.2; (ii) cause all Hazardous Substances to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by any Tenant Parties to store any Hazardous Substances on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

7.6.6 Clean-up.

7.6.6.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Substances as to which Tenant has a removal or remediation obligation under this Section 7.6, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of such Hazardous Substances is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s written approval, specifying the actions to be taken by

Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, Tenant shall, at Tenant’s sole cost and expense, without limitation of any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Substances in accordance with all applicable laws and as required by such plan and this Lease. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such 30-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor.

7.6.6.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

7.6.6.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease, and shall fully comply with all Environmental Laws and requirements of any governmental authority with respect to such completion, including, without limitation, fully comply with any requirement to file a risk assessment, mitigation plan or other information with any such governmental authority in conjunction with the Clean-up prior to such surrender. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits Tenant or any Tenant Party obtained in connection with Hazardous Substances at the Premises in accordance with Applicable Laws.

7.6.6.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, and Tenant’s failure to receive the Closure Letter is prohibiting Landlord from leasing the Premises or any part thereof to a third party, or prevents the occupancy or use of the Premises or any part thereof by a third party, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Section 2.2) until Tenant has fully complied with its obligations under this Section 7.6.

7.6.7 Confidentiality. Unless compelled to do so by Applicable Laws, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than to Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by Applicable Laws, it shall provide Landlord with ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by obligations of confidentiality substantially similar to the terms of this Section 7.6.7.

7.6.8 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports obtained by Tenant regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant may redact from any such reports such information regarding the confidential and proprietary research and processes of Tenant, provided that Tenant shall not redact information with respect to the identification of any Hazardous Substances. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials, provided that Tenant shall have no responsibility for the accuracy thereof.

7.6.9 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any applicable Environmental Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

7.6.10 Fire Control Areas. Notwithstanding anything to the contrary in this Lease, Landlord shall have sole control over the equitable allocation of fire control areas (as defined in the Uniform Building Code as adopted by the city or municipality(ies) in which the Property is located (the “UBC”)) within the Building for the storage of Hazardous Substances; provided that Tenant shall have the appurtenant right to use its pro-rata share of such fire control areas made available to tenants on any floor of the Premises (determined on a floor-by-floor basis based on the ratio of the rentable square footage of the Premises on such floor to the total rentable square footage of leasable area on such floor as reasonably determined by Landlord on a consistent basis), other than the first floor of the Building if and to the extent the Premises includes any portion of such floor. Notwithstanding anything to the contrary in this Lease, the quantity of Hazardous Substances allowed by this Section is specific to Tenant and shall not run with the Lease in the event of a Transfer (as defined in Article 12). In the event of a Transfer, if the use of Hazardous Substances by such new tenant (“New Tenant”) is such that New Tenant utilizes fire control areas in the Building in excess of New Tenant’s pro rata share of the Building, then New Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as an “H” occupancy area for the use and storage of Hazardous Substances, or take such other action as is necessary to ensure that its share of the fire control areas of the Building is not greater than New Tenant’s pro rata share of the Building.

7.6.11 Landlord’s Representation. Landlord represents that, as of the Commencement Date the Premises shall not contain any Hazardous Substances in violation of Applicable Laws.

7.6.12 Survival. Each covenant, agreement, representation, warranty and indemnification made by Tenant set forth in this Section 7.6 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 7.6 have been completely performed and satisfied.

ARTICLE 8 ALTERATIONS, IMPROVEMENTS AND SIGNAGE

8.1 Landlord’s Obligations. Landlord will maintain in good repair, reasonable wear and use (except casualty and condemnation which shall be governed by Article 10 and Article 11, respectively) (a) all Common Areas, the roof structure (including the rubber membrane), foundation, exterior and load-bearing walls, exterior windows, and the structural floor slabs; (b) the Building Systems (defined below in Section 8.3.1) serving the Building (excluding any Building Systems that exclusively serve Tenant and any Tenant installations, fixtures and supplemental HVAC units that are dedicated to Tenant’s exclusive use). The cost of this maintenance and repair shall be included in Operating Expenses and shall be subject to reimbursement under Article 5 hereof to the extent provided therein. Maintenance and repair expenses caused by Tenant’s willful misconduct or negligent acts or omissions shall be paid directly to Landlord by Tenant in accordance with Section 4.4, and shall not constitute an Operating Expense.

8.2 Tenant’s Obligations. Except to the extent expressly the responsibility of Landlord pursuant to Section 8.1 above, Tenant will maintain in good repair, reasonable wear and use and damage from casualty (subject to the provisions of Article 10) excepted, any Building Systems that exclusively serve Tenant, and any Alterations, fixtures and supplemental HVAC units that are dedicated to Tenant’s exclusive use), and at Tenant’s cost and expense, shall make all repairs and replacements necessary to preserve the same in good working order and in a clean, safe and sanitary condition, and will suffer no waste, provided, however, that with respect to any to any equipment that exclusively serves the Premises but is not located within the Premises, Landlord shall provide reasonable access thereto for Tenant and its contractors and agents to perform any required maintenance and complete any required repairs. Tenant shall maintain, at its own expense, in good order, condition and repair to Landlord’s reasonable satisfaction, all plumbing facilities and electrical fixtures and devices (including replacement of all lamps, starters and ballasts) located within the Premises. Tenant shall repair, at its cost, all deteriorations or damages to the Property occasioned by its negligent acts or omissions or willful misconduct. If Tenant does not make such repairs to the Building within thirty (30) days following notice from Landlord, Landlord may, but need not, make such repairs, and Tenant shall pay the cost thereof as provided in Section 8.7 hereof.

8.3 Tenant’s Alterations.

8.3.1 Landlord’s Consent to Alterations. Tenant shall not make or permit any improvements, installations, alterations or additions (“Alterations”) in or to the Premises, the Building or the Property that involve or affect the structural portions of the Premises or the Property (the “Building Structure”) or any of the Property’s HVAC, mechanical, electrical, telecommunications, cabling, plumbing or other systems or equipment (the “Building Systems”) or the interior walls or corridors within the Premises without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. Tenant may make Alterations to the Premises that do not involve or affect the Building Structure or the Building Systems, subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which is visible from the exterior of the Building, or which would violate any certificate of occupancy for the Building or any other permits or licenses relating to the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior written consent, to the extent that such Alterations (i) are purely cosmetic in nature (such as painting, carpeting, and the like), (ii) do not affect Building Systems or the Building Structure, (iii) are not visible from the exterior of the Building, and (iv) cost less than $150,000.00 for a particular job of work (“Notice-Only Alterations”).

8.3.2 Construction Standards. All Alterations made by or on behalf of Tenant shall be made and performed: (a) by contractors or mechanics reasonably approved by Landlord, who shall carry liability insurance of a type and in such amounts as Landlord shall reasonably require, naming Landlord and Tenant as additional insureds, (b) in a good and workmanlike manner, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation and shall be in conformity with Landlord’s building standard specifications, as the same may be amended by Landlord and in effect at such time and of which Tenant is given notice, (d) in accordance with all Applicable Laws, and (e) pursuant to plans, drawings and specifications (“Tenant’s Plans”) (except for purely cosmetic Alterations that are not susceptible to plans and comprise Notice-Only Alterations) which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and approved by, and filed with, all applicable governmental authorities (the “Construction Standards”). Prior to commencing any Alterations affecting air disbursement from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

8.3.4 Security System. Subject to Tenant’s compliance with the provisions of Section 6.5.2 and Section 8.3.2 above, Tenant shall have the right to install, at its expense, a security system to secure the Premises provided that Landlord is given access cards or passwords as required to permit Landlord to enter the Premises in accordance with this Lease. If Tenant desires to have the security system for the Premises to be compatible with the security system installed by Landlord for the Building, Landlord shall provide Tenant and its architect and contractor with such specifications and information as may reasonably be required.

8.4 Tenant’s Property. All trade fixtures, furnishings, equipment and personal property placed in the Premises by Tenant, and all computer, telecommunications or other cabling and wiring and associated conduit installed in the Premises or elsewhere at the Property by or for the benefit of Tenant (collectively, the “Tenant’s Property”) shall be removed by Tenant at the expiration of the Term. Tenant shall, at its cost and expense, repair any damage to the Premises or the Property caused by such removal. Any of Tenant’s Property not removed from the Premises prior to the Expiration Date shall, at Landlord’s option, become the property of Landlord. Landlord may remove such Tenant’s Property, and Tenant shall pay to Landlord, Landlord’s cost of removal and of any repairs in connection therewith in accordance with Section 4.4 hereof.

8.5 Ownership and Removal. All additions, fixtures and improvements attached to or installed in or upon the Premises by Tenant or by Landlord shall be Landlord’s property and shall remain upon the Premises at the termination of this Lease without compensation, allowance or credit to Tenant. Notwithstanding the foregoing, Landlord may notify Tenant at the time Landlord grants its consent to any Alterations or Finish Work, that Landlord may require at the Expiration Date, or the sooner date of termination of this Lease, that Tenant, at Tenant’s expense, remove any of the Alterations or Finish Work. If Landlord notifies Tenant that such removal may be required in accordance with the preceding sentence, then Landlord shall notify Tenant at least sixty (60) days prior to the Expiration Date, or if the Lease terminates earlier, within thirty (30) days after such termination, whether Tenant will in fact have to remove such Alterations. If Landlord does not notify Tenant at the time Landlord grants it consent to any Alterations or Finish Work that Landlord may require removal of the same, such Alterations or Finish Work may remain on the Premises at the Expiration Date, or the sooner date of termination of this Lease (subject to the last sentence of this paragraph). If Tenant is required to undertake such removal but fails to do so, then Landlord may remove the same and Tenant shall pay to Landlord the cost of such removal and of any repairs for any damage to the Premises or Property in connection therewith. Any Finish Work funded by the Finish Work Allowance (but expressly excluding any computer, telecommunications, or other cabling) must remain on the Premises at the expiration or earlier termination of the Term unless Landlord otherwise notifies Tenant that it must be removed at least sixty (60) days prior to the expiration of the Term, or, if the Lease terminates earlier, within thirty (30) days after such termination.

8.6 Surrender of Premises; Environmental Assessment.

8.6.1 Surrender of Premises. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in as good condition as when Tenant took possession, ordinary wear and tear and damage by fire or other casualty excepted, and otherwise as is required in Article 8.

8.6.2 Environmental Assessment. Prior to the expiration of the Lease (or within thirty (30) days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing in or exclusively serving the Premises, and all exhaust or other ductwork in or exclusively serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Substances due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the Environmental Assessment called for by this Section 8.6.2 to be issued. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord an Environmental Assessment addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall state, to Landlord’s reasonable satisfaction, that (a) the Hazardous Substances described in the first sentence of this paragraph, to the extent, if any, existing prior to such decommissioning, have been removed in accordance with Applicable Laws; (b) all Hazardous Substances described in the first sentence of this paragraph, if any, have been removed in accordance with Applicable Laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with Applicable Laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Substances and without giving notice in connection with such Hazardous Substances; and (c) the Premises may be reoccupied for office, research and development, or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Substances described in the first sentence of this paragraph and without giving notice in connection with Hazardous Substances. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Substances as Hazardous Substances instead of non-hazardous materials. The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results. Tenant shall submit to Landlord the identity of the applicable consultants and the scope of the proposed Environmental Assessment for Landlord’s reasonable review and approval at least 30 days prior to commencing the work described therein or at least 60 days prior to the expiration of the Term, whichever is earlier.

If Tenant fails to perform its obligations under this Section 8.6.2, without limiting any other right or remedy, Landlord may, on ten (10) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense if Tenant has not commenced to do so within said ten (10) business day period, and Tenant shall within 30 days of written demand reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work. Tenant’s obligations under this Section 8.6.2 shall survive the expiration or earlier termination of this Lease. In addition, at Landlord’s election, Landlord may inspect the Premises and/or the Property for Hazardous Substances at Landlord’s cost and expense prior to the earlier of (i) occupancy or use by any other party or the commencement of any demolition or tenant improvement work for occupancy by any other party, or (ii) within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease. Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Substances exists at the Property or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from (i) Hazardous Substances existing in the Premises as at the delivery of possession to Tenant (in which event Landlord shall be responsible for any Clean-up, as provided in this Lease), or (ii) the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

8.7 Tenant’s Failure to Maintain. If Landlord gives Tenant written notice of the necessity of any repairs or replacements required to be made under Section 8.2 and Tenant fails to commence diligently to cure the same within thirty (30) days thereafter (except that no notice will be required in case of any emergency repair or replacement necessary to prevent substantial damage or deterioration), Landlord, at its option and in addition to any other remedies, may proceed to make such repairs, replacements or maintenance and the expenses incurred by Landlord in connection therewith plus five percent (5%) thereof for Landlord’s supervision, shall be due and payable from Tenant in accordance with Section 4.4 hereof, as Additional Rent; provided, that, Landlord’s making any such repairs or replacements shall not be deemed a waiver of Tenant’s default in failing to make the same.

8.8 Signs. Landlord shall install, at Landlord’s expense, Tenant’s name on the multi-tenant Building directory located in the main lobby. Tenant may place, at Tenant’s cost, (a) a sign in the elevator lobby identifying Tenant on any full floor portion of the Premises, subject to the provisions hereof governing Alterations; and (b) a sign within the Premises identifying Tenant that is visible from the elevator lobby on any multi-tenant floor of the Premises (excluding any floors consisting solely of storage or mechanical areas), subject to Landlord’s reasonable approval of the location, size and design thereof (such sign to be consistent with Landlord’s standards for similar signage in the Building) and the provisions hereof governing Alterations. So long as the Premises consists of at least one full floor in the Building, Tenant is entitled to place its name (but not its corporate logo) on a multi-tenant Building monument sign to be installed on the Property by Landlord, subject to Applicable Laws. Other than as expressly described in this Section 8.8, Tenant shall not place any signage on the exterior of the Premises, and Tenant shall not place any signage on the inside of the Premises that is visible from the exterior of the Premises.

ARTICLE 9 INSURANCE

9.1 Insurance.

9.1.1 Tenant’s Insurance. Tenant, at its own expense, shall provide and keep in force with companies which are rated A/XV or better by A.M. Best Company and licensed in the Commonwealth of Massachusetts: (a) combined single limit commercial general liability insurance insuring against liability for personal injury and property damage, including contractual liability, in the amount of $1,000,000.00 per occurrence/$2,000,000.00 annual aggregate limit, with $5,000,000.00 of excess liability coverage through umbrella insurance (which umbrella coverage shall be on a ‘following-form’ basis); (b) “Special Form” property insurance, including standard fire and extended coverage insurance, in amounts necessary to provide replacement cost coverage, for Tenant’s Property, machinery, electronic data and any Alterations in which Tenant has an insurable property interest, including, without limitation, vandalism and malicious mischief and sprinkler leakage coverage, and “all risk” Builder’s Risk insurance, completed value, non-reporting form at any time that Tenant has commenced construction of any leasehold improvements or any Alterations, and at any time any other construction activities are underway at the Premises; (c) plate glass insurance for the Premises (if applicable); (d) Workers’ Compensation Insurance in statutory limits as required by applicable law including $1,000,000.00 Employer’s Liability Coverage Each Accident/Disease Policy Limit/Disease Each Employee; and (e) any other insurance reasonably required by Landlord so long as the same is consistent with requirements for similar tenants in comparable buildings. At Landlord’s request, the amounts and kinds of insurance coverages described herein may be reasonably increased or expanded to reflect amounts and coverages then typically being carried for similar business operations in institutionally owned or financed properties in the same market as the Building.

9.2 Delivery of Policies. Each such insurance policy shall: (a) be provided in form, substance and amounts (where not above stated) reasonably satisfactory to Landlord and to Landlord’s Mortgagee; (b) specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder); (c) shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord; and (d) provide that Landlord shall be given ten (10) days’ written notice prior to any cancellation of coverage for non-payment of premium and thirty (30) days’ written notice prior to any other cancellation or change of coverage (or, if such notice is not available from the insurer, Tenant covenants that it shall provide Landlord with such notice). Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter prior to the expiration dates of expiring policies. All such insurance certificates shall provide that Landlord, its mortgagees, any ground lessors and Landlord’s managing agent shall each be named as an additional insured. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant upon ten (10) days’ prior written notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant’s compliance with the provisions of this Article 9 shall in no way limit Tenant’s liability under any of the other provisions of this Lease.

9.3 Increased Insurance Risk. Tenant shall not do or permit anything to be done, or keep or permit anything to be kept in the Premises, which would: (a) be in violation of any Applicable Laws, (b) invalidate or be in conflict with the provision of any fire or other insurance policies covering the Property or any property located therein, to the extent Tenant has been made aware of the same, (c) result in a refusal by fire insurance companies of good standing to insure the Property or any such property in amounts required by Landlord’s Mortgagee (as hereinafter defined) or reasonably satisfactory to Landlord, or (d) cause any increase in the fire insurance rates applicable to the Property or property located therein at the beginning of the Term or at any time thereafter. In the event that any particular use of the Premises by Tenant (as opposed to for the Permitted Use, generally) increases such cost of insurance, Landlord shall give Tenant written notice of such increase and a reasonable opportunity to cure its use to prevent such increase; provided, however, if Tenant fails to do so, Tenant shall pay such increased cost to Landlord in accordance with Section 4.4 hereof. Acceptance of such payment shall not be construed as a consent by Landlord to Tenant’s such use, or limit Landlord’s remedies under this Lease. Landlord hereby agrees that Tenant’s use of the Premises for the Permitted Use, generally, as opposed to Tenant’s particular use, shall not hereafter subject Tenant to any increased obligations or liability in accordance with this Section 9.3.

9.4 Indemnity. Subject to Section 9.7, except to the extent caused by the negligence or willful misconduct of Landlord or any of its employees, officers, contractors or agents, Tenant shall defend with counsel approved by Landlord in Landlord’s reasonable discretion (Landlord acknowledging that counsel appointed by Tenant’s insurer is acceptable), indemnify and hold harmless Landlord, its affiliates, and their respective employees, officers, directors, partners, members and shareholders, the property manager, and Mortgagees of the Property, from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to (a) any injury to or death of any person or damage to or loss of property in or on the Premises or connected with the use, condition or occupancy of any thereof, (b) any act, omission, fault, misconduct, negligence or violation of applicable laws and regulations by Tenant or any Tenant Parties, including without limitation on account of any construction or other work by Tenant on or about the Premises pursuant to Article 8 or otherwise, or (c) any Hazardous Substances or other pollutants brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged on, in or from the Premises or the Property, or allowed, permitted or suffered to be brought, generated, stored, used, installed, disposed of, spilled, released, emitted or discharged thereon, therein or therefrom, by Tenant or any Tenant Parties, in violation of Section 7.6 or otherwise.

Subject to Section 9.7, except to the extent resulting from the negligence or willful misconduct of Tenant or any person claiming by, through, or under Tenant, Landlord shall defend with counsel approved by Tenant in Tenant’s reasonable discretion (Tenant acknowledging that counsel appointed by Landlord’s insurer is acceptable), indemnify and hold harmless Tenant, all employees, officers, directors, partners, members and shareholders of Tenant from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys’ fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or with respect to Landlord’s or any of Landlord’s employees’, officers’, contractors’, or agents’ negligence or willful misconduct resulting in personal injury or bodily harm.

9.5 Tenant’s Use and Occupancy. Tenant’s use and occupancy of the Premises and the Property and use by all Tenant Parties, and all Tenant’s and said parties’ furnishings, fixtures, equipment, improvements, materials, supplies, inventory, effects and property of every kind, nature and description which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be in, or on the Premises, shall be at Tenant’s and said parties’ sole risk and hazard. Except to the extent resulting from Landlord’s, or its employees or contractor’s, negligence or willful misconduct (and subject to the provisions of Section 9.7), Landlord shall not be liable to Tenant or any other party for injury to or death of any person or damage to or destruction of any property in, or on the Premises, nor for any interruption in Tenant’s use of the Premises or the conduct of its business therein, nor for any other losses, damages, costs, expenses or liabilities whatsoever, including without limitation where caused by fire, water, explosion, collapse, the leakage or bursting of water, steam, or other pipes, any environmental or other condition in, or on the Premises, or any other event, occurrence, condition or cause, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. It is Tenant’s responsibility to maintain insurance against any such loss or casualty.

9.6 Landlord’s Insurance. Landlord shall carry reasonable insurance coverages in such amounts as Landlord reasonably determines is necessary or as is required by any Mortgagee provided they are commonly carried by similar landlords of similar buildings in the area. Landlord may use blanket or excess umbrella coverage to satisfy any of the requirements of this Section 9.6.

9.7 Waiver of Subrogation Rights.

9.7.1 Mutual Waiver. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby agree and hereby waive any and all rights of recovery against each other for loss or damage occurring to the Premises or the Property or any of Landlord’s or Tenant’s Property contained therein regardless of the cause of such loss or damage to the extent that the loss or damage is covered by the injured party’s insurance or the insurance the injured party is required to carry under this Lease, whichever is greater (including deductibles under such policies). This waiver also applies to each party’s directors, officers, employees, shareholders, and agents.

9.7.2 Insurance Policy Coverage. Each party will assure that its property, commercial general liability and umbrella insurance permits waiver of liability and contains a waiver of subrogation. Each party shall secure an appropriate clause in, or an endorsement to, each such insurance policy obtained by or required to be obtained by Landlord or Tenant, as the case may be, under this Lease, pursuant to which the insurance company: (a) waives any right of subrogation against Landlord or Tenant as the same may be applicable, or (b) permits Landlord or Tenant, prior to any loss to agree to waive any claim it might have against the other without invalidating the coverage under the insurance policy. If, at any time, the insurance carrier of either party refuses to write (and no other insurance carrier licensed in Massachusetts will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party and upon the giving of such notice, this Section 9.7.2 shall be void and of no effect.

ARTICLE 10 CASUALTY

10.1 Damage or Destruction.

10.1.1 Landlord’s Repair Obligation. Tenant shall give prompt notice to Landlord of any damage by fire or other casualty (a “Casualty”) to the Premises or any portion thereof. During the sixty (60)-day period following the occurrence of a Casualty (the “Notice Period”), Landlord will notify Tenant of Landlord’s estimate (the “Landlord’s Estimate”) of the period of time required to complete the restoration work. In the event that the Premises, or any part thereof, or access thereto, shall be so damaged or destroyed by fire or other insured Casualty that Tenant shall not have reasonably convenient access to the Premises or any material portion of the Premises shall thereby be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1, and if in the judgment of the Landlord the damage or destruction may be repaired within three hundred sixty-five (365) days with available insurance proceeds, then the Landlord shall so notify the Tenant and shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable diligence, subject to the limitations, if any, of Applicable Laws. If in the judgment of the Landlord the Premises, or means of access thereto, cannot be repaired within three hundred sixty-five (365) days after the elapse of the Notice Period with available insurance proceeds, then either party shall have the right to terminate the term of this Lease by giving written notice of such termination to the other party within the period of forty-five (45) days after the delivery of Landlord’s Estimate. If the reconstruction period estimated by Landlord is more than three hundred sixty five (365) and neither party terminates this Lease on account thereof, subject to Landlord’s receipt of sufficient insurance proceeds, Landlord shall repair such damage or destruction as provided in Section 10.4 hereof with reasonable deliveries subject to the limitations, if any, of Applicable Laws to be the period so estimated by Landlord.

10.1.2 Failure to Complete Repairs; Rights of Termination. If Landlord is obligated, or elects to repair the damage to the Premises and fails to substantially complete the repairs within the longer of the period of time required or permitted by this Section 10.1 or the time set forth in Landlord’s Estimate plus a contingency period equal to 10% of the time set forth in Landlord’s Estimate (as the same may be reasonably extended due to any delay caused by Force Majeure) (the “Reconstruction Period”) then, Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord not later than twenty (20) days following the end of the Reconstruction Period.

10.2 Abatement of Rent. Base Rent and Additional Rent shall not be abated or suspended if, following any Casualty, Tenant shall continue to have reasonably convenient access to the Premises and the Premises are not rendered unfit for use and occupancy. If Tenant shall not have reasonably convenient access to the Premises or any portion of the Premises shall be otherwise rendered unfit for use and occupancy by the Tenant for the purposes set forth in Section 7.1 by reason of such Casualty, then Rent shall be equitably suspended or abated relative to the portion of the Premises that cannot be used by Tenant for any of its business operations, effective as of the date of the Casualty until Landlord has (a) substantially completed the repair of the Premises and the means of access thereto, and (b) has delivered notice thereof to Tenant.

10.3 Events of Termination. Notwithstanding the provisions of this Article 10, if, prior to or during the Term the Property shall be so damaged by Casualty that, in Landlord’s reasonable estimate, the cost to repair the damage will be more than twenty-five percent (25%) of the replacement value of the Building (whether or not the Premises shall have been damaged or rendered untenantable), then, in such event, Landlord, may give to Tenant, within ninety (90) days after such Casualty, a sixty (60) days’ notice of the termination of this Lease and, in the event such notice is given, this Lease and the term shall terminate upon the expiration of such sixty (60) days with the same effect as if such date were the Expiration Date. If more than twenty-five percent (25%) of the gross rentable area of the Premises shall be wholly or substantially damaged or destroyed by Casualty at any time during the last twelve (12) months of the Term and the restoration period will exceed at least one half of the then-remaining Term, either Landlord or Tenant may terminate this Lease by delivery of written notice of such termination to the other party within thirty (30) days after the occurrence of such damage. Upon the occurrence of a termination of this Lease pursuant to this Article 10, Tenant shall pay to Landlord, out of any insurance proceeds received by Tenant with respect to its Alterations, Finish Work, or other improvements in the Premises, an amount equal to the unamortized Finish Work Allowance, amortized on a straight line basis over the initial term of the Lease with interest at the rate of 9%.

10.4 Scope of Landlord’s Repairs. In the event Landlord elects or shall be obligated to repair or restore any damage or destruction to the Premises pursuant to this Article 10, Landlord shall not be obligated to restore or replace Tenant’s Property, Tenant’s Alterations, or the Finish Work, which shall be restored or replaced by Tenant at Tenant’s sole cost and expense. No damages, compensation or claim shall be payable by the Landlord to Tenant, or any other person, by reason of inconvenience, loss of business or annoyance arising from any damage or destruction, or any repair thereof, as is referred to in this Article 10.

ARTICLE 11 CONDEMNATION

11.1 Entire Condemnation. In the event that the whole of the Premises shall be taken under the power of eminent domain or by any proceeding for taking for public or quasi-public use (a “Condemnation”), this Lease and the term and estate hereby granted shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such taking.

11.2 Partial Condemnation.

11.2.1 Effect of Partial Condemnation. In the event that only a part of the Premises shall be taken by Condemnation and the remaining Premises are suitable for the Permitted Use without material interference with Tenant’s business operations and Tenant shall have reasonable, convenient access to and from the Premises, the Term shall expire as to that portion of the Premises condemned effective as of the date of the vesting of title in the condemning authority, and this Lease shall continue in full force and effect as to the part of the Premises not so taken. In the event of a partial Condemnation of the Premises which results in a lack of reasonable, convenient access to and from the Premises or which results in insufficient space for Tenant to carry on its business without material interference with its business, Tenant shall have the right to terminate this Lease if Landlord cannot relocate Tenant to comparable space elsewhere in the Property following the effective date of the Condemnation.

11.2.2 Landlord’s Option to Terminate. In the event that a part of the Property shall be subject to Condemnation (whether or not the Premises are affected), Landlord may, at its option, terminate this Lease as of the date of such vesting of title, by notifying Tenant in writing of such termination within ninety (90) days following the date on which Landlord shall have received notice of the vesting of title in the condemning authority if in Landlord’s reasonable opinion: (a) a substantial alteration or reconstruction of the Property (or any portion thereof) shall be necessary or appropriate, or (b) the portion of the Property so condemned has the effect of rendering the remainder of the Property uneconomic to maintain.

11.2.3 Landlord’s Repair Obligations. In the event that this Lease is not terminated in accordance with Section 11.2.2 hereof, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Premises are located so as to constitute the remaining Premises a complete architectural unit to the extent feasible and permitted by Applicable Laws, but Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by Mortgagees and after payment of all costs involved in collection, including but not limited to attorney’s fees. Tenant, at its own cost and expense, shall restore all exterior signs, trade fixtures, equipment, furniture, furnishings and other installations of personalty of Tenant which are not taken to as near its former condition as the circumstances will permit. In the event of a partial taking, all provisions of this Lease shall remain in full force and effect.

11.3 Temporary Taking. If there is a taking of the Premises for temporary use arising out of a temporary emergency or other temporary situation, this Lease shall continue in full force and effect, and Tenant shall continue to comply with Tenant’s obligations under this Lease, except to the extent compliance shall be rendered impossible or impracticable by reason of the taking, and Tenant shall be entitled to the award for its leasehold interest.

11.4 Condemnation Awards. Except as provided in the preceding Section 11.3, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of Tenant’s Property provided that such award does not diminish or reduce the amount of the award payable to Landlord.

11.5 Proration. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Base Rent and Tenant’s Share shall be adjusted in proportion to that portion of the Premises taken by such condemnation or other taking.

ARTICLE 12 ASSIGNMENT AND SUBLETTING

12.1 Assignment and Subletting. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, encumber or otherwise transfer this Lease or any interest herein directly or indirectly, by operation of law or otherwise, or sublet the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (each, a “Transfer”), in each case without Landlord’s prior written consent (except as set forth below with respect to a Permitted Transfer). Notwithstanding the foregoing to the contrary, Landlord shall not unreasonably withhold, delay or condition its consent to a sublet of the Premises or an assignment of this Lease, provided that (a) Tenant shall deliver to Landlord prior written notice of such proposed transfer together with such related information as Landlord shall reasonably request, (b) no Event of Default under this Lease shall have occurred and be continuing, (c) the financial worth and creditworthiness of the proposed transferee with respect to any assignment or any sublet of more than 50% of the Premises shall not be less than that of Tenant both as of the date of execution of this Lease and the date of such proposed Transfer, based upon audited financial statements or equivalent financial information, and shall for all other sublets be sufficient to meet the obligations of the applicable sublease; (d) Tenant shall remain fully liable under this Lease and the transferee shall be jointly and severally liable with Tenant for all such obligations; and (e) such transferee (in the event of an assignment) shall agree directly with Landlord to be bound by all of the obligations of Tenant hereunder pursuant to an assumption agreement reasonably satisfactory to Landlord, including, without limitation, the obligation to pay all Rent and other charges due under this Lease. If at any time or from time to time during the Term, Tenant desires to effect a Transfer, Tenant shall deliver to Landlord written notice (a “Transfer Notice”) setting forth the terms of the proposed Transfer and the identity of the proposed assignee or subtenant (each, a “Transferee”). Tenant shall also deliver to Landlord with the Transfer Notice an acceptable assumption agreement for Tenant’s obligations under this Lease (in the case where the Transfer is a proposed assignment of this Lease) together with all relevant information reasonably requested by Landlord concerning the proposed Transferee to assist Landlord in making an informed judgment regarding the Transferee’s proposed use of the Premises (which use must be permitted by Applicable Laws), and the financial responsibility, creditworthiness, reputation, and business experience of the Transferee. The direct or indirect transfer of a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant in one or more related transactions shall be treated as if such Transfer were an assignment of this Lease. The direct or indirect transfer of less than a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant shall not be treated as if such Transfer were an assignment of this Lease unless part of a series of transactions intended to transfer a controlling portion of or interest in the stock or partnership or membership interests or other evidences of equity interests of Tenant. Notwithstanding anything in this Article 12 to the contrary, the issuance or transfer of equity interests in Tenant or any entity holding a direct or indirect interest in Tenant on a nationally recognized public stock exchange shall not be deemed an assignment within the meaning of this Section 12.1.

12.2 Landlord’s Options. Landlord shall have the option, exercisable by written notice delivered to Tenant within twenty (20) days after Landlord’s receipt of a Transfer Notice accompanied by the other information described in Section 12.1, to: (a) permit Tenant to Transfer the Premises; or (b) disapprove (provided, Landlord’s disapproval must be in accordance with Section 12.1 hereof) the Tenant’s Transfer of the Premises and to continue the Lease in full force and effect as to the entire Premises; or (c) in the event of (i) a proposed assignment of the Lease or (ii) a sublease of more than 50% of the Premises (taking into account all sublets in the aggregate) for all or substantially all of the balance of the Term, terminate the Lease as of the proposed effective date of the Transfer set forth in

Tenant’s Transfer Notice (a “Recapture”); provided, however, that if Landlord shall notify Tenant of Landlord’s intention to Recapture the Premises, Tenant may elect to withdraw its Transfer Notice by written notice of such election delivered to Landlord within ten (10) business days of Tenant’s receipt of Landlord’s Recapture notice. If Landlord approves of the proposed Transfer pursuant to Section 12.1 above, Tenant may enter into the proposed Transfer with such proposed Transferee subject to the following conditions: (i) the Transfer shall be on the same terms set forth in the Transfer Notice; and (ii) no Transfer shall be valid and no Transferee shall take possession of the Premises until an executed counterpart of the assignment, sublease or other instrument effecting the Transfer (in the form approved by Landlord) has been delivered to Landlord pursuant to which the Transferee shall expressly assume all of Tenant’s obligations under this Lease applicable to that portion of the Premises then being transferred (provided that, for a subtenant, the rental obligations shall be governed by the terms of the applicable sublease).

If Landlord exercises its option to terminate this Lease (or in the case of a partial sublet to release Tenant with respect to a portion of the Premises) as provided above, Tenant shall surrender possession of the Premises on the proposed effective date of the Transfer set forth in Tenant’s Transfer Notice, and thereafter neither Landlord nor Tenant shall have any further liability with respect thereto, except with respect to those matters that expressly survive the termination of the Lease.

12.3 Additional Conditions. Tenant shall not offer to make, or enter into negotiations with respect to any Transfer to: (a) any tenant of the Property or any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Building unless there is no competing space then available for leases therein; or (b) any bona fide prospective tenant with whom Landlord is then negotiating with respect to other space in the Building; or (c) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the Building.

12.4 No Release. Landlord’s consent to a Transfer or any Transfer permitted without Landlord’s consent shall not release Tenant of Tenant’s obligations under this Lease and this Lease and all of the obligations of Tenant under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). From and after any assignment, the Lease obligations of the Transferee and of the original Tenant named in this Lease shall be joint and several. No acceptance of Rent by Landlord from or recognition in any way of the occupancy of the Premises by a Transferee shall be deemed a consent to such Transfer, or a release of Tenant from direct and primary liability for the further performance of Tenant’s covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer. Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Tenant’s permitted Transferees, shall constitute a violation thereof by Tenant. In the event of a default by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

12.5 Transfer Profit. Tenant shall pay to Landlord, as Additional Rent, an amount (the “Transfer Profit”) equal to fifty percent (50%) of any rent and other economic consideration received by Tenant as a result of any Transfer (other than Permitted Transfers) which exceeds, in the aggregate: (a) the total of the remaining rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased) plus (b) any reasonable hard and soft costs for any demising and/or fit up work, any rental concessions (including free rent periods), brokerage commissions and attorneys’ fees actually paid by Tenant in connection with such Transfer amortized on a straight-line basis over the term of the Transfer (specifically excluding moving or relocation costs paid to the Transferee). Tenant shall pay such Transfer Profit to Landlord on a monthly basis within thirty (30) days after receipt thereof, without affecting or reducing any other obligations of Tenant hereunder. Each such payment shall be sent with a detailed statement certified by the CFO of Tenant. Landlord agrees that reasonable amounts paid by a subtenant to Tenant for services rendered by Tenant or use of Tenant’s personal property, such as computers and office furniture or lab equipment, in good faith and not in avoidance of the provisions of this paragraph, shall not be includable in sublease rents.

12.6 Permitted Transfers. Notwithstanding the above, provided no Event of Default has occurred and is then continuing, then Tenant shall have the right to assign this Lease or sublet the Premises without Landlord’s consent (a “Permitted Transfer”), but with no less than thirty (30) days’ prior notice to Landlord, to (i) any person or entity that as of the date of determination and at all times thereafter directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Tenant, including any working partnership for shared research or other collaborative purposes that is under Tenant’s control (any of the foregoing, an “Affiliated Company”), or (ii) any entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s stock or assets are transferred (any of the foregoing, a “Successor Entity”); provided, however, that in any such event: (a) use of the Premises shall be for the Permitted Use; (b) in the event of any Permitted Transfer to a Successor Entity or that is an assignment to an Affiliate, the assignee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the greater of the Net Worth of Tenant on the date of execution of this Lease and on the day that is three (3) months prior to the effective date of such assignment, and Landlord has been provided with financial statements or evidence otherwise reasonably satisfactory to Landlord of the same; (c) any such assignment under clauses (i) or (ii) above shall be for an independent business purpose and not a means to circumvent the provisions of this Article 12, and (d) the purpose or result of such Transfer shall not be to liquidate or substantially reduce the net worth of Tenant or such assignee. For the purposes of this Section 12.6, the term “control” shall mean the direct or indirect ownership of 50% or more of an entity and the ability to control the day-to-day operations of such entity whether through the board of directors or otherwise.

ARTICLE 13 DEFAULTS AND REMEDIES

13.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (each, an “Event of Default”) hereunder:

13.1.1 Nonpayment of Base Rent or Additional Rent. Failure by Tenant to pay any installment of Base Rent, Additional Rent or any other amount, deposit, reimbursement or sum due and payable hereunder, upon the date when said payment is due provided, however, on the first (1st) and second (2nd) occasions only during any twelve (12) month period (provided that the second occasion is not with respect to a similar payment obligation with respect to Base Rent or any other regularly scheduled monthly payment by Tenant on the next succeeding date due), Landlord shall furnish Tenant with written notice of such failure and permit Tenant a five (5) business day period to cure such failure.

13.1.2 Certain Obligations. Failure by Tenant to perform, observe or comply with the obligation to provide a Letter of Credit or other security when required under Section 4.6 (“Security Deposit”), discharge or bond over a lien when required under Section 7.5 (“No Liens”), and obtain Landlord’s prior consent to a Transfer where required under Article 12 (“Assignment and Subletting”) of this Lease.

13.1.3 Other Obligations. Failure by Tenant to perform any non-monetary obligation, agreement or covenant under this Lease other than those matters specified in Section 13.1.2, and such failure continues for thirty (30) days after written notice by Landlord to Tenant of such failure; provided, however, that if the nature of Tenant’s obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30)-day period and thereafter diligently and continuously prosecutes the same to completion.

13.1.4 Assignment; Receivership; Attachment. (a) The making by Tenant of any arrangement or assignment for the benefit of creditors; (b) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (c) the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days.

13.1.5 Bankruptcy. The admission by Tenant in writing of its inability to pay its debts as they become due, the filing by Tenant of a petition in bankruptcy seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding or, if within forty-five (45) days after the commencement of any proceeding against Tenant seeking any involuntary reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation by any of Tenant’s creditors, such proceeding shall not have been dismissed.

13.1.6 Abandonment. Abandonment of the Premises by Tenant for a continuous period in excess of thirty (30) days, which for the purposes of this Section, shall mean that (x) the Premises is unoccupied and the lights in the fifth floor elevator lobby are not on during the requisite hours of each day, (y) Tenant is not maintaining the Premises in the condition required by the terms and conditions of this Lease (following expiration of notice and applicable cure periods), and (z) Tenant has not (within applicable notice and cure periods) taken such safety precautions as are reasonably required by the property insurer for the Building to protect against fire and casualty during such period of vacancy; in no event shall abandonment be deemed to occur during any period prior to the completion of the Finish Work, during any Alterations that require vacancy of the Premises, or during any period governed by the provisions of Article 10 and Article 11 of this Lease.

13.2 Remedies. If an Event of Default occurs, Landlord shall have the following rights and remedies, in addition to any and all other rights or remedies available to Landlord in law or equity:

13.2.1 Notice to Quit. Landlord shall have the right to deliver written notice to Tenant to quit possession and occupancy of the Premises and to declare the Lease terminated. Upon Landlord’s termination of this Lease, Tenant shall quit and peaceably surrender the Premises, and all portions thereof, to Landlord, and Landlord shall have the right to receive all rental and other income of and from the same. At Landlord’s election, any written notice of default may also be designated a notice to quit (provided that nothing in this sentence shall be deemed to deny Tenant the right to applicable cure periods set forth in Section 13.1, above).

13.2.2 Right of Re-Entry. Landlord shall have the right, with or without terminating this Lease, to re-enter the Premises and take possession thereof by summary proceeding, eviction, ejectment or otherwise and may dispossess all other persons and property from the Premises. Tenant’s property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section 13.2.2 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Tenant thereby waives all statutory rights, including without limitation the right to a notice to quit, notice before exercise of any prejudgment remedy, and any rights of redemption, all to the extent such rights may be lawfully waived.

13.2.3 Recovery of Rent and Damages. Landlord shall have the right to recover from Tenant all loss of Rent and other payments that Landlord may incur by reason of termination of the Lease, including, without limitation: (a) all Rent and other sums due and payable by Tenant as of the date of termination; (b) all Rent that would otherwise be payable for the remainder of the Term in accordance with the terms of this Lease, as and when due, and Tenant shall indemnify Landlord for the same (such amount to be measured net of the amounts, if any, that Landlord actually receives from a replacement tenant for such period after deducting the costs incurred by Landlord in entering into such transaction, including any free rent, allowances, commissions, costs to undertake any improvements to the Premises, etc., but in no event shall Tenant be entitled to receive any rents paid or payable by such replacement Tenant to Landlord); (c) all of Landlord’s then unamortized costs of special inducements provided to Tenant (including without limitation rent concessions, tenant construction allowances, rent waivers, above building standard leasehold improvements, and the like); (d) the reasonable costs of collecting amounts due from Tenant under the Lease and the costs of recovering possession of the Premises (including reasonable attorneys’ fees and litigation costs); (e) the costs of curing defaults existing at or prior to the date of termination; (f) all “Reletting Expenses” (as defined below); and (g) all Landlord’s other reasonable expenditures arising from the termination. Tenant shall reimburse Landlord for all such items, and the same shall be due and payable immediately from time to time upon notice from Landlord to Tenant that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. Notwithstanding the foregoing, except with respect to Sections 2.2, 6.7 and 7.6 of this Lease, Tenant shall not be liable for any of Landlord’s indirect or consequential damages arising from an Event of Default by Tenant.

13.2.4 Acceleration of Future Rentals. Following termination of this Lease, Landlord, at its written election, shall be entitled to receive as liquidated damages for all Rent that would otherwise be due and payable pursuant to clause (b) of Section 13.2.3, above, an amount equal to : (x) a lump sum payment representing the then present value of the amount of Rent (determined with a discount rate equal to the Federal Reserve discount rate, or equivalent, plus 2%) that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the Rent payable hereunder) estimated by Landlord as of the date of termination, and taking into account Landlord’s reasonable projections of vacancy and time required to re-lease the Premises; or (y) a lump sum payment equal to Base Rent at the rate applicable under the Lease at the time of such election for a period equal to the lesser of 12 months or the then-remaining Term as the time of such election. Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, such amount as final damages for Tenant’s default with respect to the Rents payable for the remainder of the Term as described above. In the computation of present value, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

13.2.5 Rents Due After Re-Entry by Landlord. If Landlord re-enters or otherwise takes possession of the Premises without terminating this Lease (but terminating only Tenant’s right of possession in the Premises), then the Lease and Tenant’s liabilities and obligations thereunder shall survive such action. In the event of any such termination of Tenant’s right of possession, whether or not the Premises, or any portion thereof, shall have been relet, Tenant shall pay the Landlord a sum equal to the Rent and any other charges required to be paid by Tenant up to the time of such termination of such right of possession and thereafter Tenant, until the end of the Term, shall be liable to Landlord for and shall pay to Landlord: (a) the equivalent of the amount of the Rent payable under this Lease, less (b) the net proceeds of any reletting effected pursuant to the provisions hereof after deducting all of Landlord’s Reletting Expenses. Tenant shall pay such amounts in accordance with the terms of this Section 13.2.5 as set forth in a written statement thereof from Landlord to Tenant (the “Deficiency”) to Landlord in monthly installments on the days on which the Base Rent is payable under this Lease, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise. Tenant shall also pay to Landlord upon demand the costs incurred by Landlord in curing Tenant’s defaults existing at or prior to the date of such termination, the cost of recovering possession of the Premises and the Reletting Expenses. Tenant agrees that Landlord may file suit to recover any sums that become due under the terms of this Section from time to time, and all reasonable costs and expenses of Landlord, including attorneys’ fees and costs incurred in connection with such suits shall be payable by Tenant on demand.

13.2.6 Certain Terms Defined. For purposes of this Section 13.2.6, “Reletting Alterations” shall mean all repairs, changes, improvements, alterations or additions made by Landlord in or to the Premises to the extent deemed reasonably necessary by Landlord to prepare the Premises for the re-leasing following an Event of Default; and “Reletting Expenses” shall mean the reasonable expenses paid or incurred by Landlord in connection with any re-leasing of the Premises following an Event of Default, including, without limitation, marketing expenses, brokerage commissions, attorneys’ fees, the costs of Reletting Alterations, tenant allowances and other economic concessions provided to the new tenant.

13.3 Landlord’s Right to Cure Defaults. If the Tenant shall default in the observance or performance of any condition or covenant on Tenant’s part to be observed or performed under or by virtue of any of the provisions of this Lease, and such default continues beyond any applicable notice and cure period or Landlord reasonably determines that an emergency exists, the Landlord, without being under any obligation to do so and without thereby waiving such default, may, after prior written notice (except in the event of an emergency) remedy such default for the account and at the expense of the Tenant. If the Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligation incurred and costs, shall be paid upon demand to the Landlord by the Tenant as Additional Rent pursuant to Section 4.4 hereof and if not so paid with interest from its due date until paid at the rate that is the lesser of (x) the prime rate of interest as reported by the Bank of America or its successor plus nine percent (9%) per annum, up to a maximum rate of eighteen percent (18%) per annum or (y) the maximum legal rate that Landlord may charge Tenant.

13.4 Disposition of Tenant’s Property. In addition to Landlord’s rights under Section 8.4 hereof, Landlord shall have the right to handle, remove, discard or store in a commercial warehouse or otherwise, at Tenant’s sole risk and expense, any of Tenant’s Property that is not removed by Tenant at the end of the Term. Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, within thirty (30) days of Landlord’s written demand, any and all reasonable expenses incurred in such removal and all storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control.

13.5 Reletting. In connection with any reletting of the Premises following an Event of Default, Landlord shall be entitled to grant such rental and economic concessions and other incentives as may be customary for similar space in the Alewife submarket. After any termination of this Lease on account of an Event of Default of Tenant, Landlord shall use reasonable efforts to relet the Premises, provided that any such reletting may be for any term(s), and may grant market concessions or free rent to the extent that Landlord considers reasonably advisable and necessary to relet the same, Landlord may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary for the purpose of reletting the Premises, and Landlord shall have no obligation to relet the Premises prior to any other available space in the Building. The making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises, (ii) relet the Premises before leasing other vacant space in the Building or to show the Premises on a priority basis, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in comparable buildings.

13.6 No Accord and Satisfaction. Landlord may collect and receive any rent due from Tenant, and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies that Landlord has against Tenant in equity, at law, or by virtue of this Lease. No receipt or acceptance by Landlord from Tenant of less than the monthly rent herein stipulated shall be deemed to be other than a partial payment on account for any due and unpaid stipulated rent; no endorsement or statement on any check or any letter or other writing accompanying any check or payment of rent to Landlord shall be deemed an accord and satisfaction, and Landlord may accept and negotiate such check or payment without prejudice to Landlord’s rights to (a) recover the remaining balance of such unpaid rent, or (b) pursue any other remedy provided in this Lease.

13.7 Claims in Bankruptcy. Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in proceeding for bankruptcy, insolvency, arrangement or reorganization by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater, equal to or less than the amount of the loss or damage that Landlord has suffered. Without limiting any of the provisions of this Article 13, if pursuant to the Bankruptcy Code, as the same may be amended, Tenant is permitted to assign this Lease in disregard of the restrictions contained in Article 12, Tenant agrees that adequate assurance of future performance by the assignee permitted under the Bankruptcy Code shall mean the deposit of cash security with Landlord in any amount equal to all Rent payable under this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this Lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably designated by the assignee as paid for the purchase of Tenant’s property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth indicating said assignee’s reasonable ability to pay the Rent, and abide by the terms of this Lease for the remaining portion thereof applying commercially reasonable standards.

13.8 Waiver of Trial By Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY SUMMARY PROCESS, EVICTION OR OTHER STATUTORY REMEDY WITH RESPECT THERETO. EACH PARTY HAS BEEN REPRESENTED BY, AND HAS RECEIVED THE ADVICE OF, LEGAL COUNSEL WITH RESPECT TO THIS WAIVER.

ARTICLE 14 SUBORDINATION; ATTORNMENT AND RIGHTS OF MORTGAGE HOLDERS

14.1 Subordination. This Lease and all of Tenant’s rights hereunder are, and shall be, subject and subordinate at all times to any mortgages or ground leases (each, a “Mortgage”) which may now exist or hereafter affect the Property, or any portion thereof, in any amount, and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages, provided that, with respect to any future Mortgage, the holder of such Mortgage (each such holder, a “Mortgagee”) executes and delivers to Tenant a Non-Disturbance Agreement (as hereinafter defined). Landlord shall use commercially reasonable efforts to deliver to Tenant a fully executed Non-Disturbance Agreement in the form attached hereto as Exhibit 14.1 with Landlord’s current Mortgagee, simultaneously with or within a reasonable period following the execution and delivery of this Lease. Landlord shall obtain a Non-Disturbance Agreement from any future Mortgagee seeking to subordinate this Lease, the subordination of this Lease to any future Mortgage being conditioned upon Tenant’s receipt of a Non-Disturbance Agreement from such Mortgagee in the form of Exhibit 14.1 or a substantially similar form (a “Non-Disturbance Agreement”). Any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by giving notice to Tenant, and this Lease shall then be deemed prior to such Mortgage without regard to their respective dates of execution and delivery.

14.2 Attornment by Tenant. In the event that any such first Mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of the Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, within 15 days following delivery of request by Landlord, Mortgagee, or by Landlord’s successor in interest and in the form reasonably requested by Landlord, Mortgagee, or by Landlord’s successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first Mortgage, which additional documents shall be satisfactory to Tenant, Landlord, Mortgagee, and Landlord’s successors in interest. Tenant acknowledges and agrees that the form of non-disturbance agreement attached as Exhibit 14.1 is acceptable to Tenant for the purposes of this Section 14.2.

14.3 Limitation of Mortgagees’ Liability. Notwithstanding any other provision of this Lease to the contrary, no Mortgagee shall be obligated to perform or liable in damages for failure to perform any of Landlord’s obligations under this Lease unless and until such Mortgagee shall foreclose such mortgage or otherwise acquire title to or succeed to the interest of Landlord in the Property, and then shall only be liable for Landlord’s obligations arising or accruing after such foreclosure, succession or acquisition of title. Notwithstanding the foregoing or anything to the contrary herein, no Mortgagee succeeding to the interest of Landlord hereunder shall be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property, including, without limitation, the payment of any construction allowance pursuant to the Lease; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease, made without Mortgagee’s prior written consent (other than amendments memorializing the rights of Tenant to exercise an Extension Option or Right of First Offer under the Lease) or responsible for any security deposit not actually received by Mortgagee; (f) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability and/or fitness for any purpose, or possession; (g) liable for consequential damages; or (h) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged and agreed that Tenant’s sole remedy in the event of such default shall be to proceed against Mortgagee’s interest in the Property. Provided, nothing in clause (i), above, shall be deemed to relieve any Mortgagee succeeding to the interest of Landlord hereunder of its obligation to comply with the obligations of Landlord under this Lease from and after the date of such succession. Any such Mortgagee’s obligations and liabilities shall in any event be subject to, and holder shall have the benefit of, Section 19.15 hereof. Tenant agrees on written request of Landlord to execute and deliver from time to time any reasonable agreement which may be necessary to implement the provisions of this Section 14.3.

14.4 Estoppel Certificates. Each party agrees, at any time and from time to time, upon not less than 15 days’ prior written notice, execute, acknowledge and deliver a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the date of each such modification), certifying the dates to which the Annual Base Rent and Additional Rent and other charges, if any, have been paid, stating whether or not, to the best knowledge of the party providing such statement, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party providing such statement may have knowledge, and such other factual information related to this Lease as the party requesting such statement may reasonably require, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing. Without limiting the generality of the foregoing, Tenant has approved a written estoppel certificate of Tenant in the form attached as Exhibit 14.4 as a commercially reasonable form. It is intended that any such certificate of Tenant delivered pursuant to this Section 14.4 may be relied upon by Landlord and any prospective purchaser or the Mortgagee of any part of the Property.

14.5 Quiet Enjoyment. Provided that no Event of Default exists and is continuing under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to the rights of Landlord’s Mortgagee. The foregoing covenant is in lieu of any other covenant of quiet enjoyment, express or implied.

14.6 Mortgagee Approval. Landlord and Tenant hereby agree that this Lease is subject to the review and approval of Landlord’s Mortgagee in accordance with the terms of the mortgage loan documents executed by Landlord in connection with its financing of the Property. Landlord shall submit this Lease to its Mortgagee promptly upon Tenant’s execution and delivery of this Lease to Landlord, and Landlord shall promptly advise Tenant of its Mortgagee’s decision.

ARTICLE 15 NOTICES

15.1 Manner of Notice.

15.1.1 Notices; Addresses. All notices, demands and other communications (“notices”) permitted or required to be given under this Lease shall be in writing and sent by personal service, telecopy transmission (if a copy thereof is also sent on the same day by a nationally recognized overnight courier service), certified mail (postage prepaid) return receipt requested or by a nationally recognized overnight courier service to the following addresses or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 15.1:

If to Tenant:	Codiak BioSciences, Inc.
(prior to the	500 Technology Square, 9th Floor
Commencement Date)	Cambridge, MA 02139
Attention: General Counsel
Attention: Chief Financial Officer

(following the Commencement Date)	at the Premises

If to Landlord:	DIV 35 CPD, LLC
c/o The Davis Companies 125 High Street, 21st Floor Boston, MA 02110 Attention: Duncan Gilkey

With copies to:	DIV 35 CPD, LLC
c/o The Davis Companies 125 High Street, 21st Floor Boston, MA 02110 Attention: General Counsel

15.1.2 Delivery. Notices shall be deemed to have been given (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee if delivered by personal service) if personal service is used, (b) on the date of transmission if sent before 4:00 p.m. (Boston time) on a business day when telecopy transmission is used, (c) the sooner of the date of receipt or the date that is three (3) days after the date of mailing thereof if sent by postage pre-paid registered or certified mail, return receipt requested, and (d) one (1) day after being sent by Federal Express or other reputable overnight courier service (with delivery evidenced by written receipt) if overnight courier service is used.

ARTICLE 16 EXTENSION RIGHT

16.1 Right to Extend. Landlord grants Tenant the option to extend this Lease with respect to the entire Premises for one (1) additional period of ten (10) years (the “Extension Period”), subject to each and all of the following terms and conditions (the “Extension Option”):

16.1.1 No Assignment or Sublease. The Extension Option may not be exercised by, or assigned or otherwise transferred to any person or entity voluntarily or involuntarily, except the Tenant named in this Lease or an assignee of Tenant that is a Permitted Transferee. The parties hereto agree that if Tenant assigns any of its interest in this Lease other than to a Permitted Transferee, this Extension Option shall terminate at such time without the need for any act or notice by either party to be effective. Furthermore, Tenant shall have no right to exercise its Extension Option if, at the time of the giving of its Extension Notice or at the commencement of the applicable Extension Period, subleases of more than fifty percent (50%) of the Premises to one or more persons are then in effect (other than with respect to a Permitted Transferee).

16.1.2 Manner of Notice. Tenant shall have delivered to Landlord written notice (the “Extension Notice”) of the exercise of the Extension Option not later than nineteen (19) months prior to the Expiration Date, time being of the essence with respect to the matters set forth in this Article 16. If an Extension Notice is not so delivered, Tenant’s Extension Option shall automatically expire.

16.1.3 Effect of Default. Tenant’s right to exercise the Extension Option shall be suspended at the election of Landlord during any period in which an Event of Default has occurred and is continuing, but the period of time within which the Extension Option may be exercised shall not be extended. Notwithstanding Tenant’s due and timely exercise of the Extension Option, if, after such exercise and prior to the effective date of the Extension Option an Event of Default occurs under this Lease that is not cured within the applicable grace period, if any, Landlord shall have the right to cancel Tenant’s exercise of the Extension Option by delivery of written notice to Tenant.

16.2 New Rent. The Annual Base Rent for the Extension Period shall be equal to the prevailing fair market rental rate for the Extension Period (such prevailing fair market rental rate, the “Market Rent”) for Tenant’s space based on comparable so-called “triple net” lease renewal transactions in comparable first class laboratory buildings in the City of Cambridge as of the commencement of the Extension Period, taking into account all relevant market factors including, without limitation, location, proximity to public transportation, building age, quality, and amenities, nearby retail and dining options, and taking into account market concessions granted in such comparable transactions including, without limitation, free rent periods and improvement allowances. During the Extension Period the Additional Rent shall continue to be payable as provided in the Lease and all of the terms, conditions and covenants of this Lease shall apply.

16.3 Market Rent Notice. If Tenant properly exercises its Extension Option, Landlord shall provide Tenant with written notice (the “Market Rent Notice”) of the rate of the Market Rent (as determined by Landlord in good faith) no later than 18 months prior to the Expiration Date. Tenant shall respond in writing to Landlord within fifteen (15) days following Landlord’s delivery of its Market Rent Notice (the “Tenant Response Period”) whether Tenant (i) agrees with Landlord’s determination of Market Rent, or (ii) disagrees with Landlord’s determination of Market Rent. If Tenant disagrees with Landlord’s determination of Market Rent, the parties shall attempt, in good faith, to mutually agree upon Market Rent. If Landlord and Tenant are unable to agree upon the Market Rent within 30 days following Landlord’s receipt of Tenant’s response, the determination of Market Rent shall be submitted to a dispute resolution proceeding in accordance with Section 16.4. Tenant’s failure to respond in a timely manner shall be deemed to be Tenant’s agreement with Landlord’s determination of Market Rent. If Tenant agrees with Landlord’s determination of Market Rent, or is deemed to agree, they shall execute an amendment to this Lease confirming the Extension Period, the Annual Base Rent for the Extension Period and any related terms and conditions, but failure to execute such an amendment shall not negate the exercise of the Extension Option.

16.4 Dispute. If Market Rent is determined pursuant to this Section 16.4, the Market Rent shall be determined by the process as set forth below and Landlord and Tenant shall be bound by the results of the process described in Section 16.5. Notwithstanding the submission of the issue of Market Rent to such proceeding, if such Market Rent has not been established pursuant to Section 16.5 prior to the commencement of the Extension Period, Annual Base Rent for the next ensuing Lease Year of the Term shall be paid at the Market Rent established by Landlord in its Market Rent Notice until the process is completed. If, upon completion of the process described in Section 16.5, it is determined that Market Rent is less or more than that set by Landlord, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefor paid by Tenant. In no event shall the extension of the Term be affected by the determination of the Market Rent, such exercise of the Extension Option being fixed at the time at which Tenant delivers the Extension Notice.

16.5 Determination of Market Rent. When the terms of this Lease provide that Market Rent shall be determined by reference to this Section 16.5, the following procedures shall apply:

16.5.1 Selection of Arbitrators. Within five (5) business days following the end of the Tenant Response Period, each of Tenant and Landlord shall choose a real estate broker who has at least fifteen (15) years’ commercial laboratory leasing brokerage experience on behalf of large tenants and/or landlords in the Cambridge, Massachusetts market (an “Advocate Arbitrator”) and shall notify the other party in writing of its selection. Within two (2) business days following appointment of their respective Advocate Arbitrators, each party shall notify the other of such appointment, which notice shall include the name and address of the appointed Advocate Arbitrator and a brief description of such Advocate Arbitrator’s experience and qualifications. If a party does not appoint an Advocate Arbitrator within such five (5) day period, the single Advocate Arbitrator appointed shall be the sole Advocate Arbitrator and shall establish the Market Rent for the Extension Period.

16.5.2 Decision by Advocate Arbitrators. Each Advocate Arbitrator shall make a determination of the Market Rent for the Premises using the guidelines described in Section 16.2, above. If the two determinations differ, the Advocate Arbitrator shall mutually appoint a third Advocate Arbitrator who shall also be a broker meeting the qualifications above and who shall not have been engaged by either party during the three (3) year period immediately prior to his or her appointment (the “Neutral Arbitrator”). Within fifteen (15) business days after the appointment of the Neutral Arbitrator, the Neutral Arbitrator selected pursuant to the terms hereof shall determine the Market Rent for the Premises for the Extension Period and shall designate as the Market Rent the Market Rent selected by one of the Advocate Arbitrators that most closely matches the Market Rent determined by the Neutral Arbitrator, and shall notify Tenant and Landlord of such determination within three (3) business days thereafter, which determination shall be final and binding upon Tenant and Landlord.

16.5.3 Allocation of Expenses. Each party shall pay the fees and expenses of the Advocate Arbitrator designated by such party, and one-half (1/2) of the expenses of the Neutral Arbitrator.

ARTICLE 17 RIGHT OF FIRST OFFER

17.1 Right of First Offer. Subject to the terms and conditions of this Article 17 and the Exempt Transactions, Tenant shall have a one-time right to lease certain space on the third (3rd) floor and the first (1st) floor as shown on Exhibit 17.1 attached hereto and made a part hereof (such space, the “ROFO Space”). If any portion of the ROFO Space becomes available for lease at any time during the Term, Landlord shall provide written notice of such availability (the “Landlord’s Offer Notice”) to Tenant and Tenant shall have a right of first offer (“Right of First Offer”) to add such ROFO Space to the Premises on the then-existing terms of this Lease, except as otherwise provided in this Article. Landlord’s Offer Notice shall set forth (i) the portion of the ROFO Space being offered to Tenant, with the rentable square footage calculated in a manner consistent with the calculation of the square footage of the initial Premises leased by Tenant hereunder, (ii) Landlord’s quotation of a proposed Base Rent for the ROFO Space, and (iii) the date estimated by Landlord as the anticipated commencement date (the “Anticipated Inclusion Date”) for such ROFO Space. As used in this Article, the term “available for lease” shall mean all or a portion of the ROFO Space in Landlord’s reasonable determination is anticipated to, or becomes, vacant and is not an Exempt Transaction (as defined below).

17.2 Conditions to Exercise. In addition to any other terms or conditions set forth herein, Tenant’s exercise of its Right of First Offer is conditioned upon Tenant’s compliance with the following requirements:

(a) Tenant delivers to Landlord written notice exercising its right to lease the applicable ROFO Space (“Tenant’s ROFO Acceptance Notice”) within ten (10) business days after Tenant’s receipt Landlord’s Offer Notice, it being agreed and acknowledged by the parties hereto that in the event of any failure by Tenant to timely deliver Tenant’s ROFO Acceptance Notice with respect to the ROFO Space, Landlord shall have the right to lease the applicable ROFO Space to any third party upon terms acceptable to Landlord and such third party so long as the net effective rent (taking into account only the Base Rent on a net basis, and any allowances and free rent amortized over the initial term) paid by such third party is no less than 95% of the net effective rent in Landlord’s Offer Notice. If Landlord wishes to lease the ROFO Space for less than ninety-five percent (95%) of the net effective rent contained in Landlord’s Offer Notice, then Landlord shall first re-offer the ROFO Space to Tenant in accordance with this Article 17 with such revised Base Rent and Tenant shall then have five (5) business days within which to elect to lease the ROFO Space on the terms and conditions set forth in this Article 17;

(b) No Event of Default shall have occurred and is then continuing; and

(c) Tenant must lease all of the ROFO Space then being offered by Landlord in Landlord’s Offer Notice, subject to all of the terms in Landlord’s Offer Notice.

17.3 Terms. The following terms shall apply to and govern the lease of the ROFO Space:

(a) Base Rent payable during the term of Tenant’s tenancy of the ROFO Space shall be as set forth in Landlord’s Offer Notice;

(b) The term of Tenant’s tenancy of the ROFO Space shall begin on the date set forth in Landlord’s Offer Notice and end on the expiration date set forth in Landlord’s Offer Notice unless more than five years remain in the Term as of the estimated delivery date of the ROFO Space (as set forth in the Landlord’s Offer Notice) or Tenant otherwise elects to exercise any then-unexercised Extension Option under this Lease simultaneously with the giving of its Tenant’s ROFO Acceptance Notice, in which case the applicable ROFO Space shall be leased for a period that is co-terminus with the remainder of the Premises; and

(c) Other terms and conditions, including, without limitation, the payment by Tenant of Additional Rent and other charges but excluding the provision by Landlord of any rent concession, tenant improvement or other allowance, shall be the same as set forth in this Lease, except as otherwise set forth in Landlord’s Offer Notice.

17.4 Documentation. If Tenant timely delivers Tenant’s ROFO Acceptance Notice, then, on the commencement date of Tenant’s tenancy of the ROFO Space (the “ROFO Space Commencement Date”), the applicable portion of the ROFO Space shall become part of the Premises, except that Tenant’s Share shall thereafter be a fraction, expressed as a percentage, the numerator of which is rentable area of the Premises including the ROFO Space and the denominator of which is the rentable area of the Building. Within thirty (30) days of receipt from Landlord, Tenant shall execute and deliver to Landlord those instruments Landlord reasonably requests to evidence any lease of ROFO Space under this Article 17 (provided that such instruments are substantially consistent with the terms of the applicable Landlord’s Offer Notice, as affected by the terms of this Article 17). If Tenant shall fail timely to deliver Tenant’s ROFO Acceptance Notice to Landlord, or if Tenant does not timely execute the aforementioned instruments reasonably requested by Landlord (provided the same was accurate), Tenant shall be deemed to have elected to not lease the applicable ROFO Space and Tenant will have no further right to lease the applicable ROFO Space pursuant to this Article 17 until the applicable ROFO Space next becomes available for lease.

17.5 Termination of Right of First Offer. The Right of First Offer granted herein is personal to the Tenant named in this Lease and is non-transferable to any Transferee, other than to a Permitted Transferee. Notwithstanding anything to the contrary contained herein, (a) any assignment of this Lease pursuant to the provisions of this Lease, other than a Permitted Transfer, shall terminate the Right of First Offer contained herein and the same shall be null and void and without recourse to either party hereto, and (b) the Right of First Offer granted hereby shall expire by its own terms nineteen (19) months prior to the expiration of the Term, as may be extended by Tenant pursuant to the terms of Article 16 hereof. Furthermore, Tenant shall have no Right of First Offer, and Landlord shall have no obligation to give Landlord’s Offer Notice, during any period in which subleases of more than fifty percent (50%) of the Premises to one or more persons are then in effect (other than with respect to subleases to a Permitted Transferee).

17.6 Exempt Transactions. In no event shall Tenant’s Right of First Offer under this Article 17 apply to (a) the initial lease of such ROFO Space by Landlord or any renewal or extension of such initial lease, or (b) any renewal or extension by the then existing occupant of the ROFO Space, or (c) rights of other tenants (and their successors and assigns as tenants) that are described on Exhibit 17.6, attached.

ARTICLE 18 ROOFTOP RIGHTS

18.1 Rooftop License. Landlord grants Tenant the appurtenant, non-exclusive license at no additional charge (other than to the extent costs are included in Operating Expenses), but otherwise subject to the terms and conditions of this Lease, to use a portion of the fifth (5th) floor roof and the fifth (5th) floor mechanical area of the Building reasonably designated by Landlord as shown on Exhibit 1.4 (the “Rooftop Installation Area”) to operate, maintain, repair and replace the Generator, HVAC equipment, satellite dishes, microwave dishes, temporary microwave links, or other telecommunications equipment appurtenant to Tenant’s Permitted Use (and not for the benefit of any third party) (collectively, the “Rooftop Equipment”). The exact location and layout of the Rooftop Installation Area shall be approved by Landlord and Tenant in their reasonable discretion and the square footage of the Rooftop Installation Area shall not exceed Tenant’s proportionate share of total rooftop areas made available to tenants in the Building for similar purposes. Any electricity consumed by the Rooftop Equipment shall be separately or check-metered by Tenant and Tenant shall pay all of such costs in the manner applicable to electricity to the Premises under the Lease.

18.2 Installation and Maintenance of Rooftop Equipment. Tenant shall install Rooftop Equipment at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the provisions of this Lease, including without limitation Section 1.4 (relating to the Generator) and Section 8.3. Tenant shall not install or operate Rooftop Equipment until it receives prior written approval of the plans for such work in accordance with Section 8.3. Subject to the provisions of Section 1.4, Landlord may withhold approval if the installation or operation of Rooftop Equipment reasonably would be expected to damage the structural integrity of the Building, and Landlord may condition its approval of Rooftop Equipment upon Tenant’s structural re-enforcement of the roof as reasonably deemed necessary or desirable by Landlord in order to accommodate the Rooftop Equipment.

Tenant shall cooperate with Landlord as reasonably required to accommodate any base Building equipment or Building systems or for the re-roofing of the Building during the Term and Tenant shall be responsible for any costs associated with working around, moving or temporarily relocating Tenant’s Rooftop Equipment.

Tenant shall engage Landlord’s roofer before beginning any rooftop installations or repairs of Rooftop Equipment, whether under this Article 18 or otherwise, and shall always comply with the roof warranty governing the protection of the roof and modifications to the roof. Tenant shall use commercially reasonable efforts to obtain a letter from Landlord’s roofer following completion of such work stating that the roof warranty remains in effect, so long as Tenant has been provided a copy of the same. Tenant, at its sole cost and expense, shall cause a qualified employee or contractor to inspect the Rooftop Installation Area at least quarterly and as often as recommended by the manufacturer of any Rooftop Equipment and correct any loose bolts, fittings or other appurtenances and shall repair any damage to the roof caused by the installation or operation of Rooftop Equipment. Tenant shall pay Landlord following a written request therefor, with the next payment of Base Rent, (i) all applicable taxes or governmental charges, fees, or impositions imposed on Landlord because of Tenant’s use of the Rooftop Installation Area and (ii) the amount of any increase in Landlord’s insurance premiums as a result of the installation of Rooftop Equipment. All Rooftop Equipment shall be (i) designed and installed in a manner consistent with a first-class laboratory building and in compliance with Applicable Laws, including F.C.C. or other regulations, and (ii) shall be screened in a manner consistent with a first-class laboratory building so as not to be visible from the ground level of the Property.

18.3 Indemnification. To the maximum extent permitted pursuant to Applicable Laws, Tenant agrees that the installation, operation and removal of Rooftop Equipment shall be at its sole risk. Except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord’s agents, employees, contractors or invitees, but subject to the provisions of Section 9.7, Tenant shall indemnify and defend Landlord and Landlord’s agents and employees against any liability, claim or cost, including reasonable attorneys’ fees, incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury arising out of the installation, use, operation, or removal of Rooftop Equipment by Tenant or its employees, agents, or contractors, including any liability arising out of Tenant’s violation of this Article 18. Landlord assumes no responsibility for interference in the operation of Rooftop Equipment caused by other tenants’ equipment, or for interference in the operation of other tenants’ equipment caused by Rooftop Equipment, and Tenant hereby waives any claims against Landlord arising from such interference. The provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

18.4 Removal of Rooftop Equipment. Upon the expiration or earlier termination of this Lease, except as otherwise provided in Section 1.4, Tenant, at its sole cost and expense, shall remove any Rooftop Equipment in accordance with the provisions of this Lease that Landlord has not instructed Tenant must remain by written notice given at least sixty (60) days prior to the Expiration Date (or thirty (30) days following any earlier termination of this Lease) and leave the Rooftop Installation Area in good order and repair, reasonable wear and tear and damage due to casualty excepted. If Tenant does not remove the Rooftop Equipment when so required, Landlord may remove and dispose of it and charge Tenant for all costs and expenses incurred.

18.5 Interference by Rooftop Equipment. Landlord may have granted and may hereafter grant roof rights to other parties, and permit installations on the rooftop by other Building tenants or occupants. If Rooftop Equipment (i) causes physical damage to the structural integrity of the Building, (ii) materially interferes with any telecommunications, mechanical or other systems located at or servicing the Building or any building, premises or location in the vicinity of the Building, (iii) interferes with any other service provided to other tenants in the Building by rooftop installations installed prior to the installation of Rooftop Equipment or (iv) interferes with any other tenant’s business in excess of that permissible under Applicable Laws, including F.C.C. or other regulations (to the extent that such regulations apply and do not require such tenants or those providing such services to correct such interference or damage) (each of (i) through (iv) above being a “Rooftop Interference”), Tenant shall within five (5) business days of written notice of a claim of Rooftop Interference cooperate with Landlord or any other tenant or third party making such claim to determine the source of the Rooftop Interference and effect a prompt solution at Tenant’s expense (if Rooftop Equipment caused such interference or damage). If another tenant’s or occupant’s equipment on the roof interferes with Tenant’s Rooftop Equipment installed prior to such other tenant or occupant’s equipment, Landlord shall take commercially reasonable steps to cause such other tenant or occupant to take reasonable steps to resolve such interference.

In the event Tenant disputes Landlord’s allegation that Rooftop Equipment is causing a problem with the Building (including, but not limited to, the electrical, HVAC, and mechanical systems of the Building) and/or any other Building tenants’ equipment in the Building, in writing delivered within five (5) business days of receiving Landlord’s written notice claiming such interference, then Landlord and Tenant shall meet to discuss a solution, and if within seven (7) days of their initial meeting Landlord and Tenant are unable to resolve the dispute, then the matter shall be submitted to arbitration in accordance with the provisions set forth below.

The parties shall direct the Boston office of the AAA to appoint an arbitrator who shall have a minimum of ten (10) years’ experience in commercial real estate disputes and who shall not be affiliated with either Landlord or Tenant. Both Landlord and Tenant shall have the opportunity to present evidence and outside consultants to the arbitrator.

The arbitration shall be conducted in accordance with the expedited commercial real estate arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The cost of the arbitration (exclusive of each party’s witness and attorneys’ fees, which shall be paid by such party) shall be borne equally by the parties.

Within ten (10) days of appointment, the arbitrator shall determine whether or not Rooftop Equipment is causing a problem with the Building and/or any other Building tenants’ equipment in the Building, and the appropriate resolution, if any. The arbitrator’s decision shall be final and binding on the parties. If Tenant shall fail to cooperate with Landlord in resolving any such interference or if Tenant shall fail to implement the arbitrator’s decision within ten (10) days after it is issued, Landlord may at any time thereafter (i) declare an Event of Default and/or (ii) relocate the item(s) of Rooftop Equipment in dispute in a manner consistent with the arbitral decision.

18.6 Relocation of Rooftop Equipment. Based on Landlord’s good faith determination that such relocation is necessary, Landlord reserves the right to cause Tenant to relocate Rooftop Equipment located on the roof to comparably functional space on the roof by giving Tenant prior notice of such intention to relocate. If, within thirty (30) days after receipt of such notice, Tenant has not agreed with Landlord on the space to which Rooftop Equipment is to be relocated, the timing of such relocation, and the terms of such relocation, and such relocation is necessary as determined by Landlord in good faith, then Landlord shall have the right to make all such determinations in its reasonable judgment, so long as the relocation does not result in unreasonable interference with the functioning of Tenant’s Rooftop Equipment. Landlord agrees to pay the reasonable out of pocket cost of moving Rooftop Equipment to such other space (which costs shall be paid in the form of a rent credit or a cash payment, at Landlord’s election, made within thirty (30) days of Tenant’s invoice containing reasonable back-up evidencing such costs), taking such other steps necessary to ensure comparable functionality of Rooftop Equipment, and finishing such space to a condition comparable to the then condition of the current location of Rooftop Equipment. Tenant shall arrange for the relocation of Rooftop Equipment within sixty (60) days after a comparable space is agreed upon or selected by Landlord, as the case may be. In the event Tenant fails to arrange for said relocation within the sixty (60) day period, Landlord shall have the right to arrange for the relocation of Rooftop Equipment at Landlord’s expense, all of which shall be performed in a manner designed to minimize interference with Tenant’s business.

ARTICLE 19 MISCELLANEOUS

19.1 Broker. Landlord and Tenant warrant to each other that they have had no dealings with any broker, agent or finder in connection with this Lease, except Newmark Knight Frank and Colliers International (the “Brokers”). Both parties hereto agree to protect, indemnify and hold harmless the other from and against any and all expenses with respect to any compensation, commissions and charges claimed by any other broker, agent or finder with respect to this Lease or the negotiation thereof that is made by reason of any action or agreement by such party. Landlord shall pay a commission to the Brokers pursuant to separate written agreements between Landlord and the Brokers.

19.2 Building Name. The Building and the Property may be known by such name as Landlord, in its sole discretion, may elect, and Landlord shall have the right from time to time to change such designation or name without Tenant’s consent upon prior written notice to Tenant.

19.3 Authority. If Tenant signs as a corporation, limited liability company, or a partnership, or other business entity each person executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing entity, that Tenant is duly qualified to do business in Massachusetts, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of Tenant is duly authorized to do so and that no other signatures are necessary. Upon Landlord’s request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties. Landlord hereby covenants and warrants that Landlord is a duly authorized and existing entity, that Landlord is duly qualified to do business in Massachusetts, that, upon approval of Mortgagee pursuant to Section 14.6 hereof, Landlord has full right and authority to enter into this Lease, and that each person signing on behalf of Landlord is duly authorized to do so and that no other signatures are necessary.

19.4 Interpretation. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

19.5 Modifications. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord’s Mortgagee to the extent required by Landlord’s financing documents and any subordination agreement entered into between Tenant and such Mortgagee.

19.6 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.

19.7 Entire Agreement. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease, including the Exhibits hereto, which are made part of this Lease, contain the entire agreement of the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property, or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

19.8 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the leasehold Premises or any interest in such fee estate.

19.9 Matters of Record. Subject to the provisions of Article 14, above, this Lease is subject and subordinate to all matters of record existing as of the Effective Date and, to the extent not materially and adversely affecting Tenant’s operations within the Premises or resulting in a reduction of Tenant’s rights under this Lease in more than a de minimis amount, as may affect the Property hereafter. Tenant specifically acknowledges that the Property is subject to that certain City of Cambridge Planning Board Decision dated December 12, 2016 and recorded at Book 68716, Page 324 of the Middlesex South Registry of Deeds, the provisions of which are incorporated herein by reference. Tenant acknowledges that the Base Building Work includes the excavation and off-site disposal of certain soils in accordance with a Release Abatement Measure (“RAM”) Plan submitted to Massachusetts Department of Environmental Protection in July, 2017 and that regulatory closure of such work may be achieved by use of an Activity and Use Limitation (“AUL”) recorded against the Property. Landlord shall, as part of the Base Building Work and at Landlord’s sole cost and expense, perform the investigation, removal and remediation work set forth in the RAM Plan in compliance with applicable Environmental Laws. A copy of the AUL, if any, shall be provided to Tenant, and shall contain customary limitations for similar properties that do not adversely affect use of the Premises for the Permitted Use, such as prohibitions against use of the Property as a residence, school, daycare or playground and maintenance of protective cover (asphalt or clean soil) in place in accordance with the RAM Plan.

19.10 Bind and Inure. The terms, provisions, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and, except as otherwise provided herein, their respective heirs, legal representatives, successors and assigns. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of Tenant shall be deemed material and shall survive expiration or sooner termination of this Lease.

19.11 Remedies Cumulative; No Waiver. Except as expressly provided herein, no remedy or election hereunder shall be deemed exclusive, but shall wherever possible, be cumulative with all other remedies at law or in equity. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provision. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. No reference to any specific right or remedy shall preclude the exercise of any other right or remedy permitted hereunder or that may be available at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition.

19.12 Tenant’s Financial Statements. Unless Tenant is a publicly traded company, in which case this Section 19.12 shall not apply, Tenant agrees to furnish to Landlord, within thirty (30) days following Landlord’s written request therefor (which request shall not be made more than once in any fiscal year unless made in connection with a proposed sale, financing or re-financing of the Building, re-capitalization of Landlord, or following an Event of Default), financial statements for Tenant’s most recent fiscal year, prepared in accordance with generally accepted accounting principles and, if such is Tenant’s normal practice, audited by Tenant’s independent certified public accountants. Landlord shall keep Tenant’s financial statements provided by Tenant pursuant to this Section 19.12 confidential other than to Landlord’s officers, directors, employees, agents, accountants, attorneys, mortgagees, or prospective mortgagees, or purchasers or prospective purchasers of Landlord’s interest in the Building, provided that such recipients hold such information confidential.

19.13 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party. A party shall be deemed to have prevailed in any such action (without limiting the generality of the foregoing) if such action is dismissed upon the payment by the other party of the sums allegedly due or the performance of obligations allegedly not complied with, or if such party obtains substantially the relief sought by it in the action, irrespective of whether such action is prosecuted to judgment. The phrase “attorneys’ fees” shall specifically include the fees and expenses of the in-house legal staff of Landlord and its affiliates, as well as the in-house legal staff of Tenant and its affiliates.

19.14 Landlord Approvals. Whenever Tenant is required to obtain Landlord’s consent hereunder with respect to proposed Transfers or proposed Alterations (excepting the Finish Work), Tenant agrees to reimburse Landlord all out-of-pocket expenses incurred by Landlord, including reasonable attorneys’ fees in order to review documentation or otherwise determine whether to give its consent. Tenant shall pay Landlord’s invoice for any such amounts within thirty (30) days following Landlord’s delivery of its invoice therefor. Any provision of this Lease which requires the Tenant to obtain Landlord’s consent to any proposed action by Tenant shall not be the basis for an award of damages or give rise to a right of setoff on Tenant’s behalf, but may be the basis for a declaratory judgment or injunction with respect to the matter in question.

19.15 Landlord’s Liability. Tenant shall look only to Landlord’s estate in the Property (or the proceeds thereof) for the satisfaction of Tenant’s remedies with respect to any liability, default or obligation of Landlord under this Lease or otherwise regarding Tenant’s leasing, use and occupancy of the Premises pursuant hereto, including without limitation for the collection of any monetary obligation, judgment or other judicial process requiring the payment of money by Landlord. Neither Landlord nor any of its members, stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of its or their property, other than the Property, be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s said remedies. Landlord shall not under any circumstances be liable for any special, indirect or consequential damages of Tenant, including lost profits or revenues. No owner of the Property shall be liable under this Lease except for breaches of Landlord’s obligations occurring while such party owns the Property.

None of Tenant’s stockholders, officers, directors, partners, trustees, beneficiaries or employees shall be personally liable hereunder, nor shall any of their respective property be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies. Except with respect to holdover as provided in this Lease or with respect to matters arising out of Tenant’s failure to comply with provisions of, or Claims under, Sections 6.7 and 7.6, Tenant shall not under any circumstances be liable for any special, indirect or consequential damages of Landlord. The parties acknowledge and agree that any remedy expressly described in this Lease does not constitute special, indirect, or consequential damages.

19.16 Time of Essence. TIME IS OF THE ESSENCE with respect to the due performance of the terms, covenants and conditions herein contained; provided, however, that no delay or failure to enforce any of the provisions herein contained and no conduct or statement shall waive or affect any of Landlord’s rights hereunder.

19.17 Confidentiality. Tenant agrees: (a) to treat the terms of the Lease, and the terms of any existing and future amendments and modifications to the Lease (the “Confidential Information”), but not the existence of this Lease or any such amendments as confidential during the term of this Lease and for the three (3) year period following the expiration or sooner termination of the Lease (the “Non-Disclosure Period”), and (b) not to disclose to any third party nor permit any third party to have access to any or all of such Confidential Information during the Non-Disclosure Period (but excluding Tenant’s agents, attorneys, accountants or other third parties as reasonably necessary in Tenant’s ordinary course of business, provided that any disclosures to the same are held subject to the provisions of this Section 19.17). Landlord acknowledges that Tenant shall have the right to disclose such Confidential Information to prospective subtenants and assignees, advisors, investors, lawyers, accountants, lenders, bankers and their respective employees provided that such disclosure is made under an obligation of confidentiality, and to disclose such Confidential Information as may be necessary to enforce the terms and conditions of this Lease and to the extent that such disclosure is required by law (including but not limited to as may be required by applicable securities laws) or court order or by discovery rules in any legal proceeding. Tenant’s agreements and indemnity with respect to the Confidential Information shall survive the expiration or earlier termination of the Lease for a period of three (3) years. Nothing contained in this Lease is intended to prohibit Tenant from filing this Lease with the Securities and Exchange Commission (“SEC”) to the extent that Tenant is required to do so pursuant to applicable SEC requirements.

Landlord agrees: (a) to treat proprietary information regarding Tenant’s use of Hazardous Substances the Premises provided to Landlord by Tenant in writing and marked as “Confidential” as confidential during the Non-Disclosure Period (“Tenant Confidential Information”), and (b) not to disclose, directly or indirectly, to any third party nor permit any third party to have access to any or all of such Tenant Confidential Information during the Non-Disclosure Period (but excluding Landlord’s agents, investors, lenders, and their respective attorneys and consultants, each on a “need to know” basis, provided that any disclosures to the same are held subject to the provisions of this Section 19.17). Tenant acknowledges that Landlord shall have the right to disclose such Tenant Confidential Information only to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding. Landlord’s agreements and indemnity with respect to the Tenant Confidential Information shall survive the expiration or earlier termination of the Lease for a period of three (3) years.

In no event shall any information available to the public generally or previously obtained by Landlord or Tenant, without violating the terms of a confidentiality agreement, be considered Confidential Information or Tenant Confidential Information, as applicable.

19.18 Submission. Submission of this instrument for examination does not constitute a reservation of or option for lease of the Premises, and it is not effective as a lease or otherwise until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each.

19.19 Governing Law. This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts.

19.20 OFAC List. Tenant represents and warrants that it is not listed, nor to Tenant’s knowledge, is it owned or controlled by, or acting for or on behalf of any person or entity, on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control of the United States Department of the Treasury, or any other list of persons or entities with whom Landlord is restricted from doing business with (“OFAC List”). Notwithstanding anything to the contrary herein contained, Tenant shall not permit the Premises or any portion thereof to be used, occupied or operated by or for the benefit of any person or entity that is on the OFAC List. Tenant shall provide documentary and other evidence of Tenant’s identity and ownership as may be reasonably requested by Landlord at any time to enable Landlord to verify Tenant’s identity or to comply with any legal requirement or applicable laws. Tenant acknowledges and agrees that as a condition to the requirement or effectiveness of any consent to any Transfer by Landlord pursuant to Section 12.1, Tenant shall cause the Transferee, for the benefit of Landlord, to reaffirm, on behalf of such Transferee, the representations of, and to otherwise comply with the obligations set forth in, this Section 19.20, and it shall be reasonable for Landlord to refuse to consent to a Transfer in the absence of such reaffirmation and compliance. Tenant agrees that breach of the representations and warranties set forth in this Section 19.20 shall at Landlord’s election be a default under this Lease for which there shall be no cure. This Section 19.20 shall survive the termination or earlier expiration of the Lease.

19.21 Rent Not Based On Income.

(a) It is intended that all Rent payable by Tenant to Landlord, which includes all sums, charges, or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, shall qualify as “rents from real property” within the meaning of Section 512(b)(3) and 856(d) of the Internal Revenue Code (as amended, the “Code”) and the regulations thereunder (the “Tax Regulations”). If Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and Tax Regulations, Tenant agrees to cooperate with Landlord by entering into such amendment or amendments to this Lease as Landlord deems necessary to qualify all Rent as “rents from real property”, provided, however, that any adjustments required under this Section shall be made so as to produce the equivalent (in economic terms) Rent as payable before the adjustment.

(b) Without limiting Landlord’s right to withhold its consent to any Transfer, and regardless of whether Landlord shall have consented to any such Transfer, neither Tenant nor any other person having an interest in the possession, use, or occupancy of any portion of the Building shall enter into any lease, sublease, license, concession, assignment, or other transfer or agreement for possession, use, or occupancy of all or any portion of the Building which provides for rental or other payment for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used, or occupied, and any such purported lease, sublease, license, concession, assignment, or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the Building. There shall be no deduction from the rental payable under any sublease or other transfer nor from the amount of the rental passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such space.

19.22 Force Majeure. In the event either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by Landlord by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay, provided, however, that in no event shall Force Majeure operate to delay the time for performance of the payment of money, including without limitation the obligations of Tenant to pay Base Rent and Additional Rent.

19.23 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs include reasonable cooperation with Landlord as required for Landlord to fulfill its obligations pursuant to Section 7 of the City of Cambridge Planning Board Notice of Decision No. 314, filed with the Planning Board on December 12, 2016 (the “Decision”), including, without limitation: (i) charging employees market rate monthly parking fees; (ii) participation in the Alewife Transportation Management Association (“Alewife TMA”), including free access for all employees to use shuttle buses operated by the ATMA, providing emergency ride home and ride-matching benefits to all employees through the Alewife TMA or other provider acceptable to the City of Cambridge; (iii) providing 60% MBTA Link Pass (or equivalent) transit subsidies to all employees; and (iv) participation in a transportation monitoring report from time to time.

19.24 Prohibition Against Recording. Landlord and Tenant agree not to record this Lease. In the event this Lease, a copy or any notice thereof shall be recorded by Tenant, then such recording shall constitute an Event of Default by Tenant entitling Landlord to immediately terminate this Lease. Notwithstanding the preceding sentence to the contrary, Landlord and Tenant agree to execute a Notice of Lease in the form attached as Exhibit 19.24. All costs of preparation and recording such notice shall be borne by the party requesting the execution of such Notice of Lease. At the expiration or earlier termination of this Lease, Tenant shall provide Landlord with an executed termination of the Notice of Lease in recordable form, which obligation shall survive such expiration or earlier termination.

19.25 Counterparts; Signatures. This Lease may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

19.26 Construction and Other Improvements. Tenant acknowledges that portions of the Building may be under construction with respect to other tenant improvements following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

19.27 Landlord Default. Landlord shall not be deemed to be in default of this Lease unless Tenant first provides Landlord with notice of any such default and an opportunity to cure the same within thirty (30) days; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30)-day period and thereafter diligently and continuously prosecutes the same to completion.

[remainder of page left intentionally blank – signatures on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

LANDLORD:

DIV 35 CPD, LLC a Massachusetts limited liability company

By:	35 Cambridge Park Investors, LLC, a Delaware limited liability company, its sole member

	By:	DIV Cambridge Park Consolidator, LLC, a Massachusetts limited liability company, its manager

		By:	DIV Fund II Manager Corp., a Massachusetts corporation, its manager

			By:	/s/ Richard McCready
Name: Richard McCready
Title: President

TENANT:

CODIAK BIOSCIENCES, INC., a Delaware corporation

By:	/s/ Douglas E. Williams
Name:	Douglas E. Williams
Title:	Chief Executive Officer

By:	/s/ Linda C. Bain
Name:	Linda C. Bain
Title:	Chief Financial Officer

EXHIBIT 1.1-1

PLAN OF PREMISES

[see attached]

Exhibit 1.1-1

1

Exhibit 1.1-1

2

Exhibit 1.1-1

3

EXHIBIT 1.1-2

LEGAL DESCRIPTION

35 CambridgePark Drive, Cambridge, Massachusetts

Exhibit 1.1-2

1

EXHIBIT “A”

LEGAL DESCRIPTION

A certain tract of land in Cambridge, Massachusetts, with all the improvements thereon, which is shown on the plan entitled “Plan of Property of Bethlehem Steel Corp.,” dated September 26, 1979, and recorded in the Middlesex South District Registry of Deeds as Plan No. 1380 of 1979 in Book 13841, Page End, and described as follows (all compass bearings are based on the Massachusetts Grid System):

Beginning at the intersection of the northerly street line of Rindge Avenue Extension, a public street forty (40) feet in width, with the easterly line of a twenty (20) foot strip of land acquired by the Commonwealth of Massachusetts, acting through its Metropolitan Sewerage Commissions, by Taking of Estate dated January 7, 1893, and recorded in said Registry of Deeds in Book 2169, folio 457; thence, along the easterly line of the last mentioned twenty (20) foot strip of land, the following three (3) courses and distances: (1) North zero degrees thirty-seven minutes nine seconds West (N 0° 37’ 09” W) seventy-seven and eighty-four one-hundredths (77.84) feet, (2) North eleven degrees thirty-three minutes fifty seconds East (N 11° 33’ 50” E) one-hundred twenty-three and seventy-eight one-hundredths (123.78) feet, and (3) North twenty-three degrees thirty-three minutes fifty-one seconds East (N 23° 33’ 51” E) one hundred twenty-seven and eighty-three one-hundredths (127.83) feet to the southwesterly corner of the tract of land which was taken by Massachusetts Bay Transportation Authority pursuant to the Order of Taking dated September 24, 1979, and recorded in said Registry of Deeds in Book 13803, Page 262; thence, along the southerly line of said last-mentioned tract of land the following three (3) courses and distances: (1) South sixty-seven degrees twenty-two minutes forty-eight seconds East (S 67° 22’ 48” E) thirty-six and seventy-two one-hundredths (36.72) feet, (2) eastwardly, by a curve to the left the radius of which is two hundred forty and no one-hundredths (240.00) feet and the chord of which bears South eighty-three degrees thirty-four minutes fifty-three seconds East (S 83° 34’ 53” E) one hundred thirty-three and ninety-three one-hundredths (133.93) feet, an arc distance of one hundred thirty-five and seventy-three one-hundredths (135.73) feet, and (3) North eighty degrees thirteen minutes three seconds East (N 80° 13’ 03” E) eighty-eight and ten one-hundredths (88.10) feet to the westerly line of a tract of land now or formerly of Massachusetts Bay Transportation Authority (Lexington Branch railroad); thence, along said westerly right-of- way line, the following two (2) courses arid distances: (1) southwardly, by a, curve to the left the radius of which is one thousand six hundred eighty-two and no one hundredths (1,682.00) feet and the chord of which bears South twenty degrees twenty-four minutes fifty-nine seconds East (S 20° 24’ 59” E) one hundred one and forty-three one hundredths (101.43) feet, an arc distance of one hundred one and forty-four one-hundredths (101.44) feet, and (2) South twenty-two degrees eight minutes thirty-nine seconds East (S 22° 08 39” E) two hundred thirty-seven and ninety-eight one-hundredths (237.98) feet to said northerly street line of Rindge Avenue Extension, thence along said northerly street line of Rindge Avenue Extension. North eighty-eight degrees nineteen minutes nine seconds West (N 88° 19’ 09” W) four hundred fifty-four and fifteen one-hundredths (454.15) feet to the place of beginning; containing two and five hundred sixty-four one-thousandths (2.654) acres, more or less.

Ex A-1

Exhibit 1.1-2

2

EXCEPTING AND EXCLUDING THEREFROM the following:

a.

That portion of the above-described parcel of land acquired by Order of Taking by the Massachusetts Bay Transportation Authority dated February 15, 1984 and recorded with Middlesex South District Registry of Deeds in Book 15477, Page 358, noted therein as parcel C-274, bounded and described as follows:

Commencing at a point “25” which is located about twenty-five feet north of the centerline of Rindge Avenue Extension and along the west right-of-way line of the MBTA Lexington Branch;

thence running N 88° 19’ 09” W a distance of twenty-five and 55/100 feet (25.55) to a point “1180”;

thence turning and running N 1° 37’ 57” E a distance of four and 61/100 (4.61) to a point “1181”;

thence turning and running N 47° 37’ 03” E a distance of sixteen and 42/100 (16.42) feet to a point “1182”

thence turning and running N 20° 12’ 20” W a distance of one hundred eighty and 54/100 (180.54) feet to a point “1183”:

thence turning and running S 22° 08’ 39” E a distance of two hundred and 66/100 (200.66) feet to the point of beginning “25”.

Containing eight hundred and forty-five square feet (845) of land as shown on the plan entitled “ Land Acquisition Plan. City of Cambridge. Massachusetts” Plan No. 54388 as prepared by Sverdrup and Parcel and Associates. Inc., for the Massachusetts Bay Transportation Authority dated November 30,1983, recorded as Plan 256 of 1984 in Book 15477,Page 358.

b.	The land conveyed to the City of Cambridge by deed dated December 12, 1989, recorded in Book 20292. Page 449.

Ex A-2

Exhibit 1.1-2

3

EXHIBIT 1.4

Location of Generator and Rooftop Installation Area

Exhibit 1.4

1

Exhibit 1.4

2

EXHIBIT 3.1

Work Letter

This Work Letter sets forth the terms and conditions relating to the construction of the Building and the initial tenant improvements in the Premises. All references in this Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of the Lease to which this Work Letter is attached as Exhibit 3.1 and of which this Work Letter forms a part, and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portion of this Work Letter.

SECTION 1

LANDLORD’S BASE BUILDING WORK

1.1 Base Building Work. Landlord has completed the construction of the items listed as the responsibility of Landlord on the Matrix attached hereto as Attachment 1 (collectively, the “Base Building Work”), as evidenced by the Certificate of Occupancy issued by the City of Cambridge Inspectional Services Department attached hereto as Exhibit 3.1-1. To the knowledge of Landlord, the Base Building Work was performed in a good and workmanlike manner, using new or like new materials of first quality, and in compliance with all Applicable Laws including the ADA. During the corrective period remaining under Landlord’s construction contract (which was one year from the date of substantial completion of the Base Building Work), Landlord will at its sole cost and expense (without pass through to Tenant as a component of Operating Expenses or otherwise), correct or cause to be corrected latent defects in the Base Building Work of which Landlord has written notice from Tenant during such remaining corrective period.

SECTION 2

TENANT’S FINISH WORK

2.1 General. Following the Commencement Date, Tenant may enter the Premises in order to commence construction of the initial improvements to the Premises necessary to make the Premises ready for Tenant’s occupancy (the “Finish Work”). Tenant shall retain an architect (“Tenant’s Architect”) for the preparation of the Construction Documents (as defined below), which Tenant’s Architect shall be subject to Landlord’s review and approval, such approval not to be unreasonably withheld, conditioned, or delayed (Landlord acknowledging that TRIA Architects, Inc. is approved for the purposes of this sentence). Tenant shall cause Tenant’s Architect, engineers, and other professionals engaged in the design of the Finish Work to comply with the provisions of this Work Letter and of Article 8 of the Lease. Tenant’s Architect shall retain the services of Landlord’s mechanical, electrical and plumbing engineers and Landlord’s structural engineers for the design of the Finish Work, provided that such engineers are available at commercially reasonable rates. Even though such engineers may have been otherwise engaged by Landlord in connection with the Building, Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Finish Work (subject to reimbursement from the Finish Work Allowance with respect to the Finish Work) and for the adequacy and completeness of the Construction Documents submitted to Landlord.

2.2 Construction Documents. Tenant shall cause Tenant’s Architect to prepare a concept plan and program for the entire Premises that is consistent with first class office and laboratory use (the “Concept Plan”), schematic design drawings, design development drawings, and construction documents for the Finish Work in accordance with the provisions of this Exhibit 3.1 and Article 8 of the Lease (such plans, and any interim plans submitted to Landlord in connection therewith, together with the Concept Plan, shall be referred to collectively herein as the “Construction Documents”). All Construction Documents shall comply with Applicable Laws and with the drawing format and specifications provided by Landlord, and shall be subject to Landlord’s review and approval, such approval not to be unreasonably withheld or delayed. Tenant shall be responsible for Landlord’s third party plan review fees.

Exhibit 3.1

1

Tenant shall deliver the following to Landlord in accordance with the following schedule (the “Time Deadlines”):

Concept Plan	Within 30 days of the Effective Date

Schematic Design	May 15, 2019

Design Development	June 15, 2019

Construction documents
For pricing/permits and GMP	July 15, 2019

The Construction Documents shall be based on the approved Concept Plan and shall not deviate therefrom in any material respect without Landlord’s approval, to be given or withheld in accordance with the terms of this Exhibit 3.1 with respect to approval of plans. Landlord shall review and approve, or disapprove by written notice in sufficient detail for Tenant to be able to reply, within ten (10) business days following the proper submission of any Construction Documents. In the event that Landlord does not approve or disapprove Tenant’s proposed Construction Documents within ten (10) business days after receipt thereof, then Tenant may send a second notice to Landlord with a legend in bold and prominent print stating that “FAILURE TO REPLY TO THIS REQUEST FOR APPROVAL OF THE TENANT PLANS WITHIN FIVE (5) BUSINESS DAYS MAY BE DEEMED TO BE LANDLORD’S APPROVAL” and, if Landlord fails to approve or disapprove of such Tenant plans within five (5) business days following delivery of such second notice, then Landlord shall be deemed to have approved the Construction Documents in question. All approvals, inspections, and requirements of Landlord with respect to any Construction Documents and Finish Work shall be for Landlord’s benefit only, may not be relied on by Tenant (other than for purposes of evidencing Landlord’s consent), and shall not affect Tenant’s responsibility for the same. The Finish Work shall mean the work shown on the final, approved Construction Documents, as affected by any approved Finish Work Change Orders (as defined below), and shall include all work in the “Tenant” column on the allocation of responsibility attached as Attachment 1. Where more than one type of material or structure is indicated on the approved Construction Documents as permitted substitutions, the decisions regarding the selection of which type of material or structure among those shown will be within Tenant’s reasonable discretion if the matter concerns the Finish Work, and within Landlord’s reasonable discretion if the matter affects the structural components of the Building or any Building systems.

2.3 Finish Work Allowance. Landlord shall provide Tenant with an allowance for the costs (the “Allowance Costs”) of preparing the Premises for Tenant’s initial occupancy including the costs of (i) constructing the Finish Work (the “Hard Costs”), and (ii) architectural and engineering fees incurred in the design of the Finish Work, design and construction consulting fees, data/telecom cabling costs, and costs for the design and installation of Tenant’s signage, mechanical equipment and trade fixtures (collectively, the “Soft Costs”) in an amount not to exceed $12,286,440.00 [$180.00 per rentable square foot] (the “Finish Work Allowance”). Tenant may use up to $1,842,966.00 [$27.00 per rentable square foot, i.e., 15%] of the Finish Work Allowance for the Soft Costs of the Finish Work. Except as expressly set forth above with respect to Soft Costs, no portion of the Finish Work Allowance may be used for the cost of furniture, fixtures or equipment installed in the Premises. All construction and design costs for the Finish Work in excess of the Finish Work Allowance shall be paid for entirely by Tenant, and Landlord shall not provide any reimbursement therefor. Landlord shall be entitled to a construction oversight fee equal to two percent (2%) of the Hard Costs of the Finish Work (the “Oversight Fee”), which shall be deducted from the Finish Work Allowance.

Exhibit 3.1

2

Landlord shall reimburse Tenant for the actual third-party Allowance Costs in an aggregate amount not to exceed the Finish Work Allowance, which payments (each, an “Allowance Payment”) shall be made within forty-five (45) days of Tenant’s request (which request may not be made more than once per month) if such request is accompanied by (x) a written statement from Tenant’s architect or engineer that any Finish Work subject to the requisition has been completed in accordance with the approved Construction Documents and setting forth the percentage of Finish Work then complete, and (y) an itemized statement of the actual third-party cost to Tenant of the Finish Work to date, together with invoices and other appropriate back-up documentation, including mechanics lien waivers from Tenant’s contractor and any subcontractors performing work submitting bills with such requisition that are entitled to lien rights under Massachusetts law (but no such lien waivers shall be required from subcontractors providing services to Tenant costing less than $10,000), and then only if the following conditions have been fully satisfied: (a) at all times prior to submitting its request for payment and at the time payment is to be made, Tenant is not in default beyond applicable grace periods under the Lease; and (b) Landlord shall have no reason to believe that any work for which payment is requisitioned has not been properly completed. If the estimated total cost of the Finish Work exceeds the Finish Work Allowance, disbursement of the Finish Work Allowance shall be made on a pro-rata basis in proportion to the total cost of the Finish Work, as reasonably estimated by Tenant and documented to Landlord to Landlord’s reasonable satisfaction. Landlord shall pay from the Finish Work Allowance the Oversight Fee as such work progresses.

Landlord shall not be required to disburse portions of the Finish Work Allowance on account of retainage under the construction contract for the Finish Work until after submission by Tenant of (i) final mechanic’s lien waivers from Tenant’s contractor and all of its subcontractors that are entitled to lien rights under Massachusetts law (but no such lien waivers shall be required from subcontractors providing services to Tenant costing less than $10,000) (ii) a written statement from Tenant’s architect or engineer that the Finish Work has been completed in accordance with the approved Construction Documents, (iii) a permanent certificate of occupancy for the Premises, (iv) an itemized statement of the actual third-party cost to Tenant of the Finish Work, together with invoices and other appropriate back-up documentation, (v) three (3) sets of “as built” plans and a CAD disk of all such plans that are on a CAD system, and (vi) copies of all warranties for such work.

Tenant’s final requisition for the Finish Work Allowance shall be submitted within fifteen (15) months following the Commencement Date. Any portion of the Finish Work Allowance not utilized within fifteen (15) months following the Commencement Date shall be retained by Landlord and Tenant shall have no further right to the same.

2.4 Finish Work Change Orders. Tenant may, from time to time, by written order to Landlord on a form reasonably specified by Landlord (“Finish Work Change Order”), request Landlord’s approval of a change in the Finish Work shown on the Construction Documents, which approval shall be granted or denied in accordance with the standards set forth in Article 8 of the Lease and this Work Letter; provided, however, in the event such change is required pursuant to Applicable Laws, Landlord agrees not to withhold its consent to the same. The Construction Documents shall not be modified except with Landlord’s prior written approval; and all modifications to the Construction Documents, whether material or not, shall be made only by Finish Work Change Order submitted in timely fashion to Landlord and approved by Landlord. Landlord shall have ten (10) business days after receipt of a Finish Work Change Order to notify Tenant in writing of Landlord’s decision either to approve or object. Provided, in the event that Landlord does not approve or disapprove Tenant’s proposed Finish Work Change Order within ten (10) business days after receipt thereof, then Tenant may send a second notice to Landlord with a legend in bold and prominent print stating that “FAILURE TO REPLY TO THIS REQUEST FOR APPROVAL WITHIN FIVE (5) BUSINESS DAYS MAY BE DEEMED TO BE LANDLORD’S APPROVAL” and, if Landlord fails to approve or disapprove of such Finish Work Change Order within

Exhibit 3.1

3

five (5) business days following delivery of such second notice, then Landlord shall be deemed to have approved the Finish Work Change Order Documents in question. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to complete the Finish Work with Minor Variations (as hereinafter defined) from the approved Construction Documents, with Landlord’s further consent. For purposes of this Work Letter, “Minor Variations” shall mean any modifications necessary: (i) to comply with Applicable Laws and/or to obtain or comply with any required permit;; or (ii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Finish Work where Tenant’s approval is not required under the terms of its construction contract.

2.5 Performance of Finish Work by Tenant. The Finish Work shall be designed and constructed by Tenant in accordance with, and subject to, the provisions of Article 8 of the Lease and this Work Letter. Landlord shall not be responsible for any aspects of the design or construction of Finish Work, the correction of any defects therein, or any delays in the completion thereof. Tenant shall retain a general contractor approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed) to perform the Finish Work. Tenant shall construct the Finish Work in a good and workmanlike manner, using new materials of first quality, and shall comply with Applicable Laws and all applicable ordinances, orders and regulations of governmental authorities applicable to the Finish Work, including without limitation, the ADA. Tenant may perform the Finish Work during Normal Business Hours subject to coordination with Landlord and provided that such work during business hours does not interfere with the business operations of other Building tenants. No Finish Work shall be performed except in accordance with the Construction Documents, Minor Variations and any Finish Work Change Orders approved by Landlord, and by a contractor reasonably approved by Landlord. Landlord has no obligation to approve any Finish Work Change Order or any Finish Work not shown on the Construction Documents, or otherwise considered a Minor Variation, approved by Landlord or reasonably inferable therefrom if, in Landlord’s reasonable judgment, such Finish Work (i) would materially increase the cost of operating the Building or increase the cost of performing any other work in the Building, unless in each case Tenant pays such incremental costs, (ii) are incompatible with the design, quality, equipment or systems of the Building, (iii) would require unusual expense to readapt the Premises to general purpose office use, laboratory or research and development uses or (iv) otherwise do not comply with the provisions of this Lease (including, without limitation, Article 8). By its execution of the Lease, and submission of any Construction Documents and Finish Work Change Orders, Tenant will be deemed to have approved of, and shall be legally responsible for, such Construction Documents and Finish Work Change Orders. Tenant shall be responsible for costs of Building services or facilities (such as electricity, freight elevator usage, fire safety, water, HVAC, tap-in fees, cleaning, etc.) required to implement the Finish Work.

Landlord may elect to participate in construction meetings with Tenant and Tenant’s general contractor on a weekly basis or as otherwise agreed to by the parties to review the progress of the Finish Work.

Tenant shall not be required to use union labor for construction of the Finish Work. However, neither Tenant, nor any Tenant contractor performing any work or inspections in the Premises following the Commencement Date, shall cause or permit any labor disharmony to occur, and Tenant shall be responsible for all costs required to produce labor harmony on account of the performance of the Finish Work. If labor disharmony arises as a result of a contractor or subcontractor engaged by Tenant, or otherwise on account of the Finish Work, then Landlord shall have the right, in addition to other rights and remedies under the Lease, to exclude from the Premises such contractor or subcontractor.

Tenant shall obtain a permanent certificate of occupancy for the Premises within twelve (12) months following the Commencement Date. If Tenant has not obtained the certificate of occupancy by the date set forth in the preceding sentence, then Landlord shall have the right, at Tenant’s expense, to do such Finish Work as is necessary to obtain the certificate of occupancy upon twenty (20) days’ prior written notice to Tenant.

Exhibit 3.1

4

2.6 Tenant’s Authorized Representative. Kimberly Barry (office phone: 617-949-4222/cell phone: 617-596-6436; e-mail: kim.barry@codiakbio.com), Tenant’s Authorized Representative, shall have full power and authority to act on behalf of Tenant on any matters relating to this Work Letter. Tenant may name a replacement Authorized Representative from time to time by written notice to Landlord making reference to this Exhibit 3.1.

2.7 Landlord’s Authorized Representative. Gretchen McGill (office phone: 617-936-4812/cell phone: 957-233-8839: email: gretchen.mcgill@thedaviscompanies.com), Landlord’s Authorized Representative, shall have full authority and responsibility to act on behalf of Landlord on any matters relating to this Work Letter. Landlord may name a replacement Authorized Representative from time to time by written notice to Tenant making reference to this Exhibit 3.1

2.8 This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days.

Exhibit 3.1

5

Attachment 1

Matrix

Note: Nothing in this Matrix is intended to change the definition of “Common Areas” under the Lease.

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00
03.02.2018

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
GENERAL		
Building Core & Shell shall be LEED certified by the USGBC at not less than Silver	X	
SITEWORK		
Perimeter sidewalks, street curbs, miscellaneous site furnishings and landscaping	X	
Telephone service to main demarcation room from local exchange carrier	X	
Domestic sanitary sewer connection to street	X	
Lab waste sewer connection	X	
Roof storm drainage	X	
Electrical service to main switch room	X	
Gas service	X	
Domestic water service to Building	X	
Fire protection water service to Building	X	
LANDSCAPING		
Complete site improvements package, including design and installation	X	
Landscape plans to include location, species, and sizes of trees, shrubs, groundcovers, flowering plants, ornamental flowering trees	X	
Hardscape plans shall include walkways, driveways, curbing, exterior lighting, and non-Tenant signage. Design and site improvements materials shall be of Class A Building quality.	X	
STRUCTURE		
Reinforced concrete slabs with live load capacity of-100 psf	X	
Reinforced concrete slabs with 150 psf loading capacity in mechanical spaces	X	
Structural enhancements for specific Tenant load requirements		X
Structural reinforcing to meet vibration criterion of 8,000 micro inches per second at 50 steps per minute	X	
Upgrade structural reinforcing to meet vibration criterion required by Tenant		X

LANLORD / TENANT MATRIX | 1

Exhibit 3.1

6

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
STRUCTURE		
Typical Floor to Floor height framing as follows: floor 1-2 11'-0" floor 2-5 14'-6"	X	
Column bay spacing : 22'-6"x45' at floors 2-5, 22'6x22'6 at floor 1.	X	
Structural framing dunnage above roof for Base Building equipment	X	
Structural framing dunnage above roof for Tenant equipment subject to Landlord review and approval		X
Framed openings for Base Building utility risers	X	
Framed openings for Tenant utility risers in addition to Base Building within pre-allocated Base Building areas subject to Landlord review and approval	X	
Miscellaneous metals items and/or concrete pads for Base Building equipment	X	
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING		
TPO membrane roofing	X	
Roofing penetrations for Base Building equipment/systems	X	
Roofing penetrations for Tenant equipment/systems, installed by Base Building roofing subcontractor		X
Walkway pads to Base Building equipment	X	
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes within Building penthouse, installed by Base Building roofing subcontractor		X

LANLORD / TENANT MATRIX | 2

Exhibit 3.1

7

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
EXTERIOR		
Building exterior envelope	X	
Base Building entrances	X	
Building-mounted signage and/or ground-mounted exterior signage for Tenant identification		X
Loading dock overhead door (s)	X	
Penthouse enclosure for Base Building rooftop equipment	X	
Penthouse enclosure for Tenant rooftop equipment (within base building penthouse)	X	
COMMON AREAS		
Accessible main entrance. Entrance vestibules will include accessible full glass narrow stile aluminum framed entrance doors with integrated security hardware.	X	
Egress corridors on multi-tenant floors	X	
First floor finished lobby consistent with a Class A Cambridge building.	X	
Core area toilet rooms. Floors and base shall be thin set ceramic tile. Full height ceramic tile shall be provided on wet walls. All other wall surfaces shall be painted drywall. Lavatory counters shall be solid surface with under mount vitreous china sinks, and continuous mirror above lavatory counters to the ceiling height. Metal toilet enclosures shall be floor mounted, steel panel construction with a painted finish. Toilet room accessories shall be similar or equal to those manufactured by Bobrick Company, all in accordance with handicapped accessibility regulations.	X	
Shower rooms shall utilize finishes similar to core area toilet rooms	X	
Walls in toilet rooms, stairways, and Base Building utility rooms shall have a final paint finish	X	
Painted metal railings in all stairways	X	
Interior signage for all Base Building rooms (as required by Code)	X	
Janitor's closets in core areas	X	

LANLORD / TENANT MATRIX | 3

Exhibit 3.1

8

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
Electrical closets in core areas. Electrical closets can be used for Tenant-provided electrical equipment, subject to coordination with Base Building equipment, and conformance to all Code requirements.	X	
Stacked tel/data riser closet for connectivity between demarcation room and tenant's remote IDF.	X	
Demarcation room	X	
Loading dock area with dock levelers, 48" high at raised position	X	
Doors, frames, and hardware at common areas	X	
Parking control equipment in garage	X	
ELEVATORS		
2 Passenger elevators with 3,500 lb. capacity, 200 FPM. Each serves main lobby Level 1 through Level 5	X	
1 Service elevator at with 5,000 lb. capacity, 150 FPM, 4'-0" wide door opening. Serves main lobby Level 1 through mechanical penthouse.	X	
WINDOW TREATMENT		
Furnish and install Building Standard window treatment including blocking in Tenant areas. Building Standard is horizontal mini-blinds, 1" wide blades, similar or equal to those manufactured by Levelor (color TBD).		X
window sills as applicable in Tenant areas		X
TENANT AREAS		
Drywall and finishes at inside face of exterior fire rated walls	X	
Drywall and finishes at inside face of exterior non fire-rated walls and column enclosures		X
Finishes at inside face at Tenant side of core partitions		X
Additional toilet rooms within Tenant Premises		X
Tenant Premises HVAC and Plumbing Rooms		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel./data		X
Tenant kitchen areas		X

LANLORD / TENANT MATRIX | 4

Exhibit 3.1

9

SGA

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
TENANT AREAS		
Drywall and finishes at inside face of exterior fire rated walls	X	
Drywall and finishes at inside face of exterior non fire-rated walls and column enclosures		X
Finishes at inside face at Tenant side of core partitions		X
Additional toilet rooms within Tenant Premises		X
Tenant Premises HVAC and Plumbing Rooms		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel./data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, and buildout		X
Fixed or movable casework		X
Laboratory equipment including, but not limited to, biosafety cabinets, autoclaves, glasswashers, bioreactors		X
Chemical fume hoods, bench fume hood, lab casework		X
Shaft enclosures for Base Building systems' risers	X	
Shaft enclosures for Tenant risers outside of the allocated space in the main vertical Base Building shafts		X
All interior signage for Tenant Premises		X
Sound attenuation upgrades for Tenant Premises to comply with Tenant acoustical criteria and design of Tenant Areas		X
FIRE PROTECTION		
Fire service entrance including fire department connection, alarm valve, and back flow protection	X	
Base Building area distribution piping and up-turned sprinkler heads	X	
Stair distribution piping and sprinkler heads	X	
Primary distribution and sprinkler heads adequate to support light hazard (with upturned heads)	X	

LANLORD / TENANT MATRIX | 5

Exhibit 3.1

10

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems		X
Preaction dry-pipe systems (if required) within Tenant Premises		X
Fire extinguisher cabinets within Base Building areas	X	
Fire extinguisher cabinets within Tenant Premises		X
Standpipes, distribution and hose connections within egress stairs, and lobby	X	
Additional hose connections within Tenant Premises, including distribution piping		X
PLUMBING		
Domestic water distribution within Tenant Premises including reduced pressure backflow preventer		X
Domestic water service with backflow prevention and Base Building risers	X	
Base Building restroom plumbing fixtures compliant with accessibility requirements	X	
PLUMBING		
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Tenant metering and sub-metering at Tenant connection		X
Storm drainage system	X	
Sanitary waste and vent service for Base Building areas	X	
Sanitary waste and vent service for Tenant Premises		X
Hot water generation for Base Building restrooms	X	
NATURAL GAS		
Natural gas service to Building	X	
Natural gas service to Base Building boilers	X	
Natural gas service, pressure regulator and meter for Tenant equipment		X

LANLORD / TENANT MATRIX | 6

Exhibit 3.1

11

SGA

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area		X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from tenant meter location through roof		X
HEATING, VENTILATION, AIR CONDITIONING		
Cooling towers, supporting condenser water pumps and piping	X	
Stair & Elevator pressurization if required by code	X	
Main electric room ventilation system	X	
Central gas fired boiler plant	X	
Hot water pipe risers	X	
Hot water pipe distribution within Tenant Premises		X
Reheat coils within Tenant Premises		X
Reheat coils within Base Building areas	X	
HEATING, VENTILATION, AIR CONDITIONING		
Building Management System (BMS) for Base Building	X	
BMS (compatible with Landlord's system) within Tenant's Premises monitoring Tenant infrastructure.		X
Supply air duct distribution, VAV terminals or fan coils, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Supply air duct distribution, VAV terminals or fan coils, equipment connections, insulation, air terminals, dampers, hangers, etc. within	X	
Base Building areas	X	
Restroom exhaust for Base Building area restrooms	X	
Restroom exhaust for new restrooms built within Tenant Premises		X
Electric room ventilation system for Base Building electrical closets	X	
Electric room ventilation system for electrical closets within Tenant Premises		X
Sound attenuation for Base Building equipment to comply with Zoning Ordinance	X	

LANLORD / TENANT MATRIX | 7

Exhibit 3.1

12

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
Sound attenuation for Tenant equipment to comply with Zoning Ordinance		X
Additional/ dedicated cooling equipment for Tenant requirements		X
Hot water and chilled water risers for future tenant office HVAC distribution systems	X	
BTU meters on hot water, chilled water and condenser water runouts to to tenant fan coils, heat pumps, and reheat coils and radiation compatible with and tied back to Landlord BMS Metering System		X
Fan coils, heat pumps, chilled beams and associated distribution and controls to support office HVAC.		X
Boiler Capacity-Office: 20 BTU / SF	X	
Cooling Tower Capacity - Office: 350 SF / Ton	X	
ELECTRICAL		
Diesel life safety generator	X	
Sound attenuation for life safety generator to comply with Zoning Ordinance	X	
480/277V bus riser in electrical closets for Tenant connection	X	
Bus plug, meter socket, meter, and disconnect for bus tie in		X
Electric Check meter on tenant distribution to lights, plugs, HVAC and general power on floor, compatible with and tied back to Landlord BMS Metering System		X
Standby power distribution within Tenant Premises		X
Lighting and power distribution for Base Building areas	X	
Lighting and power distribution for Tenant Premises		X
Life safety emergency lighting/signage including bus plugs, panels and circuit breakers for Base Building areas	X	
Life safety emergency lighting/signage for Tenant Premises		X
Tenant panels, transformers, etc. in addition to Base Building house panels for Base Building area		X
Allocation of bus power for Tenant use (w/USF): • Office Lighting: 1.5w / SF • Office Power: 5w / SF	X	

LANLORD / TENANT MATRIX | 8

Exhibit 3.1

13

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Office)	RESPONSIBILITY	
	Landlord	Tenant
FIRE ALARM		
Base Building fire alarm system with devices within Base Building areas	X	
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA		
Underground local exchange carrier service to primary demarcation room	X	
Service from primary demarcation room to secondary demarcation room	X	
Tel/data riser closet	X	
TELEPHONE/DATA		
Tenant tel./data rooms		X
Pathways from demarcation room directly into Tenant tel./data rooms	X	
Tel./Data cabling (demarcation rms. to intermediate distribution frame rms.)		X
Tel./Data cabling from demarcation room and/ or intermediate distribution frame rooms to Tenant tel./data room		X
Fiber optic service for Tenant use		X
Tel./data infrastructure including, but not limited to, servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel./data room to all Tenant locations, within the suite and exterior to the suite, if needed		X

LANLORD / TENANT MATRIX | 9

Exhibit 3.1

14

Exhibit 3.1

15

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

DESCRIPTION (Lab)	RESPOSIBILTIY	
	Landlord	Tenant
RO/DI water generator		X
RO/DI water pipe risers		X
DI water pipe distribution within Tenant Premises for specific points of use including validation and final filters		X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X
HEATING, VENTILATION, AIR CONDITIONING		
Central water cooled chilled water plant	X	
Boiler Capacity- Lab: 150 to 200 BTU / SF	X	
Cooling Tower Capacity-Lab: 100 to 150 SF / Ton	X	
Chilled water pipe distribution within Tenant Premises		X
Condenser water pipe distribution within Tenant Premises		X
BTU meters on hot water, chilled water and condenser water runouts to tenant fan coils, heat pumps, and reheat coils and radiation compatible with and tied back to Landlord BMS Metering System		X
Lab once-through supply air handling units with prefilters, final filters, chilled water coils, and hot water coils. Units are sized for approximately 1.75 cfm per usable square foot of lab space and 0.2 cfm per SF of office space, based on 50/50 lab/office.	X	
Airflow measuring station on supply air takeoff to tenant duct distribution compatible with and tied back to Landlord BMS Metering system.		X
Individual high plume exhaust fans sized for approximately 1.75 CFM per usable square foot of lab space		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
ELECTRICAL		
Allocation of bus power for Tenant use (w/USF): Lab Lighting: 1.5w / SF Lab Power: 12w / SF	X	

35 CAMBRIDGE PARK DRIVE – LANLORD / TENANT MATRIX | 11

Exhibit 3.1

16

LANDLORD / TENANT WORK MATRIX

35 CAMBRIDGE PARK DRIVE
003932.00

Electric Check meter on tenant distribution to lights, plugs, HVAC and general power on floor, compatible with and tied back to Landlord BMS Metering System		X
Standby natural gas generator for Tenant		X
Automatic transfer switches for Tenant load		X
FIRE PROTECTION		
Primary Distribution sized to provide ordinary hazard group 1 in Lab areas. Upright sprinkler heads locations to support light hazard.	X	

ARCHITECTURE | PLANNING
INTERIOR DESIGN | VDC
BRANDED ENVIRONMENTS

BOSTON
200 HIGH ST, FLOOR 2
BOSTON, MA 02110

NEW YORK
18 W 18TH ST, FLOOR 11
NEW YORK, NY 10011

SGA-ARCH.COM
857.300.2610

35 CAMBRIDGE PARK DRIVE – LANLORD / TENANT MATRIX | 12

Exhibit 3.1

17

Exhibit 3.1-1

Certificate of Ocupancy

CITY OF CAMBRIDGE INSPECTIONAL SERVICES DEPARTMENT 831 Massachusetts Avenue, Cambridge, MA 02138 Tel: 617 - 349 - 6100 Fax: 617 - 349 - 6132 CERTIFICATE OF USE AND OCCUPANCY

In accordance with the provision of Chapter 143 of the MGL, and Section 111/R110 of the Eighth Edition of the Building Code and in accordance with the provisions of Chapter 40A of the MGL and Article 9.000, Section 9.20 of the Cambridge Zoning Ordinance, this is to certify that building and/or land located at address below has been inspected and the occupancies thereof are hereby authorized:

35 Cambridgepark Dr

Cambridge, MA 02140

Certificate Number:	CO-077775-2018	Occupancy Group:	B/M Business / Mercantile, S2 Storage - Low Hazard,	Building Permit No: 58169-2017

Owner:	DIV35 CPD, LLC c/o The Davis Companiese Class:		Article 4 Section 4.34.(D)	Zone: O-ZA/AOD-6

Architect:	Spagnola Gisness & Associates			Type: 1B

Contractor:	John Moriarty and Associates

Digital copies of plans are retained with the Building Permit record.

Floor:		Approved Usage	Square Footage
	Basement	N/A	0
	1st Floor	Core & Shell	16,598
	2nd Floor	Core & Shell	30,409
	3rd Floor	Core & Shell	33,395
	4th Floor	Core & Shell	30,409
	5th Floor	Core & Shell	25,179
	AddI Levels	N/A	0
	Roof Use	N/A	0
	Parking Location	N/A

Other:	# of Space

Date of Issuance: 11/20/2018

/s/ Ranjit Singanayagam
Conditions:	Ranjit Singanayagam Commissioner

This certificate must be available on the premises at all times.

Exhibit 3.1-1

1

EXHIBIT 4.6.2

FORM OF LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

ISSUE DATE:

ISSUING BANK:

[            ]

[            ]

[            ]

[            ]

BENEFICIARY:

DIV 35 CPD, LLC

C/O THE DAVIS COMPANIES

125 HIGH STREET, 21ST FLOOR

BOSTON, MASSACHUSETTS 02110

APPLICANT:

CODIAK BIOSCIENCES, INC.

500 TECHNOLOGY SQUARE, 9TH FLOOR

CAMBRIDGE, MA 02139

AMOUNT: US$            (            AND             /100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.             IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

1. “WE ARE ENTITLED TO DRAW ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE AGREEMENT BETWEEN BENEFICIARY, AS LANDLORD, AND APPLICANT, AS TENANT AND WE ARE DRAWING FOR US$            ”; OR

Exhibit 4.6.2

1

2. BENEFICIARY HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM             THAT THE LETTER OF CREDIT NO.             WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE AND APPLICANT HAS FAILED TO PROVIDE A SATISFACTORY REPLACEMENT OF THIS LETTER OF CREDIT AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT AND WE ARE DRAWING FOR US$            .”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND             .

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS AND SHALL BE DULY HONORED BY US UPON PRESENTATION OF SUCH DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT:             , ATTENTION:             .

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT:             ; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO:             ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, AT NO COST OR EXPENSE TO BENEFICIARY, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1⁄4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. HOWEVER, APPLICANT’S PAYMENT OF SUCH TRANSFER FEE SHALL NOT BE A CONDITION OF SUCH

Exhibit 4.6.2

2

TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

Exhibit 4.6.2

3

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

EXHIBIT A

FORM OF TRANSFER FORM

DATE:

TO:             [            ]

                   [             ]

                   [             ]

                   [             ]

RE: IRREVOCABLE STANDBY LETTER OF CREDIT

NO.             ISSUED BY

L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SINCERELY,

        (BENEFICIARY’S NAME)

    (SIGNATURE OF BENEFICIARY)

            (NAME AND TITLE)

SIGNATURE AUTHENTICATED

The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(Name of Bank)

(Address of Bank)

(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

Exhibit 4.6.2

4

EXHIBIT 6.1

CLEANING SPECIFICATIONS

Main Entrances & Lobbies

Daily:

•	Completely wash all glass doors with glass squeeze, inside and out.

•	Clean door frames in and out.

•	Dust all glass sills and other horizontal surfaces.

•	Spot clean walls where needed.

•	Sweep and wash floor (where applicable)

•	Spot clean carpet where needed.

•	Vacuum all carpet

Weekly:

•	Dust all high reach areas

•	Polish all door tracks

•	Buff tile floors if applicable

Quarterly:

•	Shampoo carpets

•	Strip and wax VCT flooring where needed

Elevators

Daily:

•	Completely clean inside and outside of cab

•	Spot clean ceiling

•	Spot clean carpet if needed

•	Vacuum all door tracks

•	Vacuum carpet

•	Sweep and wash flooring if applicable

Weekly:

•	Polish all elevator tracks

Monthly:

•	Clean ceiling vents

Quarterly:

•	Shampoo carpets

Exhibit 6.1

1

Hallways

Daily:

•	Empty all trash and replace liners where applicable (liners to be provided by customer)

•	Dust all horizontal surfaces

•	Spot clean walls, doors and door frames

•	Dust all wall picture frames and other wall ornaments

•	Spot clean all glass where needed

•	Sweep and wash floors

•	Vacuum all carpets

•	Completely clean all directories.

Weekly:

•	Dust all high reach areas

•	Edge vacuum all carpet

Quarterly:

•	Clean all ceiling vents

•	Shampoo all carpeted areas

Bathrooms

Daily:

•	Empty all wastebaskets and replace liners ( to be provided by customer )

•	Replace all paper products ( to be supplied by customer )

•	Clean all mirrors

•	Clean all bright work and stainless steel

•	Spot clean walls and partitions

•	Clean all counters and sinks

•	Clean all shower stalls

•	Clean and disinfect all toilet bowls and urinals

•	Sweep and wash all floors

Weekly:

•	Dust tops of partitions

•	Flush floor drains with water and disinfectant to prevent bad odors

Monthly:

•	Completely wash down all walls, doors and partitions

Quarterly:

•	Clean all ceiling vents

•	Machine scrub floors.

Exhibit 6.1

2

Stairwells

Daily:

•	Walk all stairways, pick up loose trash and spot clean where necessary

•	Report any maintenance issues to Facilities Manager

Weekly:

•	Complete dusting of window sills, hand rails and other horizontal surfaces such as pipes, etc

•	Spot wash walls, doors and door frames

•	Sweep and wash floors (always post Wet Floor Signs at every stair landing.

OTHER SERVICES/CAPACITIES

ELEVATORS

•	2 Passenger elevators with 3,500 lb. capacity, 350 FPM. Each serves main lobby Level 1 through Level 5

•	1 Service elevator with 5,000 lb. capacity, 350 FPM, 4’0” wide door opening. Serves main lobby Level 1 through mechanical penthouse.

SECURITY

•	Card access at Building entries

With respect to portions of the Building intended for office use:

PLUMBING

•

Domestic water service with backflow prevention and Base Building risers, but Tenant is responsible for domestic water distribution within Tenant’s Premises including reduced pressure backflow preventer

HEATING, VENTILATION, AIR CONDITIONING (HVAC)

•	Building Management System (BMS) for Base Building

•	Boiler Capacity – Office: 20 BTU / SF

•	Cooling Tower Capacity – Office: 350 SF / Ton

ELECTRICAL

•	480/277v bus riser in electrical closets for Tenant connection

•	Allocation of bus power for Tenant use (w/ USF):

Office Lighting: 1.5w / SF

Office Power: 5w / SF

With respect to portions of the Building intended for laboratory use:

PLUMBING

•	Non-potable water risers for lab use including water booster system and reduced pressure backflow preventer, but Tenant is responsible for Non-potable water distribution within Tenant Premises

HEATING, VENTILATION, AIR CONDITIONING (HVAC)

•	Central water cooled chilled water plant

•	Boiler Capacity – Lab: 150 to 200 BTU / SF

•	Cooling Tower Capacity – Lab: 100 to 150 SF / Ton

Exhibit 6.1

3

•

Lab once–through supply air handling units with prefilters, final filters, chilled water coils, and hot water coils. Units are sized for approximately 1.75 cfm per usable square foot of lab space and 0.2 cfm per SF of office space.

ELECTRICAL

•	Allocation of bus power for Tenant use (w/ USF):

(w/ USF): Lab Lighting: 1.5w / SF

Lab Power: 12w / SF

Exhibit 6.1

4

EXHIBIT 7.4

RULES AND REGULATIONS

Tenant Rules and Regulations

35 Cambridge Park Drive

BUILDING MANAGEMENT PERSONNEL

Davis Management Co.

Tenant Service Coordinator

Kim Sullivan

978-790-4835; ksullivan@thedaviscompanies.com

Building Superintendent

Jesse Moody

603-973-9195; jmoody@thedaviscompanies.com

Property Manager

Jason Biedrzycki

603-320-7594; jbiedrzycki@thedaviscompanies.com

Emergency Service Line

617-451-1300 x265

Exhibit 7.4

1

INDEX

Item	Section(s)

Advertising	15, 22, 46

Animals	11

Common Areas	3, 4, 24, 27

Construction	14, 16, 18, 30, 32, 43

Decorations	45

Deliveries	8, 9, 20, 25, 27, 48

Directory	46

Disturbance	1

Electric	6, 33, 38

Hazardous Materials	2, 30, 40

HVAC	5

Insurance	34, 37

Janitorial	39

Life Safety	7, 29, 36

Moving	27

Parking	13, 41, 42, 50, 51, 52

Plumbing	12

Rubbish	17

Service Requests	35

Smoking	44

Storage	2

Use of Premises	19, 21, 28, 30, 31, 42

Vending	23, 24

Window Treatment	26

Exhibit 7.4

2

RULES and REGULATIONS

TENANT RULES & REGULATIONS

1.	ALL TENANTS are to conduct their businesses in a manner that shall not unreasonably annoy, disrupt or otherwise interfere with the rights of other tenants in the Building.

2.

At no time and under no circumstances shall Landlord have any responsibility for the storage or removal of any “medical waste”, “infectious waste”, “hazardous medical waste”, “hazardous physical waste” as such terms may from time to time be defined in any municipal, state, or federal statutes, laws, ordinances, rules, or regulations or may apply to Tenant or to the premises demised to Tenant because of the business, profession or activity carried on in the Premises by Tenant, Tenant’s servants, agents, employees, invites, or anyone claiming by, through or under Tenant.

3.	The sidewalks, entrances, passages, elevators, lobbies, stairways, and halls must not be obstructed or used for any purpose other than ingress to and egress from any leased premises.

4.

Emergency egress stairway doors may NOT be “propped-open” for any reason. These stairways are for egress only and the stairway doors may be locked from the stair-side to prevent unwanted intrusion into the building. So long as the Premises includes usable space on more than two floors of the Building, Tenant may install card readers on internal stairwell doors and utilize internal stairwells for secondary access and egress within the Premises, subject to Landlord’s reasonable rules with respect to such access and use and to Applicable Laws.

5.

Tenant shall operate HVAC equipment in a manner that is consistent with standards prescribed by building management. Tenant shall be responsible for any damage which may occur from improper operation such as leaving a thermostat at its lowest setpoint for an extended period of time causing a coil to freeze. Please check with building management to confirm proper operating procedures. There are to be NO supplemental heaters or heating elements within tenant spaces. Use of such devices presents a fire hazard.

6.	High intensity or accent lighting (holiday lighting, candles, heat lamps (other than in a controlled laboratory), etc.) is NOT PERMITTED, as it presents fire hazards.

7.

As required by local ordinances, Landlord shall, from time to time, test the Building’s fire control and alarm systems. Tenant shall cooperate in familiarizing its employees with such fire alarm systems and shall make each of its employees aware of the fire exits within the Premises and shall cooperate with any fire drills, systems, test, inspections and/or repairs as may be required from time to time.

8.

Building access, Loading Area access and transportation of materials, equipment, furniture, or supplies into and/or through the building must be scheduled, through the Management Office or Tenant Services Coordinator, to take place during non-business hours, other than regularly scheduled deliveries of ordinary shipments of office and laboratory supplies (which may take place during business hours). (See “LOADING AREA RULES & REGULATIONS”, below)

Exhibit 7.4

3

9.

Any equipment, computers, furniture, or items being removed from the Building must be accompanied by a Property Removal Request (i.e., on tenant’s letterhead, with authorization evidenced by tenant’s Office Manager’s signature)

10.

Each tenant must provide the Property Management Office with a key to access its suite(s). Each key will be kept, by the Property Manager, in a secure, locked, key box. Each time a suite is re-keyed, a new key must be provided to the Property Management Office. Whenever possible please notify Management Office prior to re-keying so building key systems can be maintained.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of the Landlord, which shall not be unreasonably withheld. Tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, shops, booths, stands, offices and toilet rooms, either furnished to or otherwise procured by Tenant; and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

11.	There are no animals/pets of any kind (leashed, caged, muzzled) allowed into the building, with exception for service animals.

12.

To avoid damage to the Building’s plumbing system or to prevent plumbing blockages, restroom trash receptacles (and NOT the toilets) are to be used for disposing of all paper towels, sanitary napkins, and objects foreign to toilet/plumbing systems. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees, or invitees shall be paid for by Tenant, and Landlord shall not in any case be responsible therefore.

13.	Parking in Fire Lanes, except for medical and emergency vehicles is PROHIBITED BY LAW. All other vehicles in Fire Lanes are subject to being towed at the owner’s expense.

14.

Subject to the terms and conditions of the Lease, all plans for proposed improvements to a tenant’s demised premises and any contractor proposed by a tenant must be approved in advance by Davis Management Co. (See Construction Rules.)

15.	No Tenant may display any type of advertisements that would alienate site visitors or customers from another tenant’s business.

16.

Construction Rules and Regulations must be adhered to through the construction/improvement process (plan approval, permitting, insurance, delivery & construction scheduling, Building access, alarm shut downs, inspections, and occupancy permit). See separate Construction Rules & Regulations.

17.

No trash or debris can be stored within tenant areas that might result in rodent infestation. All food, fluid, or wet trash must be disposed of in the site trash compactor at the close of business each day. All trash and debris generated by Retail Tenants must be disposed of appropriately in the trash compactor.

18.

Except as permitted as part of the Finish Work or as otherwise part of alterations expressly permitted under the Lease, no tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part. No boring, cutting, or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.

Exhibit 7.4

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19.

No space in the Building, except as provided in individual leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods, or property of any kind at auction.

20.

Delivery carts, hand trucks and similar devices must be properly equipped with rubber tires and protective guards. Tenant shall be held strictly responsible for any damage to the Premises caused by Tenant’s vendors, suppliers, agents or delivery services.

21.	No Tenant shall occupy or permit any portion of the Premises to be occupied for the possession, storage, manufacture or sale of liquor, narcotics or drugs, or any other illegal substance of any kind.

22.

Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express prior written consent of the Landlord.

23.

No Tenant shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation foods, beverages, cigarettes or cigars without first notifying Landlord.

24.

Canvassing, soliciting and pedaling in the Building are prohibited and each Tenant shall cooperate to prevent the same by notifying Landlord. Landlord reserves the right to inspect any parcel or package being removed from the Building by Tenant, its employees, representatives and business invitees.

25.

The main entrance, lobbies, passages, corridors, elevators and stairways or any exterior portions of the Building shall not be encumbered or obstructed by Tenant, Tenant’s agents, servants, employees, licensees or visitors. The moving in and out of all safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are part.

26.

Except as otherwise expressly set forth in the Lease, no curtains, blinds, shades, screens, or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any exterior window or suite entry door of the Premises without the prior written consent of the Landlord.

27.

Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to reasonable hours designed by Landlord. Such activity may be supervised by Landlord and performed in the reasonable manner stated by Landlord. Landlord may prohibit any article, equipment, or any other item from being brought into the Building that would violate this Lease. Tenant is to assume all risk for damage to articles moved

Exhibit 7.4

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and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

28.

Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation, maintenance, operation, existence or removal of any property of Tenant shall be repaired at the expense of Tenant.

29.	Common area corridor doors, when not in use, shall be kept closed.

30.

Except as expressly permitted under the Lease, no flammable, explosive, or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building, except for those substances as are typically found in similar premises used for the specified and approved use in the Lease and are being used by Tenant in accordance with all applicable laws, rules, and regulations. Tenant shall not, without Landlord’s prior consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous materials under the provisions of any applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith. Tenant shall supply Building management with current Material Safety Data Sheets along with maximum quantities of materials stored on site.

31.

Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building (it being understood that the Permitted Use does not violate the foregoing); without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

32.

Except as otherwise expressly permitted under the Lease, Tenant shall not take any action which would violate Landlord’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing; labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for such work to resume.

33.

Tenant shall not install, operate or maintain in the Premises or any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval (unless Tenant shall supply the Landlord with documentation evidencing the safety and capacity of such non U/L approved equipment), or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as reasonably determined by Landlord, taking into consideration the overall electrical system and the present and future

Exhibit 7.4

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requirements therefore in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Landlord’s prior written consent which shall not be unreasonably withheld.

34.

All vendors to be contracted by the Tenant for services related to the Premises must be approved in advance by Building management and comply with insurance requirements if deemed appropriate by Building management. (See insurance requirements, below.) Construction vendors must comply with Construction Rules, see attached. Contractor and contractor’s sub-contractors must check in with Building management upon each daily arrival to the Building.

35.

For daily maintenance service calls, or general tenant requests, questions, or concerns please contact the Building management directly. Alternatively, tenants may use the web based service request system. Please contact Building management for specific instructions and to receive a tenant specific password.

36.

Tenants shall adhere to and familiarize their employees with Building safety and evacuation plans as furnished and modified by the Property Manager. In the event of any Building/site-related Emergency, please contact Building management or our Emergency line at (617)-451-1300 x265.

37.

The Contractor shall purchase from and maintain in a company lawfully authorized to do business in the Commonwealth of Massachusetts insurance for protection from claims under workers’ or workmen’s compensation acts and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and from claims for damages, other than to the work itself, to property which may arise out of or result from the Contractors operations, whether such operations be by the Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be of the types and within minimum limits or liability as follows: Worker’s Compensation $500,000, Comprehensive General Liability $1,000,000 per occurrence, $2,000,000 aggregate. Automobile liability insurance on any vehicle used by Contractor in the performance of the services specified herein with combined single limit coverage of not less than $1,000,000. Please contact the Building management for landlord additional insured entities which must be named on each certificate of insurance. Certificates of such insurance shall be filed with the Management Company prior to the commencement of the Work.

The tenant shall maintain insurance coverage as required in the lease. Please contact Building management for landlord additional insured entities which must be named on each certificate of insurance.

38.

Access to certain Electric Room and Janitors’ Closets may be restricted. During Normal Business Hours, access to these areas may be arranged by contacting Building management (see “Work Orders & Service Requests”, below). After hours access to these areas is available by prior arrangement. Please note: these rooms are not to be used for storage of any items, and any items found stored in these rooms will be disposed of at a cost to the responsible tenant.

39.

Cleaning of suites is performed strictly in accordance with requirements outlined in each respective lease. Cleaning of any restrooms, exam rooms, laboratories, kitchens, and/or food preparation areas within a tenant’s suite, unless provided for specifically within the terms of the lease, is outside of the Landlord’s cleaning obligations and will require a separate agreement between tenant and an independent cleaning contractor (or be performed by tenant, directly).

Exhibit 7.4

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40.	Tenants shall not store or keep flammable fluids or solvents in their leased premises unless permitted by their lease. Please see item #30.

41.	Tenants and their visitors shall obey all parking regulations.

42.	Bicycles and other vehicles are not permitted inside or to be parked on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

43.

Tenant shall carry out Tenant’s permitted maintenance repairs, alterations and improvements in the Premises only during reasonable times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building (it being understood that Tenant’s Finish Work may be performed during Normal Business Hours so long as Tenant does not disturb other tenants or interfere with the operation of the Building).

44.	Tenant shall inform its employees and visitors of the laws and ordinances of the Town/City of Cambridge relating to prohibition of smoking. No smoking will be allowed anywhere inside the Building.

45.	NO natural holiday decorations (trees, wreaths, evergreens decorations, etc.) are allowed within the Building. All such items are categorized by the Cambridge Fire Department as fire hazards.

46.

A building directory will be maintained in the main lobby of the Building at the expense of the Landlord and the number of such listings shall be at the discretion of Landlord. Except as otherwise provided in the Lease, no sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted, or affixed by any Tenant on any part of the outside or inside of the Premises or Building without the prior written consents of the Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the Tenant or Tenants violating this rule. Standard directory tablets shall be inscribed, painted or affixed for each Tenant, at Landlord’s one-time expense per tenant, and shall be provided in Landlord’s size, color and style.

47.

Normal Business Hours are Monday through Friday between the hours of 7:00 a.m. and 6:00 p.m., and Saturdays 8:00 am to 1:00 pm, holidays recognized by unions and the Federal government excluded. During Normal Business Hours the main entrances will be open.

48.	Outside Normal Business Hours the Building will be locked. In order to gain access to the Building, Tenants will be required to use their Building access cards.

49.	Access Cards may be requested from Building management, in writing, on company letterhead, by fax or electronically, as follows:

Each request for an Access Card must be submitted by authorized tenant-representatives and must provide, at a minimum, the following information:

•	The full name(s) of the individual(s) for whom access is being requested;

•	The specific Building/door(s) for which access is being requested;

Exhibit 7.4

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•	The make(s), model(s) and license plate(s) state and number for any vehicle(s) each applicant may park at the Building;

•	The full name and signature of the authorized individual requesting the Access Card(s).

50.

Handicapped Parking Spaces are for those who need them and have the appropriate license plates or vehicle identification. Any abuse of handicapped parking spaces may be reported directly to Building management.

Notwithstanding anything to the contrary contained herein, in the event of a conflict between the Lease and the Rules and Regulations now or hereafter promulgated by Landlord, the terms and conditions of the Lease shall control.

Exhibit 7.4

9

35 CambridgePark Drive

Construction Rules,

Specifications and Standards

Exhibit 7.4

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Contents

Contents	11
Summary Page	12
Construction Rules	13
1. General Conditions	13
General	13
Review and Approval	14
Commencement of Work	14
Access	15
Work In Harmony	16
Conduct	16
Safety	16
Reporting Incidents	17
Demolition, Removal, Salvages, and Cleaning	17
2. Construction Scheduling	18
Coordination	18
Shut Downs	18
After Hours Work	18
3. Submission upon Completion	19
Specifications	20
4. Materials	20
5. Heating, Ventilation, and Air Conditioning	20
6. Electrical Systems	22
7. Fire Alarm / Life safety System	23
8. Sprinkler Work	24
9. Plumbing Systems	25
10. Welding and Heat Cutting Work	25
11. Keys and Locks	26
12. Finishes, Flooring, and Ceilings	26
Contacts	27
Exhibit A Certificate of Insurance REQUIREMENTS	28
Exhibit B PRE-CONSTRUCTION Meeting	30
Exhibit C Lien Waivers	36
Exhibit D Closeout Documents	41
Exhibit E Aerial Lift Form	42

Exhibit 7.4

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Summary Page

This Construction Rules, Specifications and Standards document is designed to provide efficient design and scheduling of work while protecting the safety of all tenants, building staff, contractors and building occupants, as well as any unnecessary noise and inconveniences. The attached document explains the procedures and has been prepared in keeping with the standard lease at 35 CambridgePark Drive. In the event a conflict arises, the lease shall prevail unless local, state or federal code dictates otherwise. It contains detailed information and requirements to assist you in planning and implementing construction projects. Please review the document carefully before design begins (see the “Kick-Off Meeting” section).

1.	DIV 35 CPD, LLC (Landlord) must be contacted before any construction project begins. Landlord can assist with the efficient implementation of the project.

2.

Incorporate the provisions of this document into all your agreements and contracts with your chosen engineer, architect, and contractor. Written approval is required from Landlord before the contracting of any work or construction.

3.

It is required to submit at least two (2) weeks prior to construction a set of drawings and plans to Landlord for review and approval. Landlord must also approve your list of contractors and subcontractors.

4.	It is required to submit to Landlord for approval detailed schedules, addresses and telephone numbers of supervisors, contractors, and sub-contractors prior to construction.

5.	It is required that any noisy or disruptive work, odor or dust producing work, and delivery of construction material be completed outside regular business hours.

6.

Landlord reserves the right to stop any construction or conditions that do not meet the criteria outlined in this document. All contractors are expected to maintain safe and orderly conditions, labor harmony and proper handling of all hazardous materials.

The intent of this summary page is to conveniently highlight key aspects of the attached document (entitled “Construction Rules, Specifications, and Standards”) and in no way supersedes it.

Questions and comments are invited. Please address them to:

DIV 35 CPD, LLC

c/o Jason Biedrzycki

Vice President Construction

The Davis Companies

125 High Street, No. 2111

Boston, MA 02110-2704

O: (617) 472-2196 | C: (603) 320-7594

email: jbiedrzycki@thedaviscompanies.com

Exhibit 7.4

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Construction Rules

1. General Conditions

General

1.1	All tenant work shall be performed in accordance with these rules and specifications and the applicable provisions of the lease.

1.2	These construction rules, specifications, and standards are subject to change from time to time as deemed necessary by Landlord.

1.3

Contractor’s duties for work specified within these rules and specifications shall include compliance with all codes, ordinances, rules, regulations, orders and all other requirements mandated by authorities that bear on the performance of all work.

1.4

The provisions of these rules and specifications shall be incorporated in all agreements governing the performance of all tenant work, including, without limitation, any agreements governing services to be rendered by each contractor, consultant and engineer.

1.5	Except as otherwise provided in these rules and specifications, all inquiries, submissions and approvals in connection with any tenant work shall be processed through Landlord.

1.6

All costs associated with any building disruption, including, but not limited to, shutdowns, disconnections, investigative work or other work requiring the participation of building personnel, shall be reimbursed by the tenant or contractor if it is outside normal building hours M-F only.

1.7

Landlord reserves the right to approve all contractors or suppliers and their respective employees. Landlord shall have the right, with reasonable cause, and without any liability, to direct the contractor to immediately remove any contractor or supplier, their employees, his own supervisory and administrative personnel and immediately replace them with approved contractors.

1.8

Landlord shall have the right to assign its own representative to any construction project for the purpose of monitoring the construction schedule and any work performed. All work shall be subject to reasonable supervision and inspection by Landlord’s designated representative. Landlord’s representative will act as liaison between the contractor and/or tenant’s project team and the property manager’s project staff. The Landlord representative shall attend any job meetings that may be necessary to carry out these requirements. The meetings are to be maintained by the general contractor along with copies of schedules, meeting agendas and minutes.

1.9	The contractor and tenant are required to protect all common areas that are used for delivery of material.

1.10	Cleaning of common areas, including, but not limited to, restrooms and stairwells, must occur on a daily basis.

Exhibit 7.4

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Review and Approval

1.11

Any tenant wishing to perform tenant work must first obtain Landlord’s written approval of its plan for such tenant work. Under no circumstances will any tenant work be permitted prior to such approval. Such written approval shall be obtained prior to the execution of any agreement with any contractor for the performance of such tenant work.

1.12

Any tenant or contractor performing construction work or modifications of any type shall, at least two (2) weeks before any construction work is to begin, furnish to Landlord a full set of plans and specifications describing such construction work.

1.13	All plans shall be drafted in accordance with the rules and specifications found within this document and state, federal, and local codes.

1.14

The design manifested in the plans will be reviewed by Landlord and shall comply with its requirements so as to avoid aesthetic or other conflicts with the design and function or the tenant’s premises and of the building as a whole.

1.15

Prior to the commencement of construction or issuance of bid packages to contractors, Tenant shall submit to Landlord the names of all contractors. All approved contractors including the general contractor are to provide a certificate of insurance per the requirements contained in Exhibit A.

1.16

No tenant work shall be commenced by any contractor unless and until all the requirements set forth in section 1.17 (A-G below) have been received for the tenant work in question and the property manager has approved the requirements set forth in section 1.17 (A-G below).

Commencement of Work

1.17

No tenant work shall be performed unless all the items listed below have been provided to Landlord and approved. In the event that the tenant proposes to change any of items A-G below, Landlord must be immediately notified of such change and such change shall be subject to the approval of Landlord. In addition to the requirements below, a pre-construction meeting must be scheduled with Landlord prior to commencement of work, including a checklist of the provided documents related to items A-G (please also see Exhibit B).

A.	Schedule for the work, including start and completion dates, regular daily work schedule , any phasing or special working hours and a list of anticipated shut downs of property systems.

B.	List of all contractors and sub-contractors, including addresses and telephone numbers of all project supervisors.

C.	Copies of all necessary governmental building permits, licenses, and approvals.

D.

Smoke detector bagging permit issued by Cambridge Fire Prevention. This permit is required during most construction work and usually requires a walk- through of the construction site by the Cambridge Fire Prevention Representative before issue.

Exhibit 7.4

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E.	Proof of current insurance from all sub-contractors, including the general contractor, to the limits set out in Exhibit A.

F.	Evidence that the tenant has obtained written lien waivers acceptable to Landlord and in the form attached hereto in Exhibit C.

G.	Safety plans from the general contractor detailing policies and procedures related to safe working conditions that adhere to all building requirements and state/local/federal requirements.

Access

1.18

All contractors, subcontractors, vendors, etc. shall enter/exit the building through the loading dock or back entry of the building and the relevant work floor(s) via the freight elevator (where applicable). All access to the loading dock must be requested through Landlord. The General Contractor will be responsible for providing a list of all approved subcontractors, vendors, etc. The building is under no obligation to allow access to anyone not on the aforementioned list.

1.19	Any additional hours, including, but not limited to, trash outs, large deliveries and demo and loud work, must be scheduled with a minimum of 48 hours’ advance notice.

1.20

All contractors and sub-contractors shall contact Landlord prior to commencing work and shall confirm work location, elevator usage and hours of work, which shall be scheduled so as not to disrupt or bother other tenants and users of the building or building systems.

1.21

Parking is not allowed in or near: visitor parking spaces at the front of each building, truck docks, handicapped spaces, fire access lanes or any private way in or surrounding the property. It will be requested that unauthorized vehicles parked in the above-restricted areas be removed immediately or risk being towed at owner’s expense.

1.22

Contractors transporting equipment, materials or tools and contractors wearing tool belts shall be restricted to the freight elevator. The use of passenger elevators is fully restricted without written authorization from Landlord.

1.23

No contractors or sub-contractors will be permitted to enter private or public space in the property other than the common areas of the property necessary to give direct access to the premises of the space for which the sub/contractor has been employed without the prior approval of Landlord.

1.24

All contractors or sub-contractors must obtain permission from Landlord prior to undertaking work in any space outside of the tenant’s premises. This requirement specifically includes ceiling spaces below the premises where

Exhibit 7.4

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work is undertaken. Such permission is at the convenience of the effected tenant and access is to be granted outside of regular business hours. Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening the next business day. A building engineer will be required while working in the effected tenant suite. All costs associated with the building engineer will be the sole cost of the general contractor.

1.25

Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by tenant work in another tenant’s suite shall be adequately protected by means of drop cloths or other appropriate measures. The premises shall be returned to the same condition found a minimum of one hour prior to the start of regular business hours.

Work In Harmony

1.26

All contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and specifications herein set forth as amended from time to time by Landlord.

1.27

No tenant shall at any time, either directly or indirectly, employ, permit the employment or continue the employment of any contractor if such employment or continued employment will or does interfere, cause labor disharmony, coordination difficulty, delay, or conflict with any contractors engaged in construction work in or about the property.

Conduct

1.28

While in or about the property all contractors shall maintain a dignified, quiet, courteous and professional manner at all times. Contractors shall wear clothing suitable for their work and shall remain fully attired at all times. No smoking is permitted in the building. All contractors will be responsible for the proper behavior and conduct of their sub-contractors, including locations outside of the work area such as the exterior of the building.

1.29

Landlord reserves the right to remove anyone who is: causing a disturbance to any tenant or occupant of the property or any other person using or servicing the property; interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the property manager’s standards.

Safety

1.30

All contractors shall police ongoing construction operations and activities at all times. The premises must be kept orderly and cleanliness in and about the premises is to be maintained, ensuring safety and protection of all areas.

1.31	No gasoline-powered equipment is allowed to be used on the property at any time.

1.32	All welding and cutting work must be pre-approved by Landlord and is subject to section 10 of this document.

1.33

Any contractor performing aerial or elevated work will be required to fill out a site specific safety plan. This includes but is not limited to work performed off staging, scaffolding, any type of lift, extension ladder or step ladder taller than 10 feet, and rooftop work. Please see Exhibit E for a sample plan.

Exhibit 7.4

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Reporting Incidents

1.34

All accidents and disturbances or threats thereof, and any noteworthy events pertaining to the property or the tenant’s property, shall be reported immediately to Landlord, with a written incident report to follow within 24 hours of any such event.

Demolition, Removal, Salvages, and Cleaning

1.35

Contractors shall remove all rubbish, waste and debris from the property daily, outside of regular business hours (7am-6pm, MO-FR & 8am-1pm, SA), unless otherwise approved by Landlord. Loading docks, freight elevators, and any routes used to transport debris must be cleaned prior to regular business hours. No construction waste shall be permitted to be stored outside the construction site unless approved by Landlord. The property’s trash compactors and electronic recycling bins shall not be used for construction waste or other debris. For any demolition and debris the contractor must make arrangements with Landlord to locate and schedule an additional waste container to be supplied at the cost of the tenant engaging such contractor. All additional waste containers must be of the “recycling” type. At the end of the construction project a recycling report must be provided to Landlord. Landlord’s goal is that 75% of all debris be LEED recycled.

1.36

Toxic, hazardous or flammable waste is to be properly removed daily and disposed of in full compliance with all applicable laws, ordinances, rules and regulations. If a previous unknown material is suspected of being toxic or hazardous, Landlord must be notified immediately.

1.37

Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, exhaust fans, sprinkler heads, fire alarm equipment, etc.) from the property, notify Landlord that they intend to remove these items. At the election of Landlord, contractors shall deliver any such items without cost to an area designated by Landlord that shall be within the property.

1.38

Contractors shall be responsible for the daily or as needed clean-up to maintain the cleanliness of all common corridors, restrooms, mechanical spaces, stairwells, restrooms (as designated by Landlord) and other areas that are used or traveled upon by the contractor and/or their sub-contractors. These areas include tenant floors that are shared by tenants not associated with the construction of the same floor. Pre-filters must be installed on all return air ducts, diffusers and valves and in front of any HV filter rack (see Sections 5.8 and 5.9).

1.39	All electrical/communication cables that will not be re-used must be completely removed.

1.40

During demolition, care must be taken not to disrupt the fire alarm system devices or any wiring. The contractor must arrange the removal and temporary fire alarm system wiring to be performed by the Property-approved fire alarm contractor.

Exhibit 7.4

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1.41	Landlord may require that an engineer be on site at the cost of the tenant for major demolition work.

2. Construction Scheduling

Coordination

2.1

All tenant work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the property and without causing discomfort, inconvenience or annoyance to any of the other tenants or occupants of the property or the public at large.

2.2

All contractors and sub-contractors shall contact Landlord prior to commencing work (see Exhibit B) to confirm work location and property access, including elevator usage and times of operation. Landlord must be contacted to gain access to the property before and after regular business hours or any other hours designated from time to time by Landlord and all day on weekends and holidays.

2.3

All schedules for the performance of construction, including materials deliveries, must be coordinated through Landlord. Landlord has the right, without incurring any liability to any tenant or contractor, to stop the activities or to require rescheduling of the work based on adverse impact on the tenants or occupants of the property or in the maintenance or operations of the property.

2.4

No tenant work shall be performed in the property’s mechanical or electrical equipment rooms without Landlord’s prior approval and the supervision of a representative designated by Landlord. The tenant or contractor shall reimburse the landlord for any costs for third-party or after-hours supervision.

Shut Downs

2.5	Work that requires a system shut down during normal business hours will require a minimum of 48 hours’ notice and is subject to approval by Landlord.

2.6

If any tenant work requires the shutdown of mains for electrical systems, fire alarm, mechanical systems, sprinkler systems, plumbing systems or any other systems, such work shall be approved, coordinated and supervised by a representative of Landlord. The tenant or contractor shall reimburse the landlord for any costs for third-party or after-hours supervision.

After Hours Work

2.7

The tenant or contractor shall provide Landlord with at least 24 hours’ notice before proceeding with any after-hours work, as hereinafter defined. Work outside of regular business hours will be permitted only at the times agreed upon by the property manager, unless otherwise specifically permitted in writing by Landlord. The tenant or contractor shall provide Landlord 72 hours’ notice when access to another tenant suite is required. When working in another tenant’s suite, everything in the suite that will be affected must be protected prior to work commencing. A building engineer will be required when performing work in another tenant’s suite. The cost of the building engineer will be the tenant’s or contractor’s sole responsibility.

Exhibit 7.4

18

The following items listed are considered after-hours work:

A.

All utility disruptions, disconnection and turnovers that will cause an inconvenience, disruption or disturbance or may jeopardize the safety of any other tenant or occupants in the property. Some examples: electrical, fire alarm, sprinkler work, domestic water, gas, etc. These types of work will require a minimum of 72 hours notification to Landlord.

B.	Activities involving high levels of noise, including demolition, coring, drilling and ramsetting.

C.

Any work causing fumes, odors, or dust to spread throughout the space that can affect the comfort or safety of any other tenants or occupants at any time. This may include: soldering, adhesives, solvents, dust, painting, refinishing, etc.

D.	The delivery of materials and the distribution of such materials.

E.	The removal of materials or waste materials.

F.	All welding and heat cutting work.

G.	Fire Alarm Testing.

3. Submission upon Completion- See also Exhibit D

3.1

Upon completion of any tenant work and prior to taking occupancy, tenant shall submit to Landlord a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

3.2	A properly executed air balancing report, signed by a professional engineer, shall be submitted to Landlord upon completion of all mechanical work.

3.3	The general contractor shall submit to Landlord one (1) final full set of “as-built” drawings and one (1) electronic copy (CD/DVD).

3.4	Upon completion of the construction project Landlord will perform a visual inspection of the common areas. Any damage created from construction will be the contractor’s responsibility to repair.

Exhibit 7.4

19

Specifications

4. Materials

4.1

All materials and equipment required for the construction of the premises must comply with the property standards and conform to the plans and specifications approved by Landlord. The materials must be installed in the locations shown on the drawings approved by Landlord.

4.2	Any materials that do not conform to the property standards and require material substitution must be approved by Landlord.

4.3

No alterations to approved plans will be made without prior knowledge and approval of Landlord. Such changes shall be documented on the as-built drawings, as required to be delivered to Landlord pursuant to section 3.3 of these rules and specifications.

5. Heating, Ventilation and Air Conditioning

5.2	All equipment and materials must comply with the property standards. All substitutions must be approved by Landlord.

5.3

Any HVAC installations requiring soldering or brazing on multi-tenant floors and any work causing fumes or odors on a full floor construction project to travel beyond the immediate working area shall be done after hours. Landlord must be contacted to approve and schedule this work. Landlord will issue daily “Hot Work” permits.

5.4	The base building HVAC equipment on the floors must be operated by the property engineering staff only, unless approved by Landlord.

5.5

Air balancing must be performed if the original HVAC design is changed in any way. If the original HVAC design is changed the contract will notify Landlord to evaluate and approve the new design. The air balancer is to be hired by the general contractor, not the HVAC sub-contractor.

5.6

The addition of a terminal box and air balancing is required in areas that divide 2 tenant spaces. No VAV/FPT box is permitted to serve 2 different tenant spaces. The tenant’s engineer shall examine the availability of the system to determine whether or not the terminal box installation meets system design. Please notify Landlord if this situation occurs.

5.7

Any relocations or additions of FPT or VAV terminal boxes must include the relocation or addition of the thermostats needed to operate them. All terminal boxes’ electrical circuit wiring must be wired and labeled to the proper circuit and panel. Do not wire them to the lighting circuit.

5.8	All new or existing FPT/VAV boxes must be approved by Landlord. The FPT/VAV box and controls must be of the same type as building standard unless approved in writing by Landlord.

5.9

All thermostats that are part of the construction space must be calibrated per building standards. The return air system intake must be covered with a pre-filter material to prevent contamination of the duct system and the distribution of dust throughout the space. This pre-filter shall be checked and replaced on a regular basis during the entire construction. In the case of multi-tenant or partially occupied floors a pre-filter must be installed on all return air transfer grilles.

Exhibit 7.4

20

5.10

The terminal boxes throughout the construction space must have pre-filters installed at each terminal box air intake to prevent contamination of the duct system and the distribution of dust throughout the space. These filters shall be checked and replaced on a regular basis during the entire construction period. New filters must be installed after construction is complete.

5.11	With the installation of any equipment that may require a flexible connector (flex) to be installed, the size of the flex shall be as short as possible and no longer that (5) five feet.

5.12	The installation of all tenant self-contained air conditioning units (SCAC) shall be subject to the following conditions (A-G listed below):

A.	At no time will the tenant be allowed to dump return air from any type of supplemental cooling into the ceiling plenum.

B.	All equipment, valves, controls, meters and other components must be installed in order to provide reasonable access and to properly maintain and service the equipment.

C.

All new HVAC controls, pumps, and systems that are installed shall have a system diagram and/or control diagram affixed to the inside of the control box of the adjacent wall. The electrical panel shall be properly marked indicating the new equipment.

D.	All condensate lines must be tied into an existing drain line and not onto the floor. These lines are not permitted to be run across the floor at any point.

E.

The electrical wiring must be installed to the proper circuit panel. All new equipment shall be wired per manufacturers’ specifications. A submeter (e-mon) meter shall be installed at the tenant’s expense so that proper electricity billing can be done.

F.

All penetrations caused from any HVAC installation must be sealed with an approved fire proofing material. All penetrations caused by the removal of any HVAC equipment and piping must be filled with the appropriate materials. The removal of piping from floors requires that the floor be filled with cement. The contractor shall be responsible for all existing penetrations that have been disturbed by the installation or removal of HVAC equipment.

G.

Any ceilings accessed for HVAC installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

Exhibit 7.4

21

6. Electrical Systems

6.1

If it is required that electrical power to base building circuits or power to other tenant spaces be shut down, Landlord must be notified. Then, only under the direction of Landlord, may the power be shut down.

6.2	All conductors/circuits of 50 volts or more and any low voltage cables 50 volts or less must be installed in accordance with any applicable codes.

6.3

No live work is permitted at any time. Lockout / Tagout procedures shall be followed at all times. Panel covers must be re-installed immediately, before energizing, to prevent unauthorized access and to prevent any safety hazards.

6.4	All existing, new and relocated circuits must be properly marked in the electrical panel(s) at the conclusion of the project.

6.5	The addition of all electrical panels, sub-panels, transformers and other major equipment must be provided by Tenant on MEP plans.

6.6

All electrical wiring that is installed in the mechanical rooms, electrical rooms, telephone rooms, storage rooms and any other exposed areas must be provided by Tenant on MEP plans. In the event MEP plans cannot be met, Landlord must notify Tenant to establish an approved method of installation.

6.7

All penetrations caused from any electrical installation must be sealed with an approved fire proofing material. All penetrations caused from the removal of electrical conduits, cables and equipment must be filled with the appropriate materials. The removal of floor outlets requires the floor to be filled with cement. The contractor shall be responsible for all existing penetrations that have been disturbed by the installation or the removal of conduits, cables and equipment.

6.8

National Electric Code shall be followed for all wiring methods. Cables must be independently supported and properly affixed to the framing members above the ductwork. No cables shall be supported from the lighting fixtures, sprinkler piping, conduits, etc.

6.9

All circuits entering panels, disconnects, gear, etc. must be installed into a conduit. A pull-can must be installed above the suspended ceiling within the tenant space and piped to the enclosure. BX cables are not allowed to be directly installed into the panel.

6.10

Any ceilings that have been accessed for all electrical installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

6.11

Any electrical/communication cables that will no longer be utilized and disconnected must be pulled out completely. Cables must be disconnected and removed from the ceiling, electrical rooms, mechanical rooms or any other chase all the way back to their originating source or connection point.

Exhibit 7.4

22

7. Fire Alarm / Life Safety System

7.1

Any charges incurred in taking any life safety service off-line and returning it to normal service will be the contractor’s or tenant’s responsibility. This includes any charges from Cambridge Fire Department, property-approved contractors, engineering personnel or other involved vendors. The required notification is 24 hours before service disconnect or reconnect.

7.2	False or unnecessary fire alarms caused by the construction that results in a fine or any other charges will be the responsibility of the contractor or tenant.

7.3

All additions, modifications and tie-ins to the fire alarm system must be made at the direction of the authority having jurisdiction and coordinated by Landlord. The property standard fire alarm contractor must be used to facilitate all work pertaining to the fire alarm system (see Property Approved Contractors at the end of this document).

7.4	All devices that are added, removed or changed in any way must be reflected in changes in programming to the fire command center, at the tenant’s expense.

7.5	The addition of speaker/strobes to the fire alarm system and their locations must comply with local ADA requirements.

7.6

The property’s fire alarm system must be evaluated before the addition and/or required replacement of ADA speaker/strobes to the present system. If it is determined that the additional and/or required replacement of these strobes will affect the proper operation of the system, a booster panel must be added. The tenant or contractor will be responsible for any costs associated with installation of this booster panel. Landlord must approve all changes to the fire alarm system.

7.7

Smoke detectors and other fire alarm system devices must be protected during spray painting, demolition or performance of other jobs that may cause these devices to become contaminated. Protection devices will be provided by the Engineering Department and must be removed by the end of each day they are installed.

7.8

During most construction work the Cambridge Fire Prevention Office requires a bagging permit. A Cambridge Fire Department representative will visit the construction site, approve the site and issue the permit. The contractor is responsible for covering the smoke detectors daily during all construction and removing coverings daily upon completion.

7.9

No pre-action or other tenant standalone life safety system may be tied into the base property without said system having being approved by the Cambridge Fire Department and any other applicable governing body. Copies of such approval must be provided to the operations manager.

7.10

Any ceilings that have been accessed for fire alarm installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

Exhibit 7.4

23

7.11	All FA wire to be MC type cable.

7.12	All FA wiring must be class “A.”

7.13	All new devices must be compatible with the building’s fire alarm system.

7.14	A pretest of all devices must be performed prior to the local fire department’s acceptance test. The pretest must be scheduled with the building fire alarm contractor 3 business days in advance.

7.15	All smoke detectors and other fire alarm devices that are disabled for construction shall be re-enabled at end of construction shift (day or night).

7.16	Fire Department rules should be followed at all times when disabling/enabling points.

7.17

A fire alarm panel enable/disable request form or such other format Landlord designates (i.e.: email) shall be completed and provided to Landlord with a minimum of 24 hours’ notice prior to any points being altered.

8. Sprinkler Work

8.1	All sprinkler work must be installed in accordance with the Cambridge Fire Department and/or other governing agencies.

8.2	All sprinkler contractors must be approved by Landlord.

8.3	No Sprinkler shutoff valves shall be opened or closed without first giving notice to Landlord and then only under the direction of Landlord shall these valves be exercised.

8.4

Closing sprinkler valves requires them to be tagged with an impairment control tag and the impairment logbook must be filled out and posted in the Fire Command Center. Landlord must be notified to implement this procedure.

8.5

Anytime a sprinkler shutoff valve is closed to work on the system it must be opened by the end of the day and the building property team must be notified and present. Under no circumstances will any section of the floor be left without sprinkler coverage during non-business hours. Landlord must be contacted if these conditions cannot be met.

8.6

When adding sprinkler heads it is required to match the existing sprinkler heads. In the event the standard head is unavailable, an approved replacement head can be used. The sprinkler heads in the same visual area must match. Sprinkler head types must be consistent within the same visual area.

8.7	The contractor is responsible for providing fire extinguishers during the entire construction. No pipe should be next to or in front of FPT/VAV boxes.

Exhibit 7.4

24

9. Plumbing Systems

9.1	All plumbing installations must comply with local and state plumbing codes.

9.2

Soldering and or brazing of plumbing installations shall be done after hours if there is a possibility fumes will travel beyond the work site. Landlord must be contacted to approve and schedule this work. Landlord will issue daily “Hot Work” permits.

9.3

All penetrations caused from any plumbing installation must be sealed with an approved fire proofing material. All penetrations caused from the removal of plumbing piping and equipment must be filled with the appropriate materials. The removal of floor penetrating piping requires the floor to be filled with cement. The contractor shall be responsible for all existing penetrations that have been disturbed by installation or removal of plumbing piping and equipment.

9.4

Landlord must be notified of any plumbing work that will require domestic water feeding other areas of the property to be turned off. The work must first be approved and scheduled by Landlord before any disconnection or shut off occurs.

9.5	Shut off valves must be provided at all sinks and equipment that require use of the domestic water system.

9.6	Hot and cold water pipes shall be insulated in accordance with applicable code.

9.7

Any ceilings that have been accessed for all plumbing installations must be properly replaced. Ceiling tiles that are damaged or missing will be the responsibility of the contractor. All labor and/or replacement costs to repair the ceiling will be charged to the contractor.

9.8	Any hot water tanks will require a water sensor and an automatic shutoff valve.

10. Welding and Heat Cutting Work

10.1

Before any welding or cutting is done the contractor must obtain a welding and cutting permit from the Cambridge Fire Prevention office and submit it to Landlord for approval and recommendations. A letter acknowledging the work may be required by the Cambridge Fire Department and can be provided by Landlord.

10.2	The sprinkler system must be in service at the location of the work site.

10.3

A fire watch should be maintained on the floor levels where the work is conducted and the floors above and below shall be monitored by the fire watch for at least one hour after welding or burning has ceased. The area shall be monitored by the contractor for two hours after the job is completed. If there is a chance that slag could enter into a utility or elevator shaft, then the fire watch should cover the base of the shaft as well as the intermediate floors.

10.4

Smoke detectors must be covered and or deactivated by the buildings fire alarm contractor at the location of the work area. Landlord will engage the fire alarm contractor to uncover and or activate the smoke detectors when the work is complete.

Exhibit 7.4

25

10.5	All combustible materials shall be located at least 35 feet from the welding and burning area and must be covered by non-combustible materials.

10.6	All flammable liquids and materials must be removed from the welding and burning location.

10.8

A minimum of 1 multi-purpose 20 lb. fire extinguisher must be provided within 10 feet of the work area. The extinguisher must be fully charged and have been properly serviced within the last year. It is the responsibility for the contractor to provide all extinguishers.

10.9	A hot work permit must be filled out (see property team for form).

10.10	All floor, wall penetrations, air ducts and transfers shall be covered and the air turned off to prevent sparks from traveling through ductwork.

10.11

Smoke eaters will be required anytime excessive smoke is present. The contractor will be responsible for notifying Landlord of any smoke created and will receive direction of what steps will be required to eliminate or reduce the smoke.

11. Keys and Locks

11.1	Only Landlord personnel are allowed to change base building door cylinders at any time. Any unauthorized key cylinders will be drilled out and removed at the tenant’s or general contractor’s expense.

11.2

No master keys will be given or loaned to any contractor or construction personnel without the written permission of Landlord and exchanged with a valid driver’s license. Keys that are provided during construction must be returned at the end of the project or the cost of rekeying will be absorbed by the contractor.

11.3	All lock work must adhere to the buildings Master Key System. Please ask Operations Manager for property specific key information and vendors.

12. Finishes, Flooring, and Ceilings

12.1	No oil base paints, stains, varnishes or like substances will be used within the property without the written consent of Landlord.

12.2

These products typically cannot be applied during normal business hours. Scheduling such work and the operation of the property exhaust fans must be used to eliminate or reduce the off gassing of any such products. Landlord must be contacted to arrange any such work. Additional ventilation, including after-hours HVAC and smoke detector plug-out/plugin fees, may apply and shall be determined by Landlord.

Exhibit 7.4

26

Contacts

Tenant Service Coordinator

Kim Sullivan

978-790-4835; ksullivan@thedaviscompanies.com

Building Superintendent

Jesse Moody

603-973-9195; jmoody@thedaviscompanies.com

Property Manager

Jason Biedrzycki

603-320-7594; jbiedrzycki@thedaviscompanies.com

Exhibit 7.4

27

Exhibit A

Certificates of Insurance

Certificates of Insurance

Landlord requires all service contractors to carry insurance. Property Management collects certificates of insurance demonstrating that each vendor’s insurance meet Landlord minimum requirements and name DIV 35 CPD, LLC, The Davis Companies and other related parties as additional insureds.

Service Contractor Certificates

The specific insurance requirements for a particular service contractor are those written into their contract with the building owner/manager or tenant, and these may differ from the guidelines listed below. When determining whether or not a certificate shows coverage that meets the actual requirements for a particular service contractor, always refer to the contract wording.

For service contractors, Landlord standard operating procedure requires having a certificate of insurance naming the owner and manager of the building as additional insured, and having a signed contract/service agreement in place listing the insurance requirements and having an indemnification section.

General Guidelines

The following are insurance guidelines for service contractors.

1.	Workers Compensation: Statutory Coverage in accordance with the laws of the state with coverage at $500,000.

2.

General Liability: Comprehensive general liability insurance with combined single limit coverage of not less than $1,000,000 per occurrence, $2,000,000 aggregate. Said coverage shall include provisions for blanket contractual liability, personal injury and broad form property damage.

3.	Automobile Liability: Bodily injury and property damage in an amount not less than $1,000,000 combined single limit covering all owned, non-owned, hired or leased vehicles.

4.

Property – Service Contractors: Property Insurance will cover the physical loss, including theft, or damage to equipment, machinery, supplies or tools owned, leased, hired or borrowed by contractor, utilized or operated by contractor while performing contracted services. The valuation basis shall be “replacement cost.”

Certificate Holders and Additional Insureds

Service contractors are required to add the Landlord as an additional insured with regard to the General Liability policy.

The insurance described above shall be in the name of the Contractor and name Landlord as certificate holder.

Exhibit 7.4

28

The Certificate of insurance should also name the following parties as additional insureds:

•	DIV 35 CPD, LLC

•	Davis Management Company, LLC

•	TDC Development Group, LLC

•	35 Cambridge Park Member, LLC

•	35 Cambridge Park Manager, LLC

Exhibit 7.4

29

Exhibit B

Pre-Construction Meeting

Prior to any construction commencing, a Pre-Construction Meeting must be scheduled by the general contractor with all relevant parties, including the superintendent, project manager and members designated by Landlord, must attend. This meeting must be scheduled no later than 1 week prior to work commencing. All meeting notes and future meeting schedules/notes need to be maintained and distributed via email or hard copy by the general contractor.

The form that follows must be completed by the general contractor and forwarded to Landlord prior to the Pre Construction Meeting, with the exception of information that is unavailable to the general contractor.

Exhibit 7.4

30

DIV 35 CPD, LLC

Building Owner Representative Pre-Construction Meeting

Date:                                                          Prepared by:

Project name:                                         Project Duration:

Project address:

Attendees:

Distribution to:

Attendees                                 Other:

Contact Information

Contractor	Building Owner Representative
Project Manager	Primary contact and title
Phone	Phone
Fax	Fax
Cell	Cell
Email	Email
Pager	Pager
Project Supervisor	Secondary contact and title
Phone	Phone
Fax	Fax
Cell	Cell
Email	Email
Pager	Pager

Weekly Meetings

	Day	Time	Location
Look-Ahead / Site Inspection
Job-site Meeting

Received by Building Owner Representative

Exhibit 7.4

31

	Date	Yes	No	N/A	Comments:

Building permit

Other permits

Plans / Documents

Project schedule

Certificate of Insurance

Contractor Safety Plan

Tenant acknowledges:

	Yes	No	N/A	Comments:
Review Terms of Work Letter

Review Requirements for Periodic Disbursements

Review Requirements for Final Disbursements

Standard form of Lien Waiver (Full and Partial) delivered to tenant

Contractor acknowledges:

	Yes	No	N/A	Comments:

Rules and regulations received

Unauthorized areas identified				Contractors must enter and exit the building through the loading dock or rear doors to the building. Access to and from the construction floors will be via a pre-scheduled padded elevator during off hours. The GC is responsible for providing this list per the Construction Rules, Specifics and Standards.

Smoking areas identified				Smoking is not allowed anywhere in the building. All smoking is at the rear/south entry to the building at the designated smoking area.

Dumpster locations/restrictions identified				With the approval of Landlord, a dumpster may be installed in the loading dock only during off-hours and must be removed by 7am. Proper clean-up must also be completed prior to 7am. At no time is material to be disposed of in a Landlord owned trash/recycling receptacle nor left on the dock.

Tenant Access				Access to tenant suites must be provided to Landlord a minimum of 72 hours in advance. Contractor will not have permission to enter tenant suite until property team has confirmed entry is allowed by the tenant. Contractors are not permitted to directly request access to other tenants. All work performed in other tenant suites will require the contractor to protect tenants items and put the space back as they found it.

General information reviewed

Comments:
Signage locations

Exhibit 7.4

32

Parking regulations

Fire watch requirements (open flame docs.)

Notification of tenants by whom?

Temp protection (common areas / other)

Potential problem areas

Hours of Operation:

Comments:

Normal work hours	7:00 am to 6:00 pm Monday through Friday. 8am-1:00pm Saturdays

Access to common areas of property	Contractors are not to access or egress the building through the building lobby. Additionally, no contractor will be allowed into the building unless they have been approved by the building, The GC is responsible for providing this list per the Construction Rules, Specifics and Standards.

Loading / load-out	Large deliveries must be scheduled off-hours with Landlord. Floor protection.

Dumpster removal	May be kept on-site only during off-hours and must be removed by 7am.

Work that must be done off hours & times	Contractor acknowledges that they will inform all subcontractors that the following work must be scheduled during off-hours: heavy demolition, core drilling, ram-setting, shooting floor track, shooting ceiling track for acoustical ceilings, hangers or other appurtenances (HVAC, duct work, etc.). Off-hours defined as: after 6:00pm and before 7:00am, Monday—Friday, and from 1:00pm Saturday to 8:00am Monday, unless obtaining permission from Landlord to work on Saturdays before 1:00pm.

Building Systems: Sprinkler

Comments:

Emergency shut off location	Will be pointed out on walk-through with job superintendent by Landlord.

Who does GC notify of shutdown?	The Property Manager

Who notifies fire alarm company?	The Property Manager will notify Landlord’s vendor as necessary. A request form must be completed for all plug in and out requests.

Name of fire alarm company	SimplexGrinnell

Shut down / testing fees

Shutdown procedure (drain & fill)	Notify Landlord with appropriate notice via email. No building impairments allowed during non-business hours without prior advance notice and required coverage.
Personnel required during drain and fill testing

Exhibit 7.4

33

Building Systems: HVAC/Air Quality

Comments:
HVAC hours of operation	7:00 am to 6:00 pm Monday through Friday, Saturday 8am-1:00pm

Filters on returns

Control relocation/demo procedures

Duct smokes

Preferred control contractor

Preferred balancing contractor

Air quality equipment required

Building Systems: Utilities

Comments:

Water shutdown location / time	Performed during off-hours.

Natural gas shutdown location / time	Performed during off-hours.

Medical gas shutdown location / time / certificates	Performed during off-hours.

Electrical service shutdown location / time	Performed during off-hours.

Electrical lock-out / tag-out procedure

Building Systems: Fire Alarm

Comments:

Emergency shut off location

Pre-test preformed	Fire alarm system pre-test performed during off-hours.

Who does GC notify of shutdown?

Who notifies fire alarm company?	The Property Manager will coordinate all correspondence

Exhibit 7.4

34

Name of fire alarm company

Shut down / testing fees

Shutdown procedure	Notify property team with appropriate notice via email to all of the following: No building impairments allowed during non-business hours without prior advance notice and required coverage.

Personnel required during final testing

Preferred test day / time of fire alarm test	Fire alarm system pre-test performed during off-hours.
Smoke detector procedure

Building Envelope

Building’s roofer required?

Window removal required?

Other

Contractor Representative

Project Manager Signature                                     Date

Print Name and Title

Building Representative

Building Representative Signature                             Date

Print Name and Title

The Information herein reflects the authors’ understanding of discussions at the meeting and should any of those present have different recollections, they should advise the author of necessary revisions within 48 hours of the issuance of these minutes. These minutes are provided as a record of discussions and agreements reached at the referenced meeting. Any errors or omissions are to be reported to the author in writing within 5 days of receipt.

Please note that in the event of a conflict in language between this document, the Construction, Specifications and Standards or other such Equity Office document including leases, provided to the contractor(s), architect, tenant, etc., and unless otherwise stated by Landlord in writing, the more stringent terms and/or building codes/regulations shall supersede the others.

Exhibit 7.4

35

Exhibit C

Lien Waivers

Lien Waivers

For general contractor contracts for less than $100,000, DIV 35 CPD, LLC ( Landlord) will (prior to payment) obtain conditional and unconditional lien waivers from the general contractor (but not from any subcontractor) for any capital improvement or tenant improvement project. However, in the event the amount of the contract with the general contractor is equal to or exceeds $100,000, Landlord, in addition to obtaining the aforementioned lien waivers, will (prior to payment ) obtain conditional and unconditional lien waivers from any subcontractor with a contract equal to or over $25,000.

Subsequent payments on contracts will not be made without receiving unconditional lien releases for all prior payments. Prior to the retainage payment, the contractor will present Landlord with a close-out package for all new development, capital improvement and tenant improvement work.

Landlord will follow-up and obtain unconditional final payment lien waivers from contractors and subcontractors upon payment of the retainage.

Conditional lien waivers must be submitted by subcontractors for providing service and materials as well as the general contractor for the entire amount of the construction payment request before the construction pay application can be funded. All subsequent pay applications must contain unconditional lien waivers for prior construction funding and conditional lien waivers for current construction payment requests.

A 10% retention will be withheld until the construction project is complete and all the appropriate lien waivers are received.

Exhibit 7.4

36

PARTIAL WAIVER AND SUBORDINATION OF LIEN

COMMONWEALTH OF MASSACHUSETTS         )             Date:                                     ) SS

                    Application for payment No.:

COUNTY OF                                                          )

OWNER:

CONTRACTOR:

LENDER/MORTGAGEE:

1. Original Contract Amount: $

2. Approved Change Orders: $

3. Adjusted Contract Amount: $

(line 1 plus 2)

4. Completed to Date: $

5. Less Retainage: $

6. Total Payable to Date: $

(line 4 less line 5)

7. Less Previous Payments: $

8. Current Amount Due: $

(line 6 less line 7)

9. Pending Change Orders: $

10. Disputed Claims: $

The undersigned who has a contract with             for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as             located in             (city or town),             County, Commonwealth of Massachusetts and owned by the above referenced Owner, upon receipt of             ($            ) in payment of an invoice/requisition/application for payment dated             , 20            , does hereby:

(a) waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, performed or furnished through the following date:             (payment period), except for retainage, unpaid agreed or pending change orders, and disputed claims as stated above; and

(b) subordinate any and all liens and right of lien to secure payment for such unpaid, agreed or pending change orders and disputed claims, and such further labor or materials, or both labor and materials, or rental equipment, appliances or tools, except for retainage, performed or furnished at any time through the twenty-fifth day after the end of the above payment period, to the extent of the amount actually advanced by the above lender/mortgagee through such twenty-fifth day.

Signed under the penalties of perjury this             day of             , %            .

COMPANY NAME:

ADDRESS:

SIGNATURE:

PRINTED NAME:

TITLE:

The giving of a partial waiver and subordination of lien by any contractor under MGLA chapter 254, section 32 shall not affect the lien rights of any other person claiming a lien under any section of MGLA chapter 254.

Exhibit 7.4

37

CONTRACTOR’S AFFIDAVIT

COMMONWEALTH OF MASSACHUSETTS      )

                                                                 )                     SS

COUNTY OF                                                                )

TO WHOM IT MAY CONCERN:

THE UNDERSIGNED, (NAME)            BEING DULY SWORN, DEPOSES AND SAYS THAT HE OR SHE IS (POSITION)            OF (COMPANY NAME)            WHO IS THE CONTRACTOR FURNISHING            WORK ON THE BUILDING LOCATED AT            OWNED BY           .

That the total amount of the contract including extras* is $            which he or she has received payment of $           prior to this payment. That all waivers are true, correct and genuine and delivered unconditionally and that there is no claim either legal or equitable to defect the validity of said waivers. That the following are the names and addresses of all parties who have furnished material or labor, or both, for said work and all parties having contracts or sub contracts for specific portions of said work or for material entering into the construction thereof and the amount due or to become due to each, and that the items mentioned include all labor and material required to complete said work according to plans and specifications:

NAMES AND ADDRESSES	WHAT FOR	CONTRACT PRICE INCLDG EXTRAS*	AMOUNT PAID	THIS PAYMENT	BALANCE DUE
		$	$	$	$

		$	$	$	$

		$	$	$	$

		$	$	$	$

		$	$	$	$

		$	$	$	$

That there are no other contracts for said work outstanding, and that there is nothing due or to become due to any person for material, labor or other work of any kind done or to be done upon or in connection with said work other than above stated.

DATE                                                                              SIGNATURE

SUBSCRIBED AND SWORN TO BEFORE ME THIS            DAY OF           , 20          .

NOTARY PUBLIC

*	EXTRAS INCLUDE BUT ARE NOT LIMITED TO CHANGE ORDERS, BOTH ORAL AND WRITTEN, TO THE CONTRACT.

Exhibit 7.4

38

FINAL WAIVER OF LIEN

COMMONWEALTH OF MASSACHUSETTS                )                                 Date:                                 ) SS

                                                     Application for payment No.:

COUNTY OF                                                                          )

OWNER:

CONTRACTOR:

LENDER/MORTGAGEE:

1. Original Contract Amount: $

2. Approved Change Orders: $

3. Adjusted Contract Amount: $

(line 1 plus line 2)

4. Less Previous Payments: $

5. Final Amount Due: $

(line 3 less line 4)

(includes retention)

The undersigned who has a contract with             for furnishing labor or materials or both labor and materials or rental equipment, appliances or tools for the erection, alteration, repair or removal of a building or structure or other improvement of real property known and identified as             located in             (city or town),             County, Commonwealth of Massachusetts and owned by the above referenced Owner, upon receipt of             ($            ) in payment of an invoice/requisition/application for payment dated             , 20            , does hereby waive any and all liens and right of lien on such real property for labor or materials, or both labor and materials, or rental equipment, appliances or tools, heretofore performed or furnished heretofore furnished by the undersigned for the above-described premises.

Upon receipt of the final payment as set forth above, and in consideration thereof, being thus full payment for any and all work performed pursuant to the Contract by the undersigned at the Property as of this date, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby forever release and discharge the Owners from any and all claims, whether known or unknown, of whatever nature relating to any and all issues in connection with the performance of or furnishing by the undersigned of any labor or materials or both labor and materials, or rental equipment, appliances or tools, performed or furnished at or on the Property or pursuant to the Contract from the beginning of the world until the date hereof.

Signed under the penalties of perjury this                                     day of                             , 20            .

COMPANY NAME:

ADDRESS:

SIGNATURE:

PRINTED NAME:

TITLE:

The giving of a waiver and subordination of lien by any contractor under MGLA chapter 254, section 32 shall not affect the lien rights of any other person claiming a lien under any section of MGLA chapter 254.

Exhibit 7.4

39

CONTRACTOR’S AFFIDAVIT

COMMONWEALTH OF MASSACHUSETTS             )

                                                                            )                 SS

COUNTY OF                                                                      )

TO WHOM IT MAY CONCERN:

THE UNDERSIGNED, (NAME)            BEING DULY SWORN, DEPOSES AND SAYS THAT HE OR SHE IS (POSITION)            OF (COMPANY NAME)            WHO IS THE CONTRACTOR FURNISHING            WORK ON THE BUILDING LOCATED AT            OWNED BY           .

That the total amount of the contract including extras* is $            which he or she has received payment of $           prior to this payment. That all waivers are true, correct and genuine and delivered unconditionally and that there is no claim either legal or equitable to defect the validity of said waivers. That the following are the names and addresses of all parties who have furnished material or labor, or both, for said work and all parties having contracts or sub contracts for specific portions of said work or for material entering into the construction thereof and the amount due or to become due to each, and that the items mentioned include all labor and material required to complete said work according to plans and specifications:

NAMES AND ADDRESSES	WHAT FOR	CONTRACT PRICE INCLDG EXTRAS*	AMOUNT PAID	THIS PAYMENT	BALANCE DUE
		$	$	$	$

		$	$	$	$

		$	$	$	$

		$	$	$	$

		$	$	$	$

		$	$	$	$

That there are no other contracts for said work outstanding, and that there is nothing due or to become due to any person for material, labor or other work of any kind done or to be done upon or in connection with said work other than above stated.

DATE                                                                            SIGNATURE

SUBSCRIBED AND SWORN TO BEFORE ME THIS            DAY OF           , 20          .

NOTARY PUBLIC

*	EXTRAS INCLUDE BUT ARE NOT LIMITED TO CHANGE ORDERS, BOTH ORAL AND WRITTEN, TO THE CONTRACT.

Exhibit 7.4

40

Exhibit D

Closeout Documents

List of Required Documents

Prior to a project closing out, Landlord requires the following documents to be submitted. Payment for the final invoice and any retainage shall not be released until all these documents have been submitted to Landlord in adequate form.

All vendors, including the general contractor being paid on a particular payment request, must complete a partial lien waiver for partial payments prior to the invoice being approved. Additionally, all vendors, including the general contractor, must complete a final lien waver prior to the invoice being approved. Please use the forms contained at Exhibit C.

1.	Signed letter from tenant accepting condition satisfaction

2.	Design Professional’s Final Inspection & Report

3.	Signed punch list indicating completion

4.	Certificate of Substantial Completion

5.	Partial and Final Lien Waivers (GC & Subcontractor if necessary)

6.	Union Labor Summary Sheet for all projects greater than $500,000

7.	O&M Manuals: One hard copy and one electronic copy (CD/DVD) with warranties

8.	Permanent Certificate of Occupancy

9.	As-built plans: one hard copy and one electronic copies (CD/DVD)

10.	LEED 75% recycling certificate

11.	Executed air balancing report by a professional engineer

Note: Documents may be added/deleted to this list by Landlord as needed and proper notice will be provided.

Exhibit 7.4

41

Exhibit E

Aerial Lift Form

Select equipment type utilized or project type

Powered Platform                     Roofing Work                         Cooling Tower Services

Swing Staging System Scissor Lift                                              Special Lifts

Crane                             Extension Ladder                                 Other Work

Scaffolding                         Elevated HVAC Equipment             Other Equipment

Bucket Truck               Equipment Maintenance Services

Man Lift                                     Bosun Chair

Material Deliveries                 Glass Replacement

Standard information

Date:

Job Name:

Job Location:

Contractor Name:

Contractor Telephone Info

Sub-Contractor (if Applicable)

Description of Work:

Equipment Type:

Manufacturer of Equipment:

Plan Prepared By:

Forman:

Competent Person: (if someone other than foreman)

Exhibit 7.4

42

Required documentation

Items checked below are site-specific safety rules and documents required prior to start of any work:

Executed copy of DIV 35 CPD, LLC contract
Provide insurance certificate (use attached sample enclosed with contract)
Provide a copy of contractor’s company safety plan
Provide training certificates for each person working on-site
Provide employee identification for all employees working on-site
Provide written work specific safety procedure (see below)
Provide police detail / traffic coordination
Provide a most recent maintenance record of equipment being used
Please provide equipment pre-operational check-list if applicable
Provide P.E approved work plan or letter for specific procedure (structural tie-in, weight loading, tie-off locations & etc.) (please use FST Engineering Co.)
Provide any required federal or state permits associated with the project
Completed and notarized OSHA Acknowledgement Certification Record (attached)

Work specific safety procedure

Explain method of set-up, tie-off procedures and layout. Refer to and include OSHA standards and other applicable federal and state regulations as it relates to the specific scope of work. Provide a detailed explanation below. If work is associated to maintenance of equipment within safe distances per OSHA guidelines please explain acknowledgement of such distances. (or attach separate document)

Exhibit 7.4

43

OSHA Acknowledgement Certification Record

State of

                 SS

County of

The undersigned             , who is employee of              located at             hereby certifies that he is a competent person pursuant to the Requirements of OSHA and is responsible for safety of his employees and that on             understands hazards associated at            location and has read & understands OSHA standards and other federal and state regulations associated with work being performed.

Signature

SIGNED AND SWORN TO BEFORE ME

THIS              DAY OF

Notary Public

Exhibit 7.4

44

EXHIBIT 7.6.1.1

35 CAMBRIDGEPARK DRIVE

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE

FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name:

Property Address:

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0	PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

2.0	HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2.1	Are any of the following materials handled on the Property? Yes No

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

Explosives	Fuels	Oils
Solvents	Oxidizers	Organics/Inorganics
Acids	Bases	Pesticides
Gases	PCBs	Radioactive Materials
Other (please specify)

2-2.

If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

Exhibit 7.6.1.1

1

2-3.	Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

3.0	HAZARDOUS WASTES

Are hazardous wastes generated?         Yes         No

If yes, continue with the next question. If not, skip this section and go to Section 4.0.

3.1	Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

Hazardous wastes	Industrial Wastewater
Waste oils	PCBs
Air emissions	Sludges
Regulated Wastes	Other (please specify)

3-2.	List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3.	Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4.	Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes No

3-5.	If so, please describe.

Exhibit 7.6.1.1

2

4.0	USTS/ASTS

4.1

Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)?             Yes            No

If not, continue with Section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc.)	Associated Leak Detection / Spill Prevention Measures*

*Note:	The following are examples of leak detection / spill prevention measures:

	Integrity testing	Inventory reconciliation	Leak detection system
	Overfill spill protection	Secondary containment	Cathodic protection

4-2.	Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3.	Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes No If so, please attach a copy of the required permits.

4-4.

If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.	If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes No

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.	For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes No

For new tenants, are installations of this type required for the planned operations?         Yes         No

If yes to either question, please describe.

Exhibit 7.6.1.1

3

5.0	ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0	REGULATORY

6-1.	Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes No

If so, please attach a copy of this permit.

6-2.	Has a Hazardous Materials Business Plan been developed for the site? Yes No

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

Signature:
Name:
Title:
Date:
Telephone:

Exhibit 7.6.1.1

4

Exhibit 14.1

Form of SNDA

NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT

THIS NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of this             day of             , 2019, by and among M&T BANK (hereinafter called the “Agent”), as administrative agent on behalf of itself and certain lenders (collectively, the “Lenders”), having an address at 280 Congress Street, Boston, MA 02210, Codiak BioSciences, Inc., a Delaware corporation (hereinafter called the “Tenant”), having an address at 500 Technology Square, 9th Floor, Cambridge, MA 02139, and DIV 35 CPD, LLC, a Massachusetts limited liability company (hereinafter called the “Landlord”), having an address c/o The Davis Companies, 125 High Street, 21st Floor, Boston, Massachusetts 02110.

W I T N E S E T H:

WHEREAS, Landlord owns certain real property located at 35 Cambridge Park Drive, Cambridge, Massachusetts more particularly described in Exhibit A attached hereto and made a part hereof (said property being hereinafter called the “Property”); and

WHEREAS, Landlord made and entered into that certain Lease dated the             day of             , 2019, with respect to certain premises constituting a portion of the Property therein described (said Lease, as the same may be amended, restated or otherwise modified from time to time, hereinafter called the “Lease”, and said premises hereinafter called the “Leased Premises”); and

WHEREAS, Landlord has entered into and delivered that certain Mortgage and Security Agreement in favor of Agent on behalf of Lenders and recorded the same with the Middlesex County (South) Registry of Deeds (said Mortgage and Security Agreement, as the same may be amended, restated or otherwise modified from time to time, being hereinafter called the “Mortgage”), to secure the payment of a certain loan made by Lenders to Landlord (the “Loan”); and

WHEREAS, Landlord has entered into and delivered that certain Assignment of Leases and Rents in favor of Agent on behalf of Lenders and recorded the same with the Middlesex County (South) Registry of Deeds (said Assignment of Leases and Rents, as the same may be amended, restated or otherwise modified from time to time, being hereinafter called the “Assignment of Rents”), assigning all of Landlord’s right, title and interest as lessor under the Lease to further secure the Loan; and

WHEREAS, the parties hereto desire to enter into this Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Tenant, and Landlord each hereby covenants and agrees as follows:

1. Non-Disturbance. So long as no default exists, nor any event has occurred which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle the lessor under the Lease to terminate the Lease or would cause, without any further action

Exhibit 14.1

1

on the part of such lessor, the termination of the Lease or would entitle such lessor to dispossess the lessee thereunder, the Lease shall not be terminated, nor shall such lessee’s use, possession or enjoyment of the Leased Premises or rights under the Lease be interfered with in any foreclosure or other action or proceeding in the nature of foreclosure instituted under or in connection with the Mortgage or in the event that Agent takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Rents, unless the lessor under the Lease would have had such right if the Mortgage or the Assignment of Rents had not been made, except that neither the person or entity acquiring the interest of the lessor under the Lease as a result of any such action or proceeding or deed in lieu of any such action or proceeding (hereinafter called the “Purchaser”) nor Agent if Agent takes possession of the Property shall be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Leased Premises or the Property, including, without limitation, the payment of any construction allowance pursuant to the Lease; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease, made without Agent’s prior written consent (other than amendments memorializing the rights of Tenant to exercise an Extension Option or Right of First Offer under the Lease) or responsible for any security deposit not actually received by Agent; (f) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability and/or fitness for any purpose, or possession; (g) liable for consequential damages; or (h) personally liable for any default under the Lease or any covenant or obligation on its part to be performed thereunder as lessor, it being acknowledged and agreed that Tenant’s sole remedy in the event of such default shall be to proceed against Purchaser’s or Agent’s interest in the Property. Notwithstanding anything to the contrary, nothing contained herein shall limit Tenant’s express remedies set forth in Section 6.1 of the Lease, nor relieve Agent or Purchaser of the obligation to cure ongoing defaults that are continuing following the date that Agent or Purchaser succeeds to the interest of Landlord under the Lease, provided that the Agent or Purchaser, as applicable, is given written notice of such default and thereafter fails to cure the same within the period provided for in this Agreement.

2. Attornment. Unless the Lease is terminated in accordance with Paragraph 1, if the interests of the lessor under the Lease shall be transferred by reason of the exercise of the power of sale contained in the Mortgage (if applicable), or by any foreclosure or other proceeding for enforcement of the Mortgage, or by deed in lieu of foreclosure or such other proceeding, or if Agent takes possession of the Property pursuant to any provisions of the Mortgage or the Assignment of Rents, the lessee thereunder shall be bound to the Purchaser or Agent, as the case may be, under all of the terms, covenants and conditions of the Lease for the balance of the term thereof and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser or Agent were the lessor under the Lease, and Tenant, as lessee under the Lease, does hereby attorn to the Purchaser and Agent if it takes possession of the Property, as its lessor under the Lease. Such attornment shall be effective and self-operative without the execution of any further instruments upon the succession by Purchaser to the interest of the lessor under the Lease or the taking of possession of

Exhibit 14.1

2

the Property by Agent. Nevertheless, Tenant shall, from time to time, execute and deliver such reasonable instruments evidencing such attornment as Purchaser or Agent may require. Purchaser or Agent shall give Tenant written notice of such taking of possession. The respective rights and obligations of Purchaser, Agent and of the lessee under the Lease upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth in the Lease except as otherwise expressly provided herein. So long as the Lease has not been terminated on account of Tenant’s default that has continued beyond applicable cure periods (an “Event of Default”), Agent shall not name or join Tenant as a defendant in any judicial action or proceeding that is commenced pursuant to the exercise of Agent’s rights and remedies arising upon a default by Landlord under the Mortgage unless (a) applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or in order to prosecute or otherwise fully enforce such rights and remedies; or (b) such joinder of Tenant is required for the recovery by Agent of any rent at any time owing by Tenant under the Lease, whether pursuant to the assignment of rents set forth in the Mortgage or otherwise; or (c) such joinder is required in order to enforce any right of Agent to enter the Property for the purpose of making any inspection or assessment, or in order to protect the value of Agent’s security provided by the Mortgage. The foregoing provisions of this Section shall not be construed in any manner that would prevent Agent from (i) carrying out any nonjudicial foreclosure proceeding under the Mortgage, or (ii) obtaining the appointment of a receiver for the Property as and when permitted under applicable law.

3. Subordination. Subject to the other terms of this Agreement, Tenant hereby subordinates all of its right, title and interest as lessee under the Lease to the right, title and interest of Agent under the Mortgage, and Tenant further agrees that the Lease now is and shall at all times continue to be subordinate in each and every respect to the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage.

4. Assignment of Rents. Tenant hereby acknowledges that all of Landlord’s right, title and interest as lessor under the Lease is being duly assigned to Agent pursuant to the terms of the Mortgage and the Assignment of Rents, and that pursuant to the terms thereof all rental payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease unless and until Tenant is otherwise notified in writing by Agent. Upon receipt of any such written notice from Agent, Tenant covenants and agrees to make payment of all rental payments then due or to become due under the Lease directly to Agent or to Agent’s agent designated in such notice and to continue to do so until otherwise notified in writing by Agent. Landlord hereby irrevocably directs and authorizes Tenant to make rental payments directly to Agent following receipt of such notice, and Landlord covenants and agrees that Tenant shall have the right to rely on such notice without any obligation to inquire as to whether any default exists under the Mortgage or the Assignment of Rents or the indebtedness secured thereby, and notwithstanding any notice or claim of Landlord to the contrary, and that Landlord shall have no right or claim against Tenant for or by reason of any rental payments made by Tenant to Agent following receipt of such notice. Tenant further acknowledges and agrees: (a) that under the provisions of the Mortgage and/or the Assignment of Rents, except as may be expressly provided in Section 6.1, Article 10 and Article 11 of the Lease, the Lease cannot be terminated (nor can Landlord accept any surrender of the Lease) or modified in any of its terms, or consent be given to

Exhibit 14.1

3

the waiver or release of Tenant from the performance or observance of any obligation under the Lease, without the prior written consent of Agent, and without such consent no rent may be collected or accepted by Landlord more than one month in advance; and (b) that the interest of Landlord as lessor under the Lease has been assigned to Agent for the purposes specified in the Mortgage and the Assignment of Rents, and Agent assumes no duty, liability or obligation under the Lease, except only under the circumstances, terms and conditions specifically set forth in the Mortgage and/or the Assignment of Rents, or as otherwise provided in this Agreement.

5. Notice of Default by Lessor. Tenant, as lessee under the Lease, hereby covenants and agrees to give Agent written notice properly specifying wherein the lessor under the Lease has failed to perform any of the covenants or obligations of the lessor under the Lease, simultaneously with the giving of any notice of such default to the lessor under the provisions of the Lease. Tenant agrees that Agent shall have the right, but not the obligation, within thirty (30) days after receipt by Agent of such notice (or within such additional time as is reasonably required to correct any such default with due diligence and in good faith) to correct or remedy, or cause to be corrected or remedied, each such default before the lessee under the Lease may take any action under the Lease by reason of such default. Such notices to Agent shall be delivered in duplicate to:

M&T BANK

280 Congress Street

Boston, MA 02210

Attention: John Everly

Telephone: 617-457-2038

With a copy to:

RIEMER & BRAUNSTEIN LLP

100 Cambridge Street, 22nd Floor

Boston, MA 02114

Attention: Kevin J. Lyons, Esq.

Telephone: 617-880-3433

or to such other address as the Agent shall have designated to Tenant by giving written notice to Tenant at the address first set forth above, or to such other address as may be designated by written notice from Tenant to Agent.

6. No Further Subordination. Except as expressly provided to the contrary in Paragraph 3 hereof, Landlord and Tenant covenant and agree with Agent that there shall be no further subordination of the interest of lessee under the Lease to any lender or to any other party without first obtaining the prior written consent of Agent. Any attempt to effect a further subordination of lessee’s interest under the Lease without first obtaining the prior written consent of Agent shall be null and void.

7. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing contained herein nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Lease.

Exhibit 14.1

4

8. As to Landlord and Agent. As between Landlord and Agent, Landlord and Agent covenant and agree that nothing contained herein nor anything done pursuant to the provisions hereof shall be deemed or construed to modify the Mortgage or the Assignment of Rents.

9. Title of Paragraphs. The titles of the paragraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

11. Provisions Binding. The terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Agent, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Agent to an assignment by Tenant, but has reference only to those instances in which the lessor under the Lease and Agent shall have given written consent to a particular assignment by Tenant thereunder.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

[Signature Page Follows]

Exhibit 14.1

5

IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

AGENT: M&T BANK, as Agent on behalf of Lenders

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this             date of                     , 20    , before me, the undersigned notary public, personally appeared                     , provided to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose as                     for M&T Bank.

                                          (official signature and seal of notary)

Exhibit 14.1

6

TENANT: Codiak BioSciences, Inc., a Delaware corporation

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this             date of                     , 20    , before me, the undersigned notary public, personally appeared                     , provided to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose as                     for                     .

                                          (official signature and seal of notary)

Exhibit 14.1

7

LANDLORD:

DIV 35 CPD, LLC, a Massachusetts limited

liability company

By:	35 Cambridge Park Investors, LLC, a Delaware
limited liability company, its sole member

By:	DIV Cambridge Park Consolidator, LLC, a Massachusetts
limited liability company, its manager

By:	DIV Fund III Manager Corp., a Massachusetts
corporation its manager

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                    , ss.

On this             date of                 , 20    , before me, the undersigned notary public, personally appeared                     , provided to me through satisfactory evidence of identification, which were                     , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose as                     for DIV Fund III Manager Corp., manager of DIV Cambridge Park Consolidator, LLC, manager of 35 Cambridge Park Investors, LLC, sole member of DIV 35 CPD, LLC.

                                          (official signature and seal of notary)

Exhibit 14.1

8

EXHIBIT A

Property Legal Description

A certain tract of land in Cambridge, Massachusetts, with all the improvements thereon, which is shown on the plan entitled “Plan of Property of Bethlehem Steel Corp.,” dated September 26, 1979, and recorded in the Middlesex South District Registry of Deeds as Plan No. 1380 of 1979 in Book 13841, Page End, and described as follows (all compass bearings are based on the Massachusetts Grid System):

Beginning at the intersection of the northerly street line of Rindge Avenue Extension, a public street forty (40) feet in width, with the easterly line of a twenty (20) foot strip of land acquired by the Commonwealth of Massachusetts, acting through its Metropolitan Sewerage Commissions, by Taking of Estate dated January 7, 1893, and recorded in said Registry of Deeds in Book 2169, folio 457; thence, along the easterly line of the last mentioned twenty (20) foot strip of land, the following three (3) courses and distances: (1) North zero degrees thirty-seven minutes nine seconds West (N 0° 37’ 09” W) seventy-seven and eighty-four one-hundredths (77.84) feet, (2) North eleven degrees thirty-three minutes fifty seconds East (N 11° 33’ 50” E) one-hundred twenty-three and seventy-eight one-hundredths (123.78) feet, and (3) North twenty-three degrees thirty-three minutes fifty-one seconds East (N 23° 33’ 51” E) one hundred twenty-seven and eighty-three one-hundredths (127.83) feet to the southwesterly corner of the tract of land which was taken by Massachusetts Bay Transportation Authority pursuant to the Order of Taking dated September 24, 1979, and recorded in said Registry of Deeds in Book 13803, Page 262; thence, along the southerly line of said last-mentioned tract of land the following three (3) courses and distances: (1) South sixty-seven degrees twenty-two minutes forty-eight seconds East (S 67° 22’ 48” E) thirty-six and seventy-two one-hundredths (36.72) feet, (2) eastwardly, by a curve to the left the radius of which is two hundred forty and no one-hundredths (240.00) feet and the chord of which bears South eighty-three degrees thirty-four minutes fifty-three seconds East (S 83° 34’ 53” E) one hundred thirty-three and ninety-three one-hundredths (133.93) feet, an arc distance of one hundred thirty-five and seventy-three one-hundredths (135.73) feet, and (3) North eighty degrees thirteen minutes three seconds East (N 80° 13’ 03” E) eighty-eight and ten one-hundredths (88.10) feet to the westerly line of a tract of land now or formerly of Massachusetts Bay Transportation Authority (Lexington Branch railroad); thence, along said westerly right-of-way line, the following two (2) courses arid distances: (1) southwardly, by a, curve to the left the radius of which is one thousand six hundred eighty-two and no one hundredths (1,682.00) feet and the chord of which bears South twenty degrees twenty-four minutes fifty-nine seconds East (S 20° 24’ 59” E) one hundred one and forty-three one hundredths (101.43) feet, an arc distance of one hundred one and forty-four one-hundredths (101.44) feet, and (2) South twenty-two degrees eight minutes thirty-nine seconds East (S 22° 08 39” E) two hundred thirty-seven and ninety-eight one-hundredths (237.98) feet to said northerly street line of Rindge Avenue Extension, thence along said northerly street line of Rindge Avenue Extension, North eighty-eight degrees nineteen minutes nine seconds West (N 88° 19’ 09” W) four hundred fifty-four and fifteen one-hundredths (454.15) feet to the place of beginning; containing two and five hundred sixty-four one-thousandths (2.654) acres, more or less.

Exhibit 14.1

9

EXCEPTING AND EXCLUDING THEREFROM the following:

a.

That portion of the above-described parcel of land acquired by Order of Taking by the Massachusetts Bay Transportation Authority dated February 15, 1984 and recorded with Middlesex South District Registry of Deeds in Book 15477, Page 358, noted therein as parcel C-274, bounded and described as follows:

Commencing at a point “25” which is located about twenty-five feet north of the centerline of Rindge Avenue Extension and along the west right-of-way line of the MBTA Lexington Branch;

thence running N 88° 19’ 09” W a distance of twenty-five and 55/100 feet (25.55) to a point “1180”;

thence turning and running N 1° 37’ 57” E a distance of four and 61/100 (4.61) to a point “1181”;

thence turning and running N 47° 37’ 03” E a distance of sixteen and 42/100 (16.42) feet to a point “1182”

thence turning and running N 20° 12’ 20” W a distance of one hundred eighty and 54/100 (180.54) feet to a point “1183”;

thence turning and running S 22° 08’ 39” E a distance of two hundred and 66/100 (200.66) feet to the point of beginning “25”.

Containing eight hundred and forty-five square feet (845) of land as shown on the plan entitled “Land Acquisition Plan, City of Cambridge, Massachusetts” Plan No. 54388 as prepared by Sverdrup and Parcel and Associates, Inc., for the Massachusetts Bay Transportation Authority dated November 30, 1983, recorded as Plan 256 of 1984 in Book 15477, Page 358.

b.	The land conveyed to the City of Cambridge by deed dated December 12, 1989, recorded in Book 20292, Page 449.

Together with an easement for the benefit of the above-described Parcel I for the use, operation, repair, maintenance, replacement and removal of an existing railroad spur track across lands of the Massachusetts Bay Transportation Authority for so long as freight service thereon is not abandoned, as excepted and reserved in Order of Taking dated September 24, 1979, and recorded in said Registry of Deeds in Book 13803, Page 262.

Exhibit 14.1

10

EXHIBIT 14.4

FORM OF ESTOPPEL

Form of Tenant Estoppel Certificate

The undersigned (“Tenant”) hereby certifies to             and             (collectively, the “Recipients”), as follows:

1. Lease. Tenant is the current tenant under that certain Lease dated             , 2019 (the “Original Lease”) by and between DIV 35 CPD, LLC (“Landlord”) and Tenant, pursuant to which Tenant leases approximately 49,696 square feet (the “Premises”) in the building located at 35 CambridgePark Drive, Cambridge, Massachusetts (the “Building”).

2. No Modifications. The Original Lease has not been modified, changed, altered, supplemented, amended or terminated in any respect, except as indicated below (if none, please state “none”; the Original Lease, as modified, changed, altered, supplemented or amended as indicated below, is referred to collectively as the “Lease”):

3. Copy. A true, correct and complete copy of the Lease is attached hereto.

4. Validity. The Lease represents the valid and binding obligation of Tenant in accordance with its terms and is in full force and effect on the date hereof. The Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the Premises, the Building and the land on which the Building is situated. Except as expressly set forth in the Lease, Tenant has no right under the Lease to terminate all or any portion of the Lease.

5. No Concessions. Except as set forth in the Lease, Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.

6. Term. Except for                                         , all conditions precedent to the commencement of the initial term of the Lease have been fully satisfied or waived. The initial term of the Lease began on                     , 20                    . The termination date of the present term of the Lease, excluding unexercised renewal terms, is                     , 20                    , or, if the commencement date has not yet been set,                     months after the commencement date. [IF TRUE: The commencement date has occurred and Tenant has accepted possession of and currently occupies the entire Premises. Tenant has not sublet all or any portion of the Premises to any sublessee, has not assigned, transferred, mortgaged, hypothecated or otherwise encumbered any of its rights or interests under the Lease and has not entered into any license or concession agreements with respect thereto, except for the following in accordance with the Lease:                     .

7. Options. Except as set forth in the Lease, Tenant has no outstanding options or rights to renew or extend the term of the Lease, or expansion options, or cancellation options, rights of first refusal, or rights of first offer to lease other space within the Building. Tenant has no outstanding options, rights of first refusal or rights of first offer to purchase the Premises or any part thereof or all or any part of the Building and/or the land on which the Building is situated.

Exhibit 14.4

1

8. Rents. The obligation to pay rent began (or begins) on                     , 20    . The current monthly base rent payable under the Leases is $                    . The monthly base rental payment (excluding pass through charges) has been paid through the month of                     ,                     . Tenant is also obligated to pay its proportionate share of ad valorem taxes, insurance and operating expenses on the Building, to the extent provided in the Lease. Tenant’s estimated share of ad valorem taxes, insurance and operating expenses on the Building has been paid by Tenant through                     ,                     . Except for payments of its estimated share of ad valorem taxes, insurance and operating expenses being paid in accordance with the Lease, no rent (excluding security deposits described in Paragraph 9 below) has been paid more than one (1) month in advance of its due date.

9. Security Deposits. Tenant’s security deposit, if any, which has been previously deposited with Landlord is $                    (if none, please state “none”). The security deposit                     is, or                     is not, represented by a letter of credit.

10. No Default. No event has occurred and to the best of Tenant’s knowledge no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Landlord or, to the best knowledge of Tenant, Tenant under the Lease except                     . As of the date set forth below, to the best knowledge of Tenant, Tenant has no existing claims against Landlord or defenses to the enforcement of the Lease by Landlord and Tenant is not currently entitled to any rent abatements or offsets against the rents owing under the Lease except                     .

11. Allowances. All required allowances, contributions or payments (whether or not currently due and payable) by Landlord to Tenant on account of Tenant’s tenant improvements have been received by Tenant and all of Tenant’s tenant improvements have been completed in accordance with the terms of the Lease, except as indicated below (if none, please state “none”):

To the best knowledge of Tenant, Tenant’s current use and operation of the Premises complies with all covenants and operating requirements in the Lease.

12. No Bankruptcy Proceedings. No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy, insolvency, or reorganization laws of the United States or any state thereof.

13. Environmental Matters. Tenant has received no written notice by any governmental authority or person claiming a violation of, or requiring compliance with, any federal, state or local statute, ordinance, rule, regulation or other requirement of law, for environmental contamination at the Premises and no hazardous, toxic or polluting substances or wastes have been generated, treated, manufactured, stored, refined, used, handled, transported, released, spilled, disposed of or deposited on, in or under the Premises.

14. Address. The current address for notices to be sent to Tenant under the Lease is set forth below.

Exhibit 14.4

2

15. Reliance. Tenant acknowledges that the Recipients have or will hereafter acquire an interest in the Landlord or the Property and/or loan money to the Landlord in connection with the Property, and that the Recipients are relying upon this Tenant’s Estoppel Certificate in connection therewith. Tenant further acknowledges that this Tenant’s Estoppel Certificate may be relied upon by, and inures to the benefit of, the Recipients and each of their respective partners, successors and assigns.

16. Authority. The undersigned is duly authorized to execute this Tenant’s Estoppel Certificate on behalf of Tenant.

17. Accuracy. The information contained in this Tenant’s Estoppel Certificate is true, correct and complete as of the date below written.

Executed as of the             day of             ,             .

TENANT: Codiak BioSciences, Inc.

By:
Name:
Title:

Tenant’s Current Address for Notices:

Exhibit 14.4

3

EXHIBIT 17.1

FIRST OFFER SPACE

Exhibit 17.1

1

Exhibit 17.1

2

EXHIBIT 17.6

PRIOR LEASES

1. Eisai, Inc. – Eisai, Inc., with premises consisting of the entire second (2nd) floor and a portion of the first (1st) floor storage space has a right to lease certain space on the third (3rd) floor of the Building.

2. Ribon Therapeutics, Inc. – Ribon Therapeutics, Inc., with premises consisting of a portion of the third (3rd) floor and a portion of the first (1st) floor storage space, has a right to lease a portion of the third (3rd) floor of the Building.

3. Syros Pharmaceuticals, Inc. – Syros Pharmaceuticals, Inc., with premises consisting of the entire fourth (4th) floor and a portion of the first (1st) floor storage space, has a right to lease certain space on the fifth (5th) floor and the first (1st) floor of the Building.

Exhibit 17.6

1

EXHIBIT 19.24

FORM OF NOTICE OF LEASE

RECORDING REQUESTED

BY AND WHEN RECORDED

RETURN TO:

NOTICE OF LEASE

In accordance with the provisions of Massachusetts General Laws Chapter 183, Section 4, notice is hereby given of the following described lease (the “Lease”):

LANDLORD:	DIV 35 CPD, LLC,
a Delaware limited liability company

LANDLORD ADDRESS:	c/o The Davis Companies
125 High Street, 21st Floor Boston, Massachusetts 02110

TENANT:	CODIAK BIOSCIENCES, INC., a Delaware corporation

TENANT ADDRESS:	500 Technology Square, 9th Floor Cambridge, MA 02139

DATE OF LEASE:	March , 2019

LEASED PREMISES:	A portion of the third (3rd) floor containing approximately 25,300 rentable square feet, a portion of the fifth (5th) floor containing approximately 40,409 rentable square feet, and portions of the first (1st) floor containing approximately 2,549 rentable square feet, in the building known as 35 CambridgePark Drive, Cambridge, Massachusetts (the “Building”), containing approximately 68,258 rentable square feet in area in the aggregate. A legal description of the land upon which the Building is located is attached hereto as Exhibit A.

LEASE COMMENCEMENT DATE:	The date of execution and delivery of the Lease by both Landlord and Tenant.

Exhibit 19.24

1

LEASE EXPIRATION DATE:	The last day of the tenth (10th) Lease Year (as defined in Section 2.1.2 of the Lease).

EXTENSION/RENEWAL RIGHTS:	Subject to the terms and conditions of the Lease, Tenant has one (1) option to extend the Term of the Lease for an additional ten (10) years.

RIGHT OF FIRST OFFER TO LEASE:	Subject to the terms and conditions of the Lease, Tenant shall have a one-time right to lease certain space on the third (3rd) floor and the first (1st) floor of the Building if it becomes available for lease.

This Notice of Lease has been executed to give notice of the Lease. This Notice of Lease is not intended to, and shall not, modify or vary any of the provisions of the Lease, and in the event of any inconsistency the terms of the Lease shall govern. Capitalized terms used but not defined herein are used with their meanings set forth in the Lease.

This Notice of Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[Signatures on following pages.]

Exhibit 19.24

2

WITNESS the execution hereof under seal by said parties to said Lease.

LANDLORD:	DIV 35 CPD, LLC, a Delaware limited liability company

By:
Name:
Title:

TENANT:	CODIAK BIOSCIENCES, INC., a Delaware corporation

By:
Name:
Title:

[Signature page to Notice of Lease]

Exhibit 19.24

3

(Acknowledgement of Landlord)

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF	)

On this             day of                     , 2019, before me, the undersigned notary public, personally appeared                     , as                     of DIV 35 CPD, LLC, a Delaware limited liability company, proved to me through satisfactory evidence of identification, which was a Massachusetts Driver’s License or personal knowledge, to be the person whose name is signed on the preceding or attached document and acknowledged to me that s/he signed it voluntarily on behalf of the DIV 35 CPD, LLC for its stated purpose.

Notary Public

My Commission Expires:
Printed Name of Notary:

[SEAL]

(Acknowledgement of Tenant)

COMMONWEALTH OF MASSACHUSETTS	)
)
COUNTY OF	)

On this             day of                     , 2019, before me, the undersigned notary public, personally appeared                     , as                     of CODIAK BIOSCIENCES, INC., a Delaware corporation, proved to me through satisfactory evidence of identification, which was a Massachusetts Driver’s License or personal knowledge, to be the person whose name is signed on the preceding or attached document and acknowledged to me that s/he signed it voluntarily on behalf of CODIAK BIOSCIENCES, INC. for its stated purpose.

Notary Public

My Commission Expires:
Printed Name of Notary:

[SEAL]

Exhibit 19.24

4

EXHIBIT “A”

LEGAL DESCRIPTION

A certain tract of land in Cambridge, Massachusetts, with all the improvements thereon, which is shown on the plan entitled “Plan of Property of Bethlehem Steel Corp.,” dated September 26, 1979, and recorded in the Middlesex South District Registry of Deeds as Plan No. 1380 of 1979 in Book 13841, Page End, and described as follows (all compass bearings are based on the Massachusetts Grid System):

Beginning at the intersection of the northerly street line of Rindge Avenue Extension, a public street forty (40) feet in width, with the easterly line of a twenty (20) foot strip of land acquired by the Commonwealth of Massachusetts, acting through its Metropolitan Sewerage Commissions, by Taking of Estate dated January 7, 1893, and recorded in said Registry of Deeds in Book 2169, folio 457; thence, along the easterly line of the last mentioned twenty (20) foot strip of land, the following three (3) courses and distances: (1) North zero degrees thirty-seven minutes nine seconds West (N 0° 37’ 09” W) seventy-seven and eighty-four one-hundredths (77.84) feet, (2) North eleven degrees thirty-three minutes fifty seconds East (N 11° 33’ 50” E) one-hundred twenty-three and seventy-eight one-hundredths (123.78) feet, and (3) North twenty-three degrees thirty-three minutes fifty-one seconds East (N 23° 33’ 51” E) one hundred twenty-seven and eighty-three one-hundredths (127.83) feet to the southwesterly corner of the tract of land which was taken by Massachusetts Bay Transportation Authority pursuant to the Order of Taking dated September 24, 1979, and recorded in said Registry of Deeds in Book 13803, Page 262; thence, along the southerly line of said last-mentioned tract of land the following three (3) courses and distances: (1) South sixty-seven degrees twenty-two minutes forty-eight seconds East (S 67° 22’ 48” E) thirty-six and seventy-two one-hundredths (36.72) feet, (2) eastwardly, by a curve to the left the radius of which is two hundred forty and no one-hundredths (240.00) feet and the chord of which bears South eighty-three degrees thirty-four minutes fifty-three seconds East (S 83° 34’ 53” E) one hundred thirty-three and ninety-three one-hundredths (133.93) feet, an arc distance of one hundred thirty-five and seventy-three one-hundredths (135.73) feet, and (3) North eighty degrees thirteen minutes three seconds East (N 80° 13’ 03” E) eighty-eight and ten one- hundredths (88.10) feet to the westerly line of a tract of land now or formerly of Massachusetts Bay Transportation Authority (Lexington Branch railroad); thence, along said westerly right-of- way line, the following two (2) courses arid distances: (1) southwardly, by a, curve to the left the radius of which is one thousand six hundred eighty-two and no one hundredths (1,682.00) feet and the chord of which bears South twenty degrees twenty-four minutes fifty-nine seconds East (S 20° 24’ 59” E) one hundred one and forty-three one hundredths (101.43) feet, an arc distance of one hundred one and forty-four one-hundredths (101.44) feet, and (2) South twenty-two degrees eight minutes thirty-nine seconds East (S 22° 08 39” E) two hundred thirty-seven and ninety-eight one-hundredths (237.98) feet to said northerly street line of Rindge Avenue Extension, thence along said northerly street line of Rindge Avenue Extension, North eighty- eight degrees nineteen minutes nine seconds West (N 88° 19’ 09” W) four hundred fifty-four and fifteen one-hundredths (454.15) feet to the place of beginning; containing two and five hundred sixty-four one-thousandths (2.654) acres, more or less.

EXCEPTING AND EXCLUDING THEREFROM the following:

Ex A-1

Exhibit 19.24

5

a.

That portion of the above-described parcel of land acquired by Order of Taking by the Massachusetts Bay Transportation Authority dated February 15, 1984 and recorded with Middlesex South District Registry of Deeds in Book 15477, Page 358, noted therein as parcel C-274, bounded and described as follows:

Commencing at a point “25” which is located about twenty-five feet north of the centerline of Rindge Avenue Extension and along the west right-of-way line of the MBTA Lexington Branch;

thence running N 88° 19’ 09” W a distance of twenty-five and 55/100 feet (25.55) to a point “1180”;

thence turning and running N 1° 37’ 57” E a distance of four and 61/100 (4.61) to a point “1181”;

thence turning and running N 47° 37’ 03” E a distance of sixteen and 42/100(16.42) feet to a point “1182”

thence turning and running N 20° 12’ 20” W a distance of one hundred eighty and 54/100 (180.54) feet to a point “1183”;

thence turning and running S 22° 08’ 39” E a distance of two hundred and 66/100 (200.66) feet to the point of beginning “25”;

Containing eight hundred and forty-five square feet (845) of land as shown on the plan entitled “Land Acquisition Plan. City of Cambridge, Massachusetts” Plan No. 54388 as prepared by Sverdrup and Parcel and Associates. Inc., for the Massachusetts Bay Transportation Authority dated November 30, 1983, recorded as Plan 256 of 1984 in Book 15477. Page 358.

b.	The land conveyed to the City of Cambridge by deed dated December 12, 1989, recorded in Book 20292. Page 449.

Ex A-2

Exhibit 19.24

6